UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

GILEAD SCIENCES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

To our stockholders:

We are pleased to invite you to attend the 2007 annual meeting of stockholders of Gilead Sciences, Inc., to be held on Wednesday, May 9, 2007 at 10:00 a.m. local time at the Westin San Francisco Airport in Millbrae, California.

Details regarding admission to the meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

Your vote is very important. Whether or not you attend the annual meeting, we hope you will vote as soon as possible. There are three ways that you can cast your ballot—by telephone, by Internet or by mailing the proxy card. Please review the instructions on the proxy card regarding each of these voting options.

Thank you for your ongoing support of and continued interest in Gilead Sciences, Inc. We look forward to seeing you at the annual meeting.

Sincerely,

James M. Denny	John C. Martin
Chairman of the Board	Director, President and Chief Executive Officer

April 2, 2007

GILEAD SCIENCES, INC.

333 Lakeside Drive

Foster City, California 94404

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 9, 2007

TO THE STOCKHOLDERS OF GILEAD SCIENCES, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Gilead Sciences, Inc., a Delaware corporation (“Gilead”), will be held on Wednesday, May 9, 2007 at 10:00 a.m. local time at the Westin San Francisco Airport, 1 Old Bayshore Highway, Millbrae, California 94030 for the following purposes:

1. To elect ten directors to serve for the next year and until their successors are elected and qualified.

2. To ratify the selection of Ernst & Young LLP by the Audit Committee of the Board of Directors as the independent registered public accounting firm of Gilead for the fiscal year ending December 31, 2007.

3. To approve an amendment to Gilead’s 2004 Equity Incentive Plan.

4. To approve an amendment to Gilead’s Employee Stock Purchase Plan.

5. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors has fixed the close of business on March 22, 2007 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting of Stockholders and at any adjournment or postponement thereof.

By Order of the Board of Directors,

Gregg H. Alton
Secretary

Foster City, California

April 2, 2007

ALL STOCKHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN (A RETURN ENVELOPE IS ENCLOSED) THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE (OR GRANT A PROXY TO VOTE BY TELEPHONE OR THE INTERNET) IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST BRING TO THE MEETING A LETTER FROM THE BROKER, BANK OR OTHER NOMINEE CONFIRMING YOUR BENEFICIAL OWNERSHIP OF THE SHARES AND A PROXY ISSUED IN YOUR NAME FROM THE RECORD HOLDER.

QUESTIONS AND ANSWERS

1.	Why am I receiving these materials?

Our Board of Directors (the “Board”) is providing these proxy materials to you in connection with our annual meeting of stockholders, which will take place on Wednesday, May 9, 2007 (the “Annual Meeting”). As a stockholder, you are invited to attend our Annual Meeting and are entitled to and requested to vote on the items of business described in this proxy statement.

2.	What information is contained in this proxy statement?

The information in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, our Board and Board committees, the compensation of directors and certain executive officers and other required information.

3.	How may I obtain a copy of Gilead’s Report on Form 10-K and other financial information?

A copy of our 2006 Annual Report, which includes our Form 10-K for the year ended December 31, 2006, is enclosed. Our 2006 Annual Report is not incorporated into this proxy statement and shall not be considered proxy solicitation material.

4.	Who is entitled to vote at the Annual Meeting?

Only holders of our common stock at the close of business on March 22, 2007 are entitled to receive this Notice and to vote their shares at the Annual Meeting. As of that date, there were 465,179,431 shares of common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote on each matter to be voted upon at the Annual Meeting.

5.	What items of business will be voted on at the Annual Meeting?

The items of business scheduled to be voted on at the Annual Meeting are:

•	Election of ten directors to serve for the next year and until their successors are elected and qualified;

•	Ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007;

•	Approval of an amendment to our 2004 Equity Incentive Plan; and

•	Approval of an amendment to our Employee Stock Purchase Plan.

We will also consider any other business that properly comes before the Annual Meeting. See question 11, “Could other matters be decided at the Annual Meeting?” below.

6.	How does the Board recommend that I vote?

Our Board recommends that you vote your shares:

•	“FOR” each of the nominees to the Board;

•	“FOR” the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007;

•	“FOR” approval of the proposed amendment to our 2004 Equity Incentive Plan; and

•	“FOR” approval of the proposed amendment to our Employee Stock Purchase Plan.

7.	What are the voting requirements to elect the directors and to approve each of the proposals discussed in this proxy statement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if a majority of the outstanding shares is represented by votes present at the meeting in person or by proxy. Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner.

Election of directors

Each share of our common stock outstanding on the record date will be entitled to one vote on each of the ten director nominees. Because the election of each of the nominees is uncontested, each director receiving a majority of votes cast (number of shares voted “for” a director must exceed the number of votes “withheld” from that director) at the meeting with respect to the election of such director will be elected as a director. Shares not present at the meeting and abstentions have no effect on the election of directors.

Ratification of selection of Ernst & Young LLP

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to approve the proposal to ratify the selection of Ernst & Young LLP. Abstentions will be counted towards the tabulation of shares present in person or represented by proxy and will have the same effect as negative votes. Broker non-votes are not counted as votes “For” or “Against” this proposal.

Approval of the proposed amendment to our 2004 Equity Incentive Plan

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to approve the proposed amendment to our 2004 Equity Incentive Plan. Abstentions will be counted towards the tabulation of shares present in person or represented by proxy and will have the same effect as negative votes. Broker non-votes are not counted as votes “For” or “Against” this proposal.

Approval of the proposed amendment to our Employee Stock Purchase Plan

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to approve the proposed amendment to our Employee Stock Purchase Plan. Abstentions will be counted towards the tabulation of shares present in person or represented by proxy and will have the same effect as negative votes. Broker non-votes are not counted as votes “For” or “Against” this proposal.

8.	How do I vote?

You may vote in person by attending the meeting or by completing and returning a proxy by mail, by telephone or electronically, using the Internet.

By mail

To vote your proxy by mail, be sure to complete, sign and date the proxy card or voting instruction card and return it in the prepaid envelope. If you are a stockholder of record and you return your signed proxy card but do not indicate your voting preferences, the persons named on the proxy card will vote the shares represented by that proxy as recommended by the Board.

By telephone or on the Internet

Stockholders of record may go to http://www.proxyvoting.com/gild to grant a proxy to vote their shares by means of the Internet. Please have your proxy card handy when you go online. You will be required to provide the Gilead number and control number printed on your proxy card. You will then be asked to complete an electronic proxy card. Any stockholder using a touch-tone telephone may also grant a proxy to vote shares by calling (866) 540-5760 and following the recorded instructions. Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day, and will close at 11:59 p.m., Eastern Standard Time on May 8, 2007.

In person at the Annual Meeting

All stockholders may vote in person at the Annual Meeting. You may also be represented by another person at the meeting by executing a proper proxy designating that person. If you hold your shares in “street name” or otherwise have beneficial but not record ownership of shares, you must obtain a legal proxy from your broker, bank or other holder of record and present it to the inspector of election with your ballot to be able to vote at the meeting.

Your vote is important. You can save us the expense of a second mailing by voting promptly.

9.	What can I do if I change my mind after I vote my shares?

If you are a stockholder of record, you can revoke your proxy before it is exercised by:

•	written notice to our Corporate Secretary;

•	timely delivery of a valid, later-dated proxy or a later-dated vote by telephone or on the Internet; or

•	voting by ballot at the Annual Meeting.

If you are a beneficial owner of shares, you may revoke your proxy or submit new voting instructions by contacting your bank, broker or other holder of record. You may also vote in person at the Annual Meeting as described in the answer to the preceding question.

All shares that have been properly voted and not revoked will be voted at the Annual Meeting.

10.	What is the deadline for voting my shares by proxy, via the Internet or by telephone?

Votes by proxy must be received before the polls close at the Annual Meeting. Votes submitted via the Internet or by telephone must be received by 11:59 p.m., Eastern Standard Time on May 8, 2007.

11.	Could other matters be decided at the Annual Meeting?

On the date this proxy statement went to press, we did not know of any matters to be raised at the Annual Meeting other than those referred to in this proxy statement. If other matters are properly presented at the Annual Meeting for consideration and you execute and deliver a proxy, then John C. Martin and John F. Milligan, the persons named on your proxy card, will have the discretion to vote on those matters for you.

12.	Is my vote confidential?

Yes. Proxy cards, ballots and voting tabulations that identify stockholders by name are kept confidential. There are exceptions for contested proxy solicitations or when necessary to meet legal requirements. Mellon Investor Services LLC (“Mellon”), the independent proxy tabulator that we have engaged, will count the votes and act as the inspector of election for the meeting.

13.	Where can I find the voting results of the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting and publish final results in our quarterly report on Form 10-Q for the second quarter of 2007.

14.	Who will pay for the cost of this proxy solicitation?

We will pay the cost of soliciting proxies, including preparation, assembly, printing and mailing of this proxy statement and any additional information furnished to stockholders. We may reimburse banks, brokerage houses, fiduciaries and custodians for their out-of-pocket expenses for forwarding solicitation materials to beneficial owners. We have hired Mellon to distribute and solicit proxies. We will pay Mellon a fee of $8,500, plus reasonable expenses, for these services.

15.	When are the stockholder proposals for Gilead’s 2008 Annual Meeting due?

You may submit proposals for consideration at future stockholder meetings. For a stockholder proposal to be considered for inclusion in our proxy statement for the annual meeting next year, the Corporate Secretary must receive the written proposal at our principal executive offices no later than December 4, 2007. Such proposals also must comply with our Bylaws and Securities and Exchange Commission (“SEC”) regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

Corporate Secretary

Gilead Sciences, Inc.

333 Lakeside Drive

Foster City, California 94404

Fax: (650) 578-9264

Stockholders wishing to submit proposals or director nominations that are not to be included in such proxy statement must give timely notice to the Corporate Secretary in accordance with our Bylaws, which require that the notice be received by the Corporate Secretary:

•	not earlier than the close of business on January 10, 2008, and

•	not later than the close of business on February 9, 2008.

If the date of the stockholder meeting is moved more than 30 days before or 30 days after May 9, 2008, then notice of a stockholder proposal that is not intended to be included in our proxy statement under Rule 14a-8 must be delivered not earlier than the close of business on the 120th day prior to the annual meeting and not later than the close of business on the later of the following two dates:

•	90 days prior to the meeting; or

•	10 days after public announcement of the meeting date.

16.	If I have additional questions, who can I contact?

If you have any questions about the Annual Meeting or how to vote or revoke your proxy, you should contact our proxy solicitor:

Mellon Investor Services LLC

480 Washington Boulevard

Jersey City, NJ 07310

In the United States: (800) 710-0940 for registered stockholder inquiries

In the United States (TDD for those with Impaired Hearing): (800) 231-5469

From outside the United States: (201) 680-6578

From outside the United States (TDD for those with Impaired Hearing): (201) 680-6610

Banks and brokers (call our proxy solicitor collect): (866) 860-8922

Email: shrrelations@mellon.com (for general inquiries)

GILEAD SCIENCES, INC.

333 Lakeside Drive

Foster City, California 94404

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

MAY 9, 2007

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed proxy is solicited on behalf of the Board of Directors (the “Board”) of Gilead Sciences, Inc., a Delaware corporation (“Gilead,” “we,” “our” or “us”), for use at the Annual Meeting of Stockholders to be held on Wednesday, May 9, 2007 at 10:00 a.m. local time (the “Annual Meeting”), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Westin San Francisco Airport, 1 Old Bayshore Highway, Millbrae, California 94030.

Solicitation

We will bear the entire cost of soliciting proxies including preparation, assembly, printing and mailing of this proxy statement and any additional information furnished by us to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of our common stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of common stock for their out-of-pocket expenses for forwarding solicitation materials to such beneficial owners. In addition, we have retained Mellon to act as a proxy solicitor in conjunction with the Annual Meeting. We have agreed to pay Mellon a fee of $8,500, plus reasonable out-of-pocket expenses, for their proxy solicitation services. Our solicitation of proxies by mail may be supplemented by telephone, facsimile, electronic mail or personal solicitation by directors, officers or other of our employees. No additional compensation will be paid to directors, officers or other employees for such solicitation services performed by them.

We intend to mail this proxy statement and the accompanying proxy card on or about April 2, 2007 to all stockholders entitled to vote at our Annual Meeting.

Stockholder Proposals

The deadline for submitting a stockholder proposal for inclusion in our proxy statement and form of proxy for our 2008 Annual Meeting of Stockholders pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is December 4, 2007. Stockholders wishing to submit proposals or director nominations that are not to be included in such proxy statement and proxy must do so no earlier than January 10, 2008 and no later than February 9, 2008, as currently scheduled. However, in the event that the date of the annual meeting of stockholders is advanced more than 30 days prior to or delayed by more than 30 days after May 9, 2008, then notice by the stockholder must be delivered not earlier than the close of business on the 120th day prior to such annual meeting of stockholders and not later than the close of business on the later of the 90th day prior to the date of our 2008 annual meeting or the 10th day following the day on which public announcement of the date of the meeting is first made. Stockholders wishing to submit any such proposal are also advised to review Rule 14a-8 under the Exchange Act and our Bylaws, which contain additional requirements, including advance notice requirements, concerning stockholder proposals and director nominations.

Voting Rights and Outstanding Shares

Only stockholders of record at the close of business on the record date, March 22, 2007, will be entitled to notice of and to vote at the Annual Meeting. Each stockholder of record on the record date will be entitled to one vote for each share of common stock held as of the record date on all matters to be voted upon at the Annual Meeting. At the close of business on March 22, 2007, we had outstanding and entitled to vote 465,179,431 shares of common stock.

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if a majority of the outstanding shares is represented by votes present at the meeting in person or by proxy. The inspector of elections appointed for the meeting will tabulate all votes, and will separately tabulate “for” and “withheld” votes, negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes, except they will have no effect on the election of directors. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner (despite voting on at least one other proposal for which it does have discretionary authority or for which it has received instructions). Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a particular proposal has been approved.

Voting in Person or by Mail

Stockholder of Record: Shares Registered in Your Name

Stockholders of record may vote in person at the Annual Meeting or vote by proxy using the enclosed proxy card. Whether or not a stockholder plans to attend the meeting, the stockholder should vote by proxy to ensure his or her vote is counted. A stockholder may still attend the meeting and vote in person if he or she has already voted by proxy. To vote in person, a stockholder may come to the Annual Meeting and we will provide the stockholder with a ballot when he or she arrives. To vote using the enclosed proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the postage paid envelope provided. If a stockholder returns a signed proxy card to us before the Annual Meeting, we will vote the stockholder’s shares as he or she directs.

For Shares Registered in the Name of a Bank, Broker or Other Nominee

Most beneficial owners whose stock is held in the name of a bank, broker or other nominee receive instructions for granting proxies from their banks, brokers or other nominees, rather than our proxy card. Simply complete and mail the proxy card to ensure that your vote is counted.

Voting Via the Internet or by Telephone

Stockholders may also grant a proxy to vote their shares using the telephone or the Internet. The law of the State of Delaware, under which we are incorporated, specifically permits electronically transmitted proxies so long as each such proxy contains or is submitted with information from which the inspector of election can determine that such proxy was authorized by the stockholder.

The telephone and Internet voting procedures below are designed to authenticate stockholders’ identities, to allow stockholders to grant a proxy to vote their shares and to confirm that stockholders’ instructions have been recorded properly. Stockholders granting a proxy to vote via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, which must be borne by the stockholder.

For Shares Registered in Your Name

Stockholders of record may go to http://www.proxyvoting.com/gild to grant a proxy to vote their shares by means of the Internet. They will be required to provide the Gilead number and control number contained on their proxy cards. The voter will then be asked to complete an electronic proxy card. The votes represented by such proxy will be generated on the computer screen and the voter will be prompted to submit or revise them as desired. Any stockholder using a touch-tone telephone may also grant a proxy to vote shares by calling (866) 540-5760 and following the recorded instructions.

For Shares Registered in the Name of a Bank, Broker or Other Nominee

Most stockholders who hold their stock through a bank, broker or other nominee receive instructions for granting proxies from their bank, broker or other nominee, rather than from us.

A number of brokers and banks are participating in a program that offers the means to grant proxies to vote shares by means of the telephone and Internet. If your shares are held in an account with a participating broker or bank, you may grant a proxy to vote those shares telephonically by calling the telephone number shown on the instruction form received from your broker or bank, or via the Internet website at http://www.proxyvote.com.

General Information for All Shares Voted Via the Internet or by Telephone

Proxies submitted via the Internet or by telephone must be received by 11:59 p.m., Eastern Standard Time on May 8, 2007. Submitting your proxy via the Internet or by telephone will not affect your right to vote in person should you decide to attend the Annual Meeting.

Revocability of Proxies

Any stockholder giving a proxy pursuant to this solicitation has the power to revoke it at any time before the shares are voted. A stockholder of record may revoke its proxy by filing with our Corporate Secretary at our principal executive office, 333 Lakeside Drive, Foster City, California 94404, a written notice of revocation, or it may be revoked by submitting a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. A stockholder who holds its stock through a bank, broker or other nominee may revoke its proxy or submit new voting instructions by contacting the bank, broker or other nominee. Stockholders may also vote in person at the Annual Meeting. Attendance at the meeting will not, by itself, revoke a proxy.

PROPOSAL 1

ELECTION OF DIRECTORS

There are ten nominees for the ten Board positions presently authorized. Proxies cannot be voted for a greater number of persons than the number of nominees standing for election. Directors are elected by a majority of the votes cast (number of shares voted “for” a director must exceed the number of votes “withheld” from that director) with respect to the election of each director at the Annual Meeting. Shares not present at the meeting and abstentions have no effect on the election of directors. Each director who is elected will hold office until the next annual meeting of stockholders and until his or her successor is elected and qualified, or until such director’s earlier death, resignation or removal. Each nominee listed below is currently a director of Gilead. Each nominee, other than Carla A. Hills, who was appointed to the Board in January 2007, was previously elected by the stockholders at the 2006 annual meeting of stockholders.

Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the ten nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as our Board may propose. Each person nominated for election has agreed to serve if elected and our Board and management have no reason to believe that any nominee will be unable to serve.

We have a Nominating and Corporate Governance Committee. Each member of our Nominating and Corporate Governance Committee meets the definition of “independent director” as defined in Rule 4200 of The Nasdaq Stock Market (“NASDAQ”) Marketplace Rules, as determined affirmatively by our Board of Directors. Our Nominating and Corporate Governance Committee recommended each of the nominees listed below to our Board for nomination.

Adoption of Majority Vote Standard for Election of Directors

In December 2006, as part of our continuing efforts to enhance corporate governance procedures, our Board approved an amendment to our Bylaws to require directors to be elected by the majority of the votes cast with respect to such director in uncontested elections (number of shares voted “for” a director must exceed the number of votes “withheld” from that director). In a contested election (a situation in which the number of nominees for director exceeds the number of directors to be elected), the standard for election of directors will be a plurality of the shares represented in person or by proxy at any such meeting, in which a quorum is present, and entitled to vote on the election of directors. If a nominee who is serving as a director is not elected at the annual meeting, under Delaware law the director would continue to serve on the Board as a “holdover director.” However, under our Board Guidelines, any director who fails to receive at least a majority of the votes cast in an uncontested election must tender his or her resignation to our Board. Our Nominating and Corporate Governance Committee would then evaluate the tendered resignation and make a recommendation to our Board whether to accept or reject the resignation or whether other action should be taken. Our Board will act on our Nominating and Corporate Governance Committee’s recommendation and publicly disclose its decision and the rationale for such decision within 90 days from the date the election results are certified. The director who tenders his or her resignation will not participate in the Board’s decision. If a nominee who was not already serving as a director does not receive at least a majority of the votes cast for such director at the annual meeting, under Delaware law, that nominee will not become a director and will not serve on the Board as a “holdover director.”

Our Board has adopted certain corporate governance principles to promote the functioning of the Board and its committees, to promote the interests of stockholders and to set forth a common set of expectations as to how the Board, its various committees and individual directors should perform their functions. Our Board Guidelines are available on our website at http://www.investors.gilead.com under “Corporate Governance.”

THE BOARD RECOMMENDS A VOTE FOR EACH NAMED NOMINEE.

Nominees

The names of the nominees in alphabetical order and certain information about them as of March 31, 2007, are set forth below:

Paul Berg, age 80, joined our Board of Directors in April 1998. He served as Professor and Chairman of the Department of Biochemistry at Stanford University School of Medicine and was, until 2000, Director of the Beckman Center for Molecular and Genetic Medicine. He is also a director and scientific advisor to Affymetrix Inc., as well as a scientific advisor to Perlegen Sciences Inc. and Burrill and Co. He is a member of the U.S. National Academy of Sciences and was awarded the National Medal of Science in 1983 and the Nobel Prize in 1980 for his fundamental studies of the biochemistry of nucleic acids, with particular regard to recombinant DNA.

John F. Cogan, age 59, joined our Board of Directors in July 2005. Dr. Cogan is currently the Leonard and Shirley Ely Senior Fellow at the Hoover Institution and a Professor in the Public Policy Program at Stanford University, where he has had a continuing appointment since 1980. Dr. Cogan’s current research is focused on U.S. budget and fiscal policy, social security and health care. In addition to his academic tenure, Dr. Cogan has held a number of positions within the U.S. government. He served as Assistant Secretary for Policy in the U.S. Department of Labor from 1981 to 1983. From 1983 to 1986, he served as an Associate Director in the U.S. Office of Management and Budget (OMB), first as Associate Director for Economics and Government and subsequently as Associate Director for Human Resources. His responsibilities included development and review of all health, housing, education and employment training programs and policies. From 1988 to 1989, he served as Deputy Director of the OMB. Dr. Cogan is a director of Monaco Coach Corporation and Venture Lending and Leasing Funds I, II and IV.

Etienne F. Davignon, age 74, joined our Board of Directors in September 1990. He is currently Vice-Chairman of Suez-Tractebel, where he has served since 2003. In 1985, he joined Société Générale de Belgique, a diversified financial and industrial company, where he was Chairman from 1985 to 2001 and Vice Chairman until the merger of Société Générale de Belgique and Tractebel in 2003. Mr. Davignon served as the European Community’s Commissioner for Industry and International Markets from 1977 to 1981 and as the European Community’s Vice President for Research, Industry and Energy Policies from 1981 to 1984. Mr. Davignon is Chairman of Compagnie des Wagons Lits, Recticel, CMB, SN Air Holding and a director of Compagnie de Suez and Sofina.

James M. Denny, age 74, serves as Chairman of our Board of Directors. He joined our Board of Directors in 1996 following his retirement from Sears, Roebuck & Co., a multi-line retailer that offers a wide array of merchandise and related services, where he was Chief Financial Officer and subsequently Vice Chairman with oversight responsibility for a significant portion of the company’s operations and staff functions. He is a former director of Astra AB and previously served as Executive Vice President and Chief Financial and Planning Officer of G.D. Searle & Co., as well as chairman as Pearle Health Services, Inc., a Searle-affiliated publicly-held company. He is a past Chairman of Northwestern Memorial Hospital and the Northwestern Memorial Foundation. He is currently a director of GATX Corporation and a member of the advisory boards for several privately-held fund management companies. His prior experience unrelated to healthcare include directorships at ChoicePoint, Inc., The Principal Financial Group, The Allstate Corporation, where he chaired the Audit Committee, and General Instruments Inc., where he chaired the Audit Committee. Mr. Denny also served as Senior Advisor at William Blair Capital Partners, Treasurer at the Firestone Tire & Rubber Co., and associate counsel at Dewey Ballantine Bushly and Wood, where he practiced law in New York and Paris.

Carla A. Hills, age 73, joined our Board of Directors in January 2007. Since 1993, she has served as the Chair and Chief Executive Officer of Hills & Company, International Consultants, a firm providing advice to U.S. businesses on investment, trade and risk assessment issues abroad, particularly in emerging market. Mrs. Hills served as U.S. Trade Representative from 1989 to 1993, and was principal advisor on international trade to President George H. W. Bush. She was a Cabinet member under President Gerald R. Ford as well, serving as Secretary of the Department of Housing and Urban Development. Previously, Mrs. Hills was Assistant Attorney General, Civil Division, U.S. Department of Defense. Mrs. Hills currently serves as a member of the International Boards of J.P. Morgan Chase, American International Group, Rolls Royce and the Coca-Cola Company. She is also Vice Chair of the Council on Foreign Relations, Chair of the Inter-American Dialogue and of the National Committee on U.S.-China Relations, Co-Chair of the International Advisory Board of the Center for Strategic and International Studies, a member of the Executive Committee of the Institute for International Economics and of the Trilateral Commission, and member of the board of the U.S.-China Business Council and of the International Crisis Group, among others. Before entering government, Mrs. Hills co-founded and was partner of a Los Angeles law firm.

John W. Madigan, age 69, joined our Board of Directors in December 2005. He is the retired Chairman and Chief Executive Officer of Tribune Company, a media company, operating businesses in broadcasting, publishing and on the Internet. He is also a director of the McCormick Tribune Foundation and Boise Cascade Holdings, L.L.C., a member of the Board of Overseers of the Hoover Institution and a former Chairman of the Chicago Council on Global Affairs. He also serves as a trustee of Northwestern University, Rush University Medical Center and The Museum of Television & Radio in New York. He is a member of the Defense Business Board of the Department of Defense.

John C. Martin, age 55, has served as our President and Chief Executive Officer and a member of our Board of Directors since April 1996. He joined us in October 1990 as Vice President for Research and Development. From 1984 to 1990, he held several leadership positions at Bristol-Myers Squibb Company in the division of antiviral chemistry. Before joining Bristol-Myers Squibb Company, he was with Syntex Corporation from 1978 to 1984. Dr. Martin received a Ph.D. in organic chemistry from the University of Chicago and an M.B.A. in Marketing from Golden Gate University. He serves on the Centers for Disease Control/Health Resources and Services Administration’s Advisory Committee on HIV and STD Prevention and Treatment, and on the Board of Trustees at the University of Chicago and Golden Gate University. He is Chairman of the Board of Directors of the California Healthcare Institute and a member of the Presidential Advisory Council on HIV/AIDS. Dr. Martin received the Isbell Award of the American Chemical Society for his applications of carbohydrate chemistry to the design of medicinally-active nucleosides and nucleotides, and he is a recipient of the International Society for Antiviral Research’s Gertrude B. Elion award for Scientific Excellence.

Gordon E. Moore, age 78, joined our Board of Directors in January 1996, and served as a member of our Business Advisory Board from July 1991 until January 1996. Dr. Moore retired from Intel Corporation, the world’s largest semiconductor chip maker, where he was a co-founder and previously served as Chairman, President and Chief Executive Officer. Dr. Moore is a former Chairman and now Senior Trustee of the California Institute of Technology. He is a member of the National Academy of Engineering and a Fellow of the Royal Society of Engineering. Among his awards, he received the National Medal of Technology and the Presidential Medal of Freedom.

Nicholas Moore, age 65, joined our Board of Directors in March 2004. Mr. Moore is the retired global Chairman of PricewaterhouseCoopers LLP, a professional services firm formed in July 1998 by the merger of Coopers & Lybrand and Price Waterhouse. Mr. Moore was elected Chairman and Chief Executive Officer of Coopers & Lybrand (U.S.) in 1994 and Coopers & Lybrand International in 1997. Following the merger in July 1998 with Price Waterhouse, Mr. Moore served as Chief Executive Officer of the U.S. firm PricewaterhouseCoopers for two years and served for three years as global Chairman of PricewaterhouseCoopers. Mr. Moore serves on the Board of Directors of Bechtel Group, Inc., Network Appliance Inc., Wells Fargo & Company and certain private, venture capital-backed, technology companies. He also served as Chairman of the Board of Trustees of St. Mary’s College of California. Mr. Moore is a member of the American Institute of Certified Public Accountants, the California Bar Association, and the California and New York Society of Certified Public Accountants.

Gayle E. Wilson, age 64, joined our board in October 2001. Wife of former Governor Pete Wilson, Mrs. Wilson served as California’s First Lady from 1991 to 1999. Mrs. Wilson is a director of the College

Access Foundation of California and the Ralph M. Parsons Foundation, a non-profit organization providing grants primarily in the areas of higher education, social impact, civic and cultural issues, and health. She was recently appointed as a community member to the board of the San Diego Consortium for Regenerative Medicine. Mrs. Wilson is a member of the Board of Trustees of the California Institute of Technology, where she is a member of its Jet Propulsion Lab committee. In addition, she is chairman of the Advisory Board of the California State Summer School for Math and Science.

There is no family relationship between Dr. Gordon Moore and Mr. Nicholas Moore.

Director Emeritus

In January 2006, our Board appointed Dr. George P. Shultz, one of our former directors, to serve as Director Emeritus. As an advisor to our Board of Directors, Dr. Shultz may attend Board meetings, including meetings of the Audit Committee and the Nominating and Corporate Governance Committee, the committees on which he served prior to his retirement, in a non-voting capacity.

Dr. Shultz served on our Board of Directors from January 1996 to January 2006. Dr. Shultz currently serves as Distinguished Fellow at the Hoover Institution and as a director of Bechtel Group, Inc., Fremont Group, and Accretive Health. Dr. Shultz served as U.S. Secretary of State from 1982 to 1989 and earlier served as Secretary of Labor, Director of the Office of Management and Budget and Secretary of the Treasury. Previously, he served as Dean of the Graduate School of Business at the University of Chicago and as President of Bechtel Group, Inc. In 1989, Dr. Shultz was awarded the Presidential Medal of Freedom, the nation’s highest civilian honor.

Board Committees and Meetings

Independence of the Board of Directors

The NASDAQ listing standards require that a majority of the members of a listed company’s board of directors must qualify as “independent” as affirmatively determined by our Board of Directors. After review of all relevant transactions and relationships between each director, and his or her family members, and us, our senior management and independent registered public accounting firm, our Board has determined that nine of our ten nominees for director are independent directors as defined in Rule 4200 of the NASDAQ Marketplace Rules. Dr. Martin, our President and Chief Executive Officer, is not an independent director within the meaning of the NASDAQ Marketplace Rules.

As required under applicable NASDAQ listing standards, our independent directors meet in regularly scheduled executive sessions at which only they are present.

Meetings of our Board of Directors; Attendance at Annual Meetings

The Board has an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and a Scientific Committee. All directors attended at least 75% of the aggregate of all meetings of our Board and of the committees on which they served during the fiscal year ended December 31, 2006. Current committee membership and the number of meetings of our full Board and committee in 2006 are shown in the table below:

	Board	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Scientific Committee
Dr. Berg	Member			Member	Chair
Dr. Cogan	Member	Member			Member
Mr. Davignon	Member			Member
Mr. Denny	Chair	Member		Member
Mrs. Hills(1)	Member
Mr. Madigan	Member	Member	Member
Dr. Martin	Member
Dr. Gordon Moore	Member		Chair
Mr. Nicholas Moore	Member	Chair	Member
Mrs. Wilson	Member			Chair	Member
Number of 2006 Meetings	9	12	3	2	3

(1)	Mrs. Hills joined our Board on January 22, 2007. No determination has been made as to which, if any, of our Board committees Mrs. Hills will be appointed.

Our Board expects directors to attend annual meetings of the stockholders. Six Board members attended our 2006 annual meeting of stockholders.

Committees of the Board of Directors

Audit Committee

Our Board has determined that all members of our Audit Committee are “independent directors” as defined in Rule 4200 of the NASDAQ Marketplace Rules. Our Board has determined that each of Mr. Moore, Mr. Denny and Mr. Madigan is an “audit committee financial expert,” as defined in applicable Securities and Exchange Commission (“SEC”) rules and applicable listing standards.

Our Audit Committee oversees, on behalf of our Board, our corporate accounting, financial reporting process and systems of internal accounting and financial controls. For this purpose, our Audit Committee performs several functions. Among other things, our Audit Committee:

•	evaluates the performance, independence and qualifications of the independent registered public accounting firm;

•	determines the engagement of the independent registered public accounting firm;

•	determines whether to retain or terminate the existing independent registered public accounting firm or to appoint and engage a new independent registered public accounting firm;

•	reviews and approves the retention and compensation of the independent registered public accounting firm to perform any proposed permissible non-audit services;

•	reviews and approves, in advance, all related party transactions;

•	monitors the rotation of partners of the independent registered public accounting firm on our engagement team as required by SEC and NASD rules;

•	reviews with the independent registered public accounting firm the scope, adequacy and effectiveness of, and compliance with, our accounting and financial controls and systems of internal controls;

•	reviews the financial statements to be included in our annual reports on Form 10-K and quarterly reports on Form 10-Q; and

•	discusses with management and the independent registered public accounting firm the results of the annual audit and the results of their review of our quarterly financial statements.

Our Audit Committee is also responsible for establishing and maintaining procedures for receiving, reviewing and responding to complaints regarding accounting, internal accounting controls or auditing matters under the Complaint and Non-Retaliation Policy, which procedures are summarized on our website at http://www.investors.gilead.com under “Corporate Governance.”

Our Audit Committee reviews and reassesses the adequacy of the Audit Committee charter every year. On May 9, 2006, our Board amended the written charter for our Audit Committee. The Audit Committee charter is available on our website at http://www.investors.gilead.com under “Corporate Governance.” Additionally, a copy of the Audit Committee charter is attached as Appendix A to this proxy statement.

Compensation Committee

Our Board has determined that all members of our Compensation Committee are independent directors as defined in Rule 4200 of the NASDAQ Marketplace Rules.

Our Compensation Committee performs several functions. Among other things, our Compensation Committee:

•	approves and evaluates our executive officer compensation plans, including approving the compensation philosophy for executive officers;

•	approves the type and level of compensation for our executive officers (provided that compensation for Dr. Martin is subject to ratification by our Board);

•	evaluates the performance of Dr. Martin;

•	oversees the administration of our compensation plans; and

•	reviews and discusses the Compensation Discussion and Analysis beginning on page 36 below.

Our Compensation Committee charter is available on our website at http://www.investors.gilead.com under “Corporate Governance.”

Nominating and Corporate Governance Committee

Our Board has determined that all members of the Nominating and Corporate Governance Committee are independent directors as defined in Rule 4200 of the NASDAQ Marketplace Rules.

Our Nominating and Corporate Governance Committee performs several functions. Among other things, our Nominating and Corporate Governance Committee:

•	identifies, evaluates and nominates new directors for consideration by our full Board;

•	establishes criteria for Board and committee membership; and

•	reviews and recommends changes to our corporate governance policies and procedures.

Our Nominating and Corporate Governance Committee has evaluated and recommended each of the directors currently standing for election at the Annual Meeting.

Our Nominating and Corporate Governance Committee will evaluate potential new director candidates based on a variety of criteria including:

•	the candidate’s relevant experience;

•	the number and nature of other board memberships held;

•	the desired diversity and the collective expertise of the Board and its committee;

•	independence; and

•	possible conflicts of interest.

Our Nominating and Corporate Governance Committee will also consider whether an individual will meet the highest standards of personal and professional integrity, will be able to contribute to an effective Board and will serve the long-term interest of our stockholders. Candidates may come to the attention of our Nominating and Corporate Governance Committee from current Board members, stockholders, professional search firms, officers or other sources. Our Nominating and Corporate Governance Committee will review all candidates in the same manner regardless of the source of the recommendation.

It is the policy of our Nominating and Corporate Governance Committee to consider properly submitted stockholder recommendations of new director candidates. Any stockholder recommendation must include the candidate’s name and qualifications for Board membership, the candidate’s age, business address, residence address, principal occupation or employment, the number of shares beneficially owned by the candidate and information that would be required to solicit a proxy under federal securities law. In addition, the recommendation must include the stockholder’s name, address and the number of shares beneficially owned. The recommendation should be sent to the Corporate Secretary, Gilead Sciences, Inc., 333 Lakeside Drive, Foster City, California 94404. The recommendation must be delivered to the Corporate Secretary no sooner than January 10, 2008 and no later February 9, 2008 in order to be included in the proxy statement for the next annual election of directors. For further details, see description under “Stockholder Proposals” above.

The charter of our Nominating and Corporate Governance Committee is available on our website at http://www.investors.gilead.com under “Corporate Governance.”

Scientific Committee

Our Board has determined that all members of the Scientific Committee are independent directors as defined in Rule 4200 of the NASDAQ Marketplace Rules.

Our Scientific Committee was formed in January 2004 to advise our Board regarding our research strategies, the scientific merit of technology or products involved in licensing and acquisition opportunities and emerging science and technology issues. The charter of our Scientific Committee is available on our website at http://www.investors.gilead.com under “Corporate Governance.”

Stockholder Communications with our Board of Directors

Stockholders may communicate with our Board by sending a letter to the Corporate Secretary, Gilead Sciences, Inc., 333 Lakeside Drive, Foster City, California 94404. The Corporate Secretary has the authority to disregard any inappropriate communications or to take other appropriate actions with respect to any inappropriate communications. Our Corporate Secretary will review all communications from stockholders, but may, in his sole discretion, disregard any communication that he believes is not:

•	related to the scope of our business;

•	within the scope of our responsibility;

•	credible; or

•	material or potentially material.

If deemed an appropriate communication, the Corporate Secretary will submit a stockholder communication to our Chairman of the Board.

Code of Ethics

Our written Code of Ethics applies to all of our directors and employees, including our executive officers. The Code of Ethics is available on our website at http://www.investors.gilead.com under “Corporate Governance.” Changes to or waivers of the Code of Ethics will be disclosed on the same website. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding any amendment to, or waiver of, any provision of the Code of Ethics by disclosing such information on the same website.

Executive Officers

The names of our executive officers who are not also directors of Gilead and certain information about each of them as of March 31, 2007 are set forth below.

Gregg H. Alton, age 41, is our Senior Vice President and General Counsel. Mr. Alton joined us in 1999, and was promoted to his current role in 2005, where he is responsible for legal affairs as well as our government affairs and international access activities. From 2001 until 2005, Mr. Alton served as our Vice President and General Counsel. From 1999 until 2001, Mr. Alton served as our Associate General Counsel. Prior to joining us, Mr. Alton was an attorney at the law firm of Cooley Godward Kronish LLP. In this role, Mr. Alton’s practice focus was mergers and acquisitions, corporate partnerships and corporate finance transactions for healthcare and information technology companies. Mr. Alton is a member of the board of directors of BayBio, a San Francisco Bay Area life sciences industry organization and a member of the board of directors and treasurer of the AIDS Healthcare Foundation. He received his B.A. in Legal Studies from the University of California at Berkeley and his J.D. from Stanford Law School.

Norbert W. Bischofberger, age 51, is our Executive Vice President, Research and Development and Chief Scientific Officer. Dr. Bischofberger joined us in 1990 as Director of Organic Chemistry, became Vice President of Organic Chemistry in February 1993 and was named Vice President of Research in August 1995. Dr. Bischofberger was appointed Senior Vice President, Research in January 1998. Dr. Bischofberger was named Senior Vice President, Research and Development in January 2000. He was promoted to Executive Vice President, Research and Development in November 2000 and to Chief Scientific Officer in March 2007. Prior to joining us, Dr. Bischofberger worked in research at Genentech, Inc. from 1986 to 1990, most recently as Manager of DNA Synthesis. He received his B.S. in Chemistry at the University of Innsbruck in Austria and his Ph.D. in Organic Chemistry at the Eidgennossische Technische Hochschule (ETH) in Zurich, Switzerland and did postdoctoral work at Harvard University.

Anthony D. Caracciolo, age 52, is our Senior Vice President, Manufacturing Operations. Mr. Caracciolo joined us in 1997 as Vice President, Manufacturing Operations, and was promoted to Senior Vice President, Manufacturing Operations in August 2003. Prior to joining us, Mr. Caracciolo spent six years as Vice President of Operations for Bausch & Lomb, Inc.’s pharmaceutical division in Tampa, Florida, directing the manufacture and global distribution of ophthalmic preparations. Prior to Bausch & Lomb, Mr. Caracciolo held various management positions at Sterling Drug, Inc. over a 13-year period. He received a B.S. in Pharmaceutical Science from St. John University, New York and was a practicing pharmacist.

William A. Lee, age 51, is our Senior Vice President, Research. Dr. Lee joined us as Director of Pharmaceutical Product Development in August 1991, became Vice President, Pharmaceutical Product Development in January 1995 and in February 2000, was promoted to Vice President, Research and Pharmaceutical Development. Dr. Lee was promoted to Senior Vice President, Research in November 2000. Prior to joining us, Dr. Lee was Department Head of Drug Delivery and Formulation at California Biotechnology, Inc. from 1986 to 1991. From 1985 to 1986, Dr. Lee was a research scientist at Syntex

Corporation. He received his Ph.D. in Physical Organic Chemistry from the University of California at San Diego and did postdoctoral work at the Ecole Polytech Federal Lausanne and the University of California at Santa Barbara.

James R. Meyers, age 42, is our Senior Vice President, Commercial Operations, North America. Mr. Meyers joined us in 1996 as a regional sales director and relocated to our headquarters in 1997 to head our HIV marketing team. He was named Senior Director of U.S. Sales in 2001, promoted to Vice President in 2002 and appointed to the position of Vice President of the U.S. Commercial organization in 2004. He was promoted to his current position of Senior Vice President, Commercial Operations, North America in January 2007. Prior to joining us, Mr. Meyers held positions of increasing responsibility in sales, training, marketing and management with Zeneca Pharmaceuticals and Astra USA. He received his B.S. in Economics from Boston University.

John F. Milligan, age 46, is our Executive Vice President, Chief Operating Officer and Chief Financial Officer. Dr. Milligan joined us in 1990 as a Research Scientist, and in 1996, he became Director of Project Management and Project Team Leader for our collaboration with F. Hoffmann-La Roche Inc. on Tamiflu®. In 1998, he transitioned to Corporate Development and, in March 2000, he was promoted to Vice President, Corporate Development with responsibility for licensing, corporate partnerships and mergers and acquisitions. Dr. Milligan was promoted to Chief Financial Officer in March 2002. He was promoted to Executive Vice President and Chief Financial Officer in July 2003 and to Chief Operating Officer in March 2007. Dr. Milligan received a doctorate in Biochemistry from the University of Illinois and was an American Cancer Society Postdoctoral fellow at the University of California at San Francisco.

A. Bruce Montgomery, age 52, is our Senior Vice President, Head of Respiratory Therapeutics. Dr. Montgomery joined us in August 2006. Dr. Montgomery founded Corus Pharma, Inc. (“Corus”) in January 2001 and served as Corus’ Chief Executive Officer and Director for five years. We acquired Corus in August 2006. Prior to founding Corus, Dr. Montgomery served as Executive Vice President of Research and Development at PathoGenesis Corporation where he managed the development of inhaled tobramycin for the treatment of cystic fibrosis. Prior to PathoGenesis, Dr. Montgomery helped Genentech Inc. develop Pulmozyme®, another treatment for cystic fibrosis. Dr. Montgomery serves on the board of directors of the Pacific Science Center and is a Trustee of the Washington State Life Sciences Discovery Fund. He received his B.S. in Chemistry and Doctorate of Medicine from the University of Washington, Seattle and is a board certified internist and pulmonologist.

John J. Toole, age 53, is our Senior Vice President, Clinical Research. Dr. Toole joined us in 1990 as Director of Molecular and Cellular Biology. He was promoted to Vice President, Biology in 1996, and became Vice President, Clinical Research in 1998. Dr. Toole was promoted to his current position of Senior Vice President, Clinical Research in August 2003. Dr. Toole was a recipient of an American Cancer Society Postdoctoral Fellowship and performed his postdoctoral work in molecular biology at the Harvard Medical School and the Massachusetts Institute of Technology. Dr. Toole was one of the founding scientists of Genetics Institute, Inc., where he led the project team that first cloned the human coagulation factor VIII gene. He received his Ph.D. in Molecular Biology from the State University of New York at Buffalo and his M.D. from the Stanford University School of Medicine.

Taiyin Yang, age 53, is our Senior Vice President, Pharmaceutical Development and Manufacturing. Dr. Yang joined us in 1993 as Director of Analytical Chemistry and was promoted to Senior Director of Analytical and Quality Operations in 1997, and Vice President of Pharmaceutical Development and Manufacturing in 2000. She was promoted to her current role in 2005, where she is responsible for managing the chemistry, manufacturing and control operations encompassing chemical development, formulation and process development of active pharmaceutical ingredients for our commercial and investigational products. Prior to joining us, Dr. Yang was Director of Analytical Chemistry at Syntex Corporation. Dr. Yang is a member of the American Association of Pharmaceutical Scientists, a member of the American Chemical Society and a member of the Drug Information Association. Dr. Yang received her B.S. in Chemistry from National Taiwan University and her Ph.D. in Organic Chemistry from the University of Southern California.

Kevin Young, age 49, is our Executive Vice President, Commercial Operations. Mr. Young joined us in September 2004 as Executive Vice President of Commercial Operations. Mr. Young has spent 20 years in the biopharmaceutical industry, first with Zeneca Pharmaceuticals (formerly ICI Pharmaceuticals) and more recently, with Amgen Inc. During his 12 years at Amgen, Mr. Young held a number of positions in Europe and the United States. His most recent position was Head of the U.S. Inflammation Business Unit, leading the re-launch of Enbrel® following the acquisition of Immunex Corporation. Mr. Young has undergraduate and graduate degrees in Sports Science and Exercise from Liverpool and Nottingham, England and has completed the Executive Program at the University of Michigan, School of Business Administration.

PROPOSAL 2

RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has selected Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007 and has further directed that we submit the selection of our independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Our Audit Committee has determined that the rendering of non-audit services by Ernst & Young LLP during the fiscal year ended December 31, 2006 was compatible with maintaining their independence. Ernst & Young LLP has audited our financial statements since our inception in 1987. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm is not required by our Bylaws or otherwise. However, our Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, our Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, our Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of us and our stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted towards the tabulation of shares present in person or represented by proxy and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this proposal has been approved.

Principal Accountant Fees and Services

The aggregate fees billed by Ernst & Young LLP for the fiscal years ended December 31, 2006 and December 31, 2005 for the professional services described below are as follows:

	2006	2005
Audit Fees(1)	$4,000,000	$2,833,000
Audit-Related Fees(2)	33,000	40,000
Tax Fees(3)	896,000	440,000
All Other Fees(4)	2,000	3,000

Total	$4,931,000	$3,316,000

(1)

Represents fees incurred for the integrated audit of our consolidated financial statements and of our internal controls over financial reporting and review of the interim condensed consolidated financial statements as well as fees incurred for audit services that are normally provided by Ernst & Young LLP in connection with other statutory or regulatory filings or engagements. During fiscal 2006, these fees also included services associated with the issuance of our convertible senior notes and related transactions, our acquisitions of Corus Pharma, Inc., Raylo Chemicals Inc., and Myogen, Inc., as well as our adoption of Statement of Financial Accounting Standards No. 123R (SFAS 123R).

(2)

Represents fees incurred for assurance and related services that are traditionally performed by Ernst & Young LLP, are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” During both fiscal 2006 and 2005, audit-related fees consisted of fees incurred primarily in connection with specified procedures performed by Ernst & Young LLP in relation to a user-defined report.

(3)

For both fiscal 2006 and 2005, tax fees consisted of fees primarily incurred in connection with domestic and international tax compliance. During fiscal 2006, these fees were higher due to the issuance of our convertible senior notes and related transactions, our acquisitions of Corus Pharma, Inc., Raylo Chemicals Inc., and Myogen, Inc., as well as our adoption of SFAS 123R.

(4)	For both fiscal 2006 and 2005, fees for other professional services were related to access to Ernst & Young LLP’s online research database.

All of the services described above were pre-approved by our Audit Committee.

Pre-Approval Policy and Procedures

Our Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm, Ernst & Young LLP. Under this policy, our Audit Committee and our Corporate Controller must both pre-approve all services to be provided by the independent registered public accounting firm, and the policy prohibits the engagement of the independent registered public accounting firm for certain specified services. The policy permits the engagement of the independent registered public accounting firm for services that are approved by our Audit Committee and our Corporate Controller in defined categories such as audit services, audit-related services and tax services. The policy also permits engagement of the independent registered public accounting firm for other services approved by our Audit Committee if there is a persuasive business reason for using the independent registered public accounting firm over other providers. The policy provides that as a general rule of thumb, the fees for these other services should be below 25% of total audit fees. Pre-approval may be given as part of our Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual explicit case-by-case basis before the independent registered public accounting firm is engaged to provide each service. The pre-approval of services may be delegated by our Audit Committee. Our Audit Committee receives quarterly reports on the scope of services provided to date and planned to be provided by the independent registered public accounting firm in the future.

THE BOARD RECOMMENDS A VOTE FOR PROPOSAL 2.

PROPOSAL 3

APPROVAL OF AMENDMENT TO THE GILEAD SCIENCES, INC. 2004 EQUITY INCENTIVE PLAN

Stockholders are being asked to approve the amendment of our 2004 Equity Incentive Plan (the “2004 Plan”) to increase the number of shares authorized and reserved for issuance under the 2004 Plan by an additional 3,000,000 shares of common stock.

The table below summarizes the share reserve/allocation, weighed average exercise price and weighted average remaining contractual term under all of our equity incentive plans as of February 28, 2007:

	Shares Available for Grant	Shares Outstanding
Plan	Number of Shares	Number of Shares	Weighted Average Exercise Price(1)		Weighted Average Remaining Contractual Term(1)
2004 Equity Incentive Plan	18,193,138	22,470,794	$51.94		8.84 years

1991 Stock Option Plan	We no longer grant equity awards under this plan	21,746,196	$20.16		5.48 years

1995 Non-Employee Director’s Stock Option Plan	We no longer grant equity awards under this plan	1,430,600	$10.88		3.68 years

Triangle Pharmaceuticals 1996 Incentive Stock Plan	We no longer grant equity awards under this plan	305,810	$22.80		4.4 years

Corus Pharma, Inc. 2001 Stock Plan	We no longer grant equity awards under this plan	168,760	$20.40		7.39 years

Myogen, Inc. 2003 Equity Incentive Plan	We no longer grant equity awards under this plan	1,409,016	$28.72		7.97 years

Total:	18,193,138	47,531,176	$35.17	(2)	7.09 years	(3)

(1)	Does not take into account 8,378 phantom shares granted to directors under the 2004 Plan.
(2)	Represents the weighted average exercise price under all of our equity incentive plans.
(3)	Represents the weighted average remaining contractual term under all of our equity incentive plans.

General

We believe that an employee equity compensation program is a necessary and powerful incentive and retention tool that benefits all of our stockholders. Approval of the amendment to the 2004 Plan is intended to enable us to achieve the following objectives:

1. The opportunity for stockholders to review our equity incentive plan annually. We believe it is a sound governance practice to provide our stockholders the opportunity to evaluate and vote on adding shares to our equity plan each year. We typically grant the majority of our employee equity awards in February of each year, so the requested increase to the shares available for grant is intended to provide sufficient shares to fund employee equity awards up to the 2008 annual meeting of stockholders, with a reserve for extraordinary circumstances.

2. Our continued ability to provide equity-based incentive compensation opportunities to substantially all of our U.S. employees and non-employee directors, while maintaining our commitment to keep net annual dilution at less than 3% of total shares outstanding. We intend to limit net annual dilution under the 2004 Plan to no more than 3% of the number of shares of common stock outstanding in the course of our normal granting practices, not including extraordinary events (such as acquisitions). Our net dilution resulting from our equity-based incentive compensation grants made in 2006, 2005 and 2004 was 1.5%, 1.5% and 2.4%, respectively. These percentages exclude 333,551 options assumed in the acquisition of Corus and 2,927,473 options assumed in the acquisition of Myogen, Inc. (“Myogen”). Of these options, only 29,308 options were granted by Corus in 2006 and 1,126,611 options were granted by Myogen in 2006. If the options granted by Corus and Myogen in 2006 were added to our grants, the net dilution rate for 2006 would be 1.8%.

Net dilution refers to the percentage of the total number of shares of common stock outstanding at the end of a year represented by equity-based incentive compensation grants made during such year less any shares returned to the plan as a result of equity award terminations during such year.

3. The ability to maintain a market-competitive stock-based incentive program by having various types of equity compensation awards available under the 2004 Plan, including: stock options, restricted stock, performance shares, performance units, phantom shares and stock appreciation rights.(1) The various awards available under the 2004 Plan provide us with the flexibility to link employee performance with equity rewards and to respond to market-competitive changes in equity compensation practices. Based on where we are in our life cycle, management and our Board believe that stock options and, in some instances, performance shares and restricted stock best align employee compensation with company performance. At this time, we expect that stock options priced at the full fair market value of our common stock on the date of grant will remain the primary form of equity compensation for our broad-based employee population and non-employee directors. For our executives, we also expect to grant performance shares and very limited cases of performance-based restricted stock.

4. The furtherance of compensation and governance best practices. When the 2004 Plan was submitted for stockholder approval in 2004, we incorporated several provisions to protect stockholders and reflect corporate governance best practices. First, the 2004 Plan prohibits stock option repricing without stockholder approval and does not contain an evergreen feature (evergreen features provide for automatic replenishment of authorized shares available under the plan). Second, there is a 2,500,000 share limit on the number of shares of restricted stock, performance shares, performance units (to the extent settled in stock), phantom shares and stock appreciation rights (which are viewed by some stockholders as equivalent to full value shares) that may be issued under the 2004 Plan. Finally, the stockholder-approved 2004 Plan is the only plan under which equity awards may be granted to our employees, other than our Employee Stock Purchase Plan.

Background on Equity Compensation

Equity compensation has historically been a key element of our compensation program. We believe this practice has been a significant contributing factor to our corporate achievements and financial performance in 2006 and stockholder returns over the past three years. The ability to grant stock options, performance shares and restricted stock has enabled us to attract and retain the highest caliber of employees. Stock options, performance shares and performance-based restricted stock have also allowed us to link incentive rewards to company performance, to encourage employee ownership in us and to align the interest of employees and directors with those of stockholders.

The use of equity compensation is not unique to us, of course. Stock-based awards, and specifically stock options (but increasingly other forms of equity compensation), are a common form of compensation within our industry and are typically granted broadly throughout the organization. Without stock options, we would be at a disadvantage against our competitors for recruiting and retaining key talent in that we would be unable to offer the market-competitive total compensation packages necessary to attract, retain and motivate individuals critical to our future success. Without the ability to grant stock options (or other stock-based awards), we may be forced

(1)

The 2004 Plan also provides us with the ability to grant dividend equivalent rights. We have never declared or paid a cash dividend and do not intend to grant any dividend equivalent rights in the foreseeable future; however, if a dividend equivalent right was to be granted in the future, we would consider the dividend equivalent right subject to the 2,500,000 limit applicable to shares of restricted stock performance shares, performance units (to the extent settled in stock), phantom shares and stock appreciation rights.

to increase cash compensation, thereby reducing resources available for the research and development or commercialization of our products.

We understand that stock-based compensation is a valuable and limited resource and that stockholders expect us to utilize this tool in an efficient manner. As a consequence, we have actively managed our stock plan over the past few years to meet stockholder expectations. Over the last three years, our average net annual dilution rate was 1.8% (excluding certain options assumed in the acquisitions of Corus and Myogen, as described above), and we are committed to maintaining a net dilution rate of less than 3% into the future, subject to extraordinary events (such as acquisitions). To stay within this limit, individual annual grants are linked directly to an employee’s performance. Management and our Compensation Committee also carefully monitor and manage our total number of shares available for issuance under the 2004 Plan, which is currently at the 50th percentile of our peer group.

We strongly believe that our equity compensation program and emphasis on employee stock ownership have been integral to our success to date, and that the equity program will continue to play a key role in our ability to achieve consistently superior performance in the years ahead. Our equity program is critical to our ability to bring top-notch talent to us and to reward individual employee performance that results in increased stockholder value. Therefore, we consider approval of the increase in the shares authorized and reserved for issuance under the 2004 Plan to be vital to our continued success. Please see information under “Compensation Discussion and Analysis—Equity Compensation: Overview” on page 43 below for more information concerning our policies and philosophy with regard to equity compensation for executive officers.

The 2004 Plan, as amended to date and reflecting the amendment you are being asked to vote on, is attached hereto as Appendix B. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to approve the amendment to the 2004 Plan. Abstentions will be counted towards the tabulation of votes cast and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this proposal has been approved.

As of December 31, 2006, approximately 2,110 employees and nine directors were eligible to participate in the 2004 Plan.

Key Provisions

The 2004 Plan is designed to reflect prevailing corporate governance and executive compensation best practices. The following is a summary of the key provisions of the 2004 Plan including the amendment to increase the shares available for issuance. This summary does not purport to be a complete description of all the provisions of the 2004 Plan and is qualified in its entirety by reference to the provisions of the 2004 Plan itself, which is attached as Appendix B to this proxy statement.

Plan Termination Date:	May 25, 2014

Eligible Participants:	Employees, directors and consultants of us or our related entities (except that only employees are eligible for incentive stock options)

Shares Authorized:	45,193,271(1)

Shares Authorized as a Percent of Common Stock Outstanding on February 28, 2007(2):	9.7%

Award Types:	(1) Incentive stock options (2) Nonstatutory stock options (3) Stock appreciation rights

(4)    Dividend equivalent rights (We have never declared or paid a cash dividend to stockholders in our history and do not intend to grant any dividend equivalent rights in the foreseeable future)

(5)    Restricted stock

(6)    Performance units

(7)    Performance shares

(8)    Phantom shares

Grant Limits Per Person Per Year:	Stock Options:	1,250,000	(3)

	Restricted Stock, Performance Shares, Performance Units, Phantom Shares, Stock Appreciation Rights:	200,000	(4)

	Awards Denominated in U.S. Dollars:	$7,000,000

Aggregate Restricted Stock, Performance Shares, Performance Units (to the extent settled in shares), Phantom Shares and Stock Appreciation Rights Authorized:	2,500,000

Vesting:	Determined by Compensation Committee (or its delegate)

Not Permitted:	Repricing of stock options, unless approved by stockholders

(1)

Includes (a) 27,200,000 shares authorized for issuance under the 2004 Plan; (b) 13,412,071 shares previously authorized and available for issuance under the Gilead Sciences, Inc. 1991 Stock Option Plan as of February 28, 2007; (c) 1,581,200 shares previously authorized and available for issuance under the Gilead Sciences, Inc. 1995 Non-Employee Directors’ Stock Option Plan as of February 28, 2007; and (d) the additional 3,000,000 shares our stockholders are being asked to approve at the Annual Meeting. Shares previously authorized and available for issuance under the Gilead Sciences, Inc. 1991 Stock Option Plan and the Gilead Sciences, Inc. 1995 Non-Employee Directors’ Stock Option Plan will increase as forfeited unvested awards due to terminations are returned to such plans. However, we do not plan to issue new awards under any of these plans.

(2)	As of February 28, 2007, we have outstanding 464,823,020 shares of our common stock.
(3)	Under the 2004 Plan, an employee may be granted options to purchase up to an additional 500,000 shares of common stock on initial hire or promotion.
(4)

Under the 2004 Plan, an employee may be granted up to an additional 100,000 shares of restricted stock, restricted stock units, performance shares, performance units or phantom shares on initial hire or promotion.

Eligibility

Our employees and those of our related entities are eligible to receive all types of awards under the 2004 Plan. Our non-employee directors and consultants or those of our related entities are eligible to receive awards except for incentive stock options. Our Compensation Committee or its delegate will determine which employees and consultants will receive awards under the 2004 Plan.

Awards

Awards under the 2004 Plan will be either performance-based and designed to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), or discretionary. Subject to the 2004 Plan limits, our Compensation Committee has the discretionary authority to determine the size of an award and whether it will be subject to performance-based requirements. Under the 2004 Plan, an award may be based on any one of, or combination of, the following performance-based criteria:

•	revenue;

•	achievement of specified milestones in the discovery and development of one or more of our products;

•	achievement of specified milestones in the commercialization of one or more of our products;

•	achievement of specified milestones in the manufacturing of one or more of our products;

•	expense targets;

•	personal management objectives;

•	share price (including, but not limited to, growth measures and total stockholder return);

•	earnings per share;

•	operating efficiency;

•	operating margin;

•	gross margin;

•	return measures (including, but not limited to, return on assets, capital, equity, or sales);

•	net sales growth;

•	productivity ratios;

•	operating income;

•	net operating profit;

•	net earnings or net income (before or after taxes);

•	cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital);

•	earnings before or after interest, taxes, depreciation, and/or amortization;

•	economic value added;

•	market share;

•	customer satisfaction;

•	working capital targets; and

•

to the extent that an award (other than a stock option or stock appreciation right) is not intended to comply with Section 162(m) of the Code, other measures of performance selected by our Board or our Compensation Committee.

Our Compensation Committee may provide that attainment of a performance goal will be measured by adjusting the evaluation of performance as follows: to exclude restructuring and/or other nonrecurring charges; to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated net sales and operating earnings; to exclude the effects of changes to generally accepted accounting standards required by the Financial Accounting Standards Board; to exclude the effects of any statutory adjustments to corporate tax rates; to exclude the effects of any “extraordinary items” as determined under generally accepted accounting principles; to exclude any other unusual, non-recurring gain or loss or other extraordinary item; to respond to, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development; to respond to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions; to exclude the dilutive effects of acquisitions or joint ventures; to assume that any business divested by us achieved performance objectives at targeted levels during the balance of a performance period following such divestiture; to exclude the effect of any change in the outstanding shares of our common stock by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; to reflect a corporate transaction, such as a merger, consolidation, separation (including a spinoff or other distribution of stock or property by a corporation), or reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code); and to reflect any partial or complete corporate liquidation. Our Compensation Committee also may reduce or eliminate the compensation or economic benefit due upon attainment of performance goals.

Intended Grants to Directors

We intend to use the 2004 Plan to help administer our compensation program for directors. Under the 2004 Plan, option grants to non-employee directors are discretionary. The stock option grant guidelines that our Board has adopted for compensating non-employee directors for their service on our Board and committees of our Board are described under “Compensation of Non-Employee Directors” on page 60 below. These stock option guidelines were approved and ratified by our Board in January 2006 and will remain in effect for 2007, unless otherwise amended by our Board. Any grants of discretionary stock awards to a non-employee director which are not made pursuant to the predetermined schedule may only be made upon approval of a committee of our Board which is comprised of two or more non-employee directors, none of whom are the recipient of the stock award.

Under our Deferred Compensation Plan, non-employee directors may be allowed to make an election to defer receipt of all or a portion of their annual cash retainers in the form of phantom shares granted under the 2004 Plan.

Adjustments

In the event of a stock dividend, recapitalization, stock split, reorganization, merger or exchange of our common stock or similar event affecting the common stock, the number and kind of shares granted under the 2004 Plan, the number, type and maximum number of shares subject to the 2004 Plan, the number and type of shares subject to outstanding awards (other than an award of restricted stock that is outstanding at the time of the event), and the exercise price per share of outstanding awards shall be appropriately adjusted.

No Authority to Reprice

Without the consent of a majority of our stockholders, no award granted under the 2004 Plan may be repriced, replaced, regranted through cancellation, or modified (other than in the event of a stock dividend, recapitalization, stock split, reorganization, merger or exchange of our common stock or similar event, as described above) if the effect is to reduce the exercise or purchase price for the shares underlying such award. In addition, the replacement or substitution of one award for another award is prohibited, absent stockholder consent, to the extent it has the effect of reducing the exercise or purchase price of the underlying shares.

Stock Options

The exercise price of stock options granted under the 2004 Plan may not be less than the fair market value of the common stock on the date of grant and no stock option will be exercisable more than ten years after the date it is granted. Our Compensation Committee will determine at the time of grant when each stock option becomes exercisable. Payment of the exercise price of a stock option may be in cash, common stock owned by the participant pursuant to a cashless exercise procedure or a combination of the foregoing methods. We may require, prior to issuing common stock under the 2004 Plan, that the participant remit an amount in cash or common stock sufficient to satisfy tax withholding requirements.

Restricted Stock

Our Compensation Committee will determine the vesting schedule of the restricted stock (i.e., when the restrictions on the shares subject to the restricted stock lapse) at the time of grant. Our Compensation Committee will also determine the amount of consideration to be paid for the restricted stock and the form in which such consideration may be paid. Generally, any shares subject to unvested restricted stock are forfeited upon termination of employment (other than by reason of death or permanent and total disability). We may require, prior to issuing common stock under the 2004 Plan, that the participant remit an amount in cash or common stock sufficient to satisfy tax withholding requirements.

Performance Shares

At the time of grant of the performance shares, our Compensation Committee will determine the performance criteria upon which satisfaction the performance share award may vest, subject to the restrictions set forth in the 2004 Plan. Our Compensation Committee will also determine the amount of consideration to be paid for the performance shares and the form in which such consideration may be paid. Generally, any shares subject to unvested performance shares are forfeited upon termination of employment (other than by reason of death or permanent and total disability). We may require, prior to issuing common stock under the 2004 Plan, that the participant remit an amount in cash or common stock sufficient to satisfy tax withholding requirements.

Transferability

Generally, awards under the Plan may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or the laws of descent or distribution. However, participants may designate a beneficiary to receive the vested portion of an award in the event of the participant’s death and our Compensation Committee has the authority to allow the transfer of awards other than incentive stock options by gift or pursuant to a domestic relations order to members of the grantee’s immediate family.

Change in Control

Stock options and other awards granted to employees, non-employee directors and consultants under the 2004 Plan will become fully vested and exercisable upon the occurrence of a change in control as defined in the 2004 Plan if the participant’s active service is terminated involuntarily without cause or, in the case of an employee, if the participant resigns due to certain specified reasons within a designated period before or after the change in control. In the event of a change in control, then, at the sole discretion of our Board and to the extent permitted by applicable law: (i) any surviving corporation will assume any awards outstanding under the 2004 Plan or will substitute similar awards for those outstanding under the 2004 Plan; (ii) the time during which such awards may be exercised will be accelerated and the awards terminated if not exercised prior to the change in control; or (iii) such awards will continue in full force and effect.

Termination of Employment

Upon termination of a participant’s employment, a participant has a limited period of time in which to exercise outstanding stock options for any shares in which the participant is vested at that time. This period will be specified by our Compensation Committee, need not be uniform among all options issued under the 2004 Plan, and may reflect distinctions based on the reasons for termination of employment. All outstanding awards will be forfeited to us to the extent they are not vested when the participant’s employment is terminated.

Administration

Under Section 162(m) of the Code, grants to covered employees may be made only by a committee comprised solely of two or more directors eligible to serve as a committee making awards qualified as performance-based compensation. Our Compensation Committee will select our employees who shall receive awards, determine the number of shares covered thereby, and establish the terms, conditions and other provisions of the grants. Our Compensation Committee may interpret the 2004 Plan and establish, amend or rescind any rules relating to the 2004 Plan. Our Compensation Committee may delegate all or part of its responsibilities to anyone it selects.

Amendments

The Board may at any time amend, suspend or terminate the 2004 Plan; provided, however, that no action may be taken without the approval of our stockholders to the extent approval is required by Rule 4350(i)(1)(A) of the NASDAQ listing standards, Section 422 of the Code and regulations promulgated thereunder, or any other applicable laws, or if such amendment would change any of the provisions of Section 4(b)(vi) or Section 13(a) of the 2004 Plan.

Federal Income Tax Information

The following summary briefly describes the U.S. federal income tax consequences of awards under the 2004 Plan, but is not a detailed or complete description of all U.S. federal tax laws or regulations that may apply, and does not address any local, state or other country laws. Therefore, no one should rely on this summary for individual tax compliance, planning or decisions. Participants in the 2004 Plan should consult their own professional tax advisors concerning tax aspects of awards under the 2004 Plan. Nothing in this proxy statement is written or intended to be used, and cannot be used, for the purposes of avoiding taxpayer penalties. The discussion below concerning tax deductions that may become available to us under U.S. federal tax law is not intended to imply that we will necessarily obtain a tax benefit or asset from those deductions. Taxation of equity-based payments in other countries is complex, does not generally correspond to federal tax laws, and is not covered by the summary below.

Stock option grants under the 2004 Plan may be either incentive stock options, which satisfy the requirements of Section 422 of the Code, or nonstatutory stock options, which are not intended to meet such requirements (although as of 2006 we only grant nonstatutory options). With respect to incentive stock options, no federal income tax is payable by a participant either upon the grant of an incentive stock option or at the time the option is exercised. However, the exercise of an incentive stock option may increase the participant’s alternative minimum tax liability, if any. The participant will recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of a disposition. For U.S. federal income tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition of the shares is made more than two years after the date the option is granted for those shares and more than one year after the date the option is exercised for those shares. If the sale or disposition occurs before these periods are satisfied, then a disqualifying disposition will result.

Upon a qualifying disposition of the shares, the participant will recognize a long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for those shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of the shares on the exercise date over (ii) the exercise price paid for those shares will be taxable as ordinary income to the participant. Any additional gain or loss recognized upon the disposition will be taxable as a capital gain or loss.

If the participant makes a disqualifying disposition of the purchased shares, then we will be entitled to an income tax deduction for the taxable year in which such disposition occurs equal to the excess of (i) the fair market value of such shares on the option exercise date over (ii) the exercise price paid for the shares. In no other instance will we be allowed a deduction with respect to the participant’s disposition of the purchased shares.

Generally, no federal income tax is payable by a participant upon the grant of a nonstatutory stock option and no deduction is taken by us. Under current tax laws, if a participant exercises a nonstatutory stock option, he or she will be taxed on the difference between the fair market value of the common stock on the exercise date and the option price. We will be entitled to a corresponding deduction on our income tax return.

Restricted stock is taxed under Section 83 of the Code. Generally, no taxes are due when the award is initially made and no deduction will be taken by us at that time. The award becomes taxable when it is no longer subject to a “substantial risk of forfeiture” (i.e., become vested or transferable). Income tax is paid on the value of the stock at ordinary rates when the restrictions lapse and we will be entitled to a corresponding deduction on our income tax return. However, a participant may elect under Section 83(b) of the Code to include as ordinary income in the year of issuance an amount equal to the excess of (i) the fair market value of the shares on the date of issuance over (ii) the purchase price, if any, for such shares, as to which amount we will be entitled to a corresponding tax deduction. If this Section 83(b) election is made, the participant will not recognize any additional income tax, and we will not be entitled to any deduction, as a result of the lapsing of such restrictions.

Generally, no taxes are due when an award of performance shares, performance units, dividend equivalent rights, stock appreciation rights or phantom shares is made and no deduction will be taken by us at that time. When such awards vest or are exercised or distributed, ordinary income tax is paid on the fair market value of the shares (if any) or the amount of cash received less any amounts paid to receive the award. We will be entitled to a tax deduction equal to that ordinary income.

THE BOARD RECOMMENDS A VOTE FOR PROPOSAL 3.

PROPOSAL 4

APPROVAL OF AMENDMENT TO THE GILEAD SCIENCES, INC.

EMPLOYEE STOCK PURCHASE PLAN

Stockholders are being asked to approve the amendment and restatement of our Amended and Restated Employee Stock Purchase Plan (the “Purchase Plan”) to:

•	increase the number of shares authorized and reserved for issuance under the Purchase Plan by an additional 4,000,000 shares of common stock; and

•	extend the term of the Purchase Plan for an additional ten years until January 22, 2017.

If stockholders do not approve the amendments described above, the Purchase Plan would remain in effect without the amendments described above, but the Purchase Plan would terminate at the earlier of (a) January 21, 2008 (the current termination date of the Purchase Plan), and (b) when all of the currently available shares have been purchased under the Purchase Plan. We continue to believe that the Purchase Plan is necessary for us to maintain and compete for qualified employee talent in our markets, and to enable the broad range of our employees to continue to purchase our shares under this program in place since 1991.

Stockholders are requested in this Proposal 4 to approve the amendments to the Purchase Plan. The Purchase Plan, as amended to date and reflecting the amendment you are being asked to vote on, is attached hereto as Appendix C. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to approve the amendment to the Purchase Plan. Abstentions will be counted towards the tabulation of votes cast and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this proposal has been approved.

Background

In November 1991, our Board adopted, and our stockholders subsequently approved, the Purchase Plan.

As of February 28, 2007, an aggregate of 11,398,438 shares had been issued under the Purchase Plan since 1991, and 1,241,562 shares remained available for purchase under the Purchase Plan.

In January 2007, our Board amended and restated the Purchase Plan, subject to stockholder approval, to increase the number of shares authorized for issuance under the Purchase Plan by 4,000,000 shares to so that an aggregate of 5,241,562 shares will be available for purchase, and to extend the term of the Purchase Plan for another ten years until January 22, 2017. Our Board believes that these amendments are necessary in light of the limited number of shares remaining available under the Purchase Plan and the impending expiration of the Purchase Plan. Our Board believes that these amendments to the Purchase Plan are in the best interests of our company and our stockholders as they would enable employees to continue to purchase shares of our company, and thereby align our employee’s interests with those of our stockholders.

As of February 28, 2007, we have outstanding 464,823,020 shares of our common stock. The additional 4,000,000 shares requested for the Purchase Plan represents approximately 0.9% of these outstanding shares.

As of December 31, 2006, approximately 2,514 employees were eligible to participate in the Purchase Plan.

Key Provisions

Purpose

The purpose of the Purchase Plan is to provide a means by which our employees (and employees of any of our affiliates designated by our Board to participate in the Purchase Plan) may be given an opportunity to purchase our common stock, and to assist us in:

•	securing and retaining the services of new employees;

•	retaining the services of existing employees; and

•	providing incentives for such persons to exert maximum efforts for our success.

The rights to purchase common stock granted under the Purchase Plan are intended to qualify as options issued under an “employee stock purchase plan” as that term is defined in Section 423(b) of the Code.

Administration

The Purchase Plan is administered by our Board, which has the final power to construe and interpret the Purchase Plan and the rights granted under it. Our Board has the power, subject to the provisions of the Purchase Plan, to determine when and how rights to purchase our common stock will be granted, the provisions of each offering of such rights (which need not be identical), and whether employees of any affiliate (defined in the Purchase Plan to mean any parent or subsidiary of us) shall be eligible to participate in the Purchase Plan. Our Board has the power to delegate administration of the Purchase Plan to a committee of two or more Board members. Our Board may abolish any such committee at any time and revest in the Board the administration of the Purchase Plan. As used herein with respect to the Purchase Plan, “Board” refers to such committee as well as to our Board itself.

Offerings

The Purchase Plan is implemented by offerings of rights to all eligible employees from time to time by our Board. Such offerings have a duration not exceeding 27 months and may contain multiple purchase periods. Our offering period is currently 24 months.

Shares Subject to the Purchase Plan

After giving effect to the January 2007 amendment, an aggregate of 16,640,000 shares of common stock is authorized for issuance under the Purchase Plan, of which 11,398,438 shares had been issued under the Purchase Plan as of February 28, 2007. If rights granted under the Purchase Plan expire, lapse or otherwise terminate without being exercised, the shares of common stock not purchased under such rights again become available for issuance under the Purchase Plan.

Eligibility

Generally, any person who is customarily employed at least 20 hours per week and five months per calendar year by us (or by any affiliate designated from time to time by our Board) on the first day of an offering period is eligible to participate in that offering under the Purchase Plan, provided such employee has been in the continuous employ of us for such period of time preceding the first day of the offering period as determined by our Board, which period must be in all cases less than two years. If, during the course of an offering, an employee satisfies the foregoing eligibility requirements, our Board may provide that such employee may participate in that offering.

Notwithstanding the foregoing, no employee is eligible for the grant of any rights under the Purchase Plan if, immediately after such grant, the employee would own, directly or indirectly, stock possessing 5% or more of the total combined voting power or value of all classes of stock of us or of any affiliate (including any stock which such employee may purchase under all outstanding rights and options), nor will any employee be granted rights to buy more than $25,000 worth of stock (determined at the fair market value of the shares at the time such rights are granted) under all our employee stock purchase plans in any calendar year.

Participation in the Purchase Plan

An eligible employee becomes a participant in the Purchase Plan by accessing the third party administrator’s website and electronically enrolling within the time set forth in the offering. During such enrollment process, the employee shall authorize payroll deductions of up to 15% (or such lower percentage as our Board may determine for a particular offering) of such employee’s earnings (as defined in the Purchase Plan) during the offering.

Purchase Price

The purchase price per share at which shares are sold in an offering under the Purchase Plan cannot be less than the lower of (i) 85% of the fair market value of a share of common stock on the date of commencement of the offering period, or (ii) 85% of the fair market value of a share of common stock on the date of purchase.

Payment of Purchase Price; Payroll Deductions

The purchase price of the shares is accumulated by payroll deductions over the purchase period. A participant may increase, reduce, or commence such payroll deductions after the beginning of any purchase period only as provided for in the offering. All payroll deductions made for a participant are credited to his or her account under the Purchase Plan and deposited with our general funds. A participant may make additional payments into such account only if specifically provided for in the offering, and only if the participant has not had the maximum allowable amount withheld during the offering.

Purchase of Stock

By enrolling in the Purchase Plan, an employee is entitled to purchase shares under the Purchase Plan. In connection with offerings made under the Purchase Plan, our Board may specify a maximum number of shares that may be purchased by any employee as well as a maximum aggregate number of shares that may be purchased by all eligible employees pursuant to such offering. If the aggregate number of shares to be purchased upon exercise of rights granted in the offering were to exceed the maximum aggregate number, our Board would make a pro rata allocation of shares available in a uniform and equitable manner. Unless the employee’s participation is discontinued, his or her right to purchase shares is exercised automatically at the end of the purchase period at the applicable price. See “Withdrawal” below.

Withdrawal

A participant may withdraw from a given offering and terminate his or her payroll deductions by accessing the third party administrator’s website and electronically electing to withdraw. Such withdrawal may be elected at any time prior to the end of the applicable purchase period. Upon any withdrawal from an offering by the employee, we will distribute to the employee his or her accumulated payroll deductions without interest (unless the terms of the offering specifically so provide), and such employee’s interest in the offering will be automatically terminated. An employee’s withdrawal from an offering will not have any effect upon such employee’s eligibility to participate in subsequent offerings under the Purchase Plan.

Termination of Employment

Rights granted pursuant to any offering under the Purchase Plan terminate immediately upon cessation of an employee’s employment for any reason, and we will distribute to the employee all of his or her accumulated payroll deductions under the offering, without interest unless the terms of the offering specifically so provide.

Restrictions on Transfer

Rights granted under the Purchase Plan are not transferable by a participant other than by will and the laws of descent and distribution, or by a beneficiary designation, and may be exercised only by the person to whom such rights are granted.

Duration, Amendment and Termination

Our Board may suspend or terminate the Purchase Plan at any time. Unless terminated earlier, the Purchase Plan, as amended, will terminate on January 22, 2017.

Our Board may amend the Purchase Plan at any time. Any amendment of the Purchase Plan must be approved by the stockholders within 12 months of its adoption by our Board to the extent such amendment requires stockholder approval in order for the Purchase Plan to obtain employee stock purchase plan treatment under Section 423 of the Code or to comply with the requirements of Rule 16b-3 under the Exchange Act or any securities exchange listing requirements.

Rights granted before amendment or termination of the Purchase Plan will not be altered or impaired by any amendment or termination of the Purchase Plan without consent of the person to whom such rights were granted.

Adjustments upon Changes In Stock

In the event of a dissolution, liquidation, specified type of merger of us or certain other capital reorganizations, then, as determined by our Board in its sole discretion (i) any surviving corporation may assume outstanding rights or substitute similar rights for those outstanding under the Purchase Plan, (ii) such rights may continue in full force and effect or (iii) participants’ accumulated payroll deductions may be used to purchase common stock immediately prior to the transaction described above and the participants’ rights under the ongoing offering terminated.

Participation by our Named Executive Officers

Future benefits under the Purchase Plan are not currently determinable, as they will depend on the actual purchase price of our shares of common stock in future offering periods, the market value of the our common stock on various future dates, the amount of contributions eligible employees elect to make under the Purchase Plan, and similar factors.

Federal Income Tax Information

The following summary briefly describes U.S. federal income tax consequences of rights under the Purchase Plan, but is not a detailed or complete description of all U.S. federal tax laws or regulations that may apply, and does not address any local, state or other country laws. Therefore, no one should rely on this summary for individual tax compliance, planning or decisions. Participants in the Purchase Plan should consult their own professional tax advisors concerning tax aspects of rights under the Purchase Plan. Nothing in this proxy statement is written or intended to be used, and cannot be used, for the purposes of avoiding taxpayer penalties. The discussion below concerning tax deductions that may become available to us under U.S. federal tax law is not intended to imply that we will necessarily obtain a tax benefit or asset from those deductions. Taxation of equity-based payments in other countries is complex, does not generally correspond to federal tax laws, and is not covered by the summary below.

Rights granted under the Purchase Plan are intended to qualify for favorable federal income tax treatment associated with rights granted under an employee stock purchase plan which qualifies under the provisions of Section 423 of the Code.

A participant will be taxed on amounts withheld for the purchase of shares as if such amounts were actually received. No other income will be taxable to a participant until disposition of the shares acquired, and the method of taxation will depend upon the holding period of the purchased shares.

If the stock purchased in an offering is sold (or otherwise disposed of) more than two years after the beginning of the offering and more than one year after the stock is transferred to the participant, then the lesser of

(i) the excess of the fair market value of the stock at the time of such disposition over the purchase price and (ii) the excess of the fair market value of the stock as of the beginning of the offering over the purchase price (determined as of the beginning of the offering) will be treated as ordinary income. Any further gain or any loss will be taxed as a long-term or mid-term capital gain or loss depending on how long the stock has been held.

If the stock is sold or disposed of before the expiration of either of the holding periods described above, then the excess of the fair market value of the stock on the purchase date over the purchase price will be treated as ordinary income at the time of such disposition. The balance of any gain will be treated as capital gain. Even if the stock is later disposed of for less than its fair market value on the purchase date, the same amount of ordinary income is attributed to the participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the stock on such purchase date. Any capital gain or loss will be long-term, mid-term or short-term depending on how long the stock has been held.

There are no U.S. federal income tax consequences to us by reason of the grant or exercise of rights under the Purchase Plan. We are entitled to a deduction to the extent amounts realized from a disposition of stock are taxed as ordinary income to a participant, subject to the requirement of reasonableness and the satisfaction of any tax reporting obligation.

THE BOARD RECOMMENDS A VOTE FOR PROPOSAL 4.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock as of February 28, 2007 by: (1) each beneficial owner of more than five percent of our common stock; (2) each director and nominee for director; (3) each executive officer named in the “Summary Compensation Table” on page 51 below; and (4) all of our current executive officers and directors as a group.

	Beneficial Ownership(1)
Beneficial Owner	Number of Shares		Percent of Total
FMR Corp.	39,309,876	(2)	8.5%
Axa Financial, Inc.	34,687,777	(3)	7.5%
Barclays Global Investors, NA	31,007,801	(4)	6.7%
Paul Berg	385,322	(5)	*
Norbert W. Bischofberger	1,165,703	(6)	*
John F. Cogan	52,485	(7)	*
Etienne F. Davignon	358,250	(8)	*
James M. Denny	638,800	(9)	*
Carla A. Hills	136	(10)	*
John W. Madigan	52,237	(11)	*
John C. Martin	4,639,271	(12)	*
John F. Milligan	1,057,491	(13)	*
Gordon E. Moore	955,698	(14)	*
Nicholas G. Moore	89,000	(15)	*
John J. Toole	492,723	(16)	*
Gayle E. Wilson	215,850	(17)	*
Kevin Young	86,724	(18)	*
All current executive officers and directors as a group (20 persons)	12,401,422	(19)	2.6%

*	Less than one percent of the outstanding shares of our common stock.
(1)

This table is based upon information supplied by our directors, officers, and principal stockholders and Schedule 13Gs filed with the SEC. Unless otherwise indicated in the footnotes to this table, and subject to community property laws where applicable, we believe each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 464,823,020 shares of common stock outstanding on February 28, 2007, adjusted as required by the rules promulgated by the SEC. Unless otherwise indicated, the address for each of the individuals and entities listed in this table is c/o Gilead Sciences, Inc., 333 Lakeside Drive, Foster City, California 94404.

(2)

Based on information set forth in a Schedule 13G filed with the SEC on February 14, 2007 by FMR Corp. (“FMR”) reporting sole power to vote or direct the vote over 5,868,138 shares and the sole power to dispose or to direct the disposition of 39,309,876 shares. Fidelity Management & Research Company, a wholly-owned subsidiary of FMR (“FMRC”), is the beneficial owner of 33,357,028 shares of our common stock as a result of acting as investment advisor to various investment companies registered under Section 8 of the Investment Company Act of 1940. FMR and Edward C. Johnson 3d (“ECJ”), Chairman of FMR, through their control of FMRC and the funds, each has sole power to dispose of the 33,357,028 shares owned by the funds. Members of the family of ECJ are the predominant owners, directly or through trusts, of Series B shares of common stock of FMR, representing 49% of the voting power of FMR. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B shares will be voted in accordance with the majority vote of the Series B shares. Accordingly, through their ownership of voting common stock and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR Corp. Neither FMR nor ECJ has the sole power to vote or direct the voting of the shares owned directly by the Fidelity funds, which power resides with the funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the funds’

Boards of Trustees. Fidelity Management Trust Company, a wholly-owned subsidiary of FMR (“FMTC”), is the beneficial owner of 43,800 shares as a result of its serving as investment management of the institutional account(s). ECJ and FMR, through its control of FMTC, each has sole and dispositive voting power over 43,800 shares and sole power to vote or to direct the voting of 43,800 shares. The address of FMR is 82 Devonshire Street, Boston, MA 02109.

(3)

Based on information set forth in a Schedule 13G/A filed with the SEC on February 13, 2007 by AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, AXA Courtage Assurance Mutuelle, AXA and AXA Financial, Inc. (“AXF”), reporting sole power to vote or direct the vote over 21,077,041 shares, shared power to vote or direct the vote over 3,224,772 shares, sole power to dispose or to direct the disposition of 34,664,613 shares and shared power to dispose or to direct the disposition of 23,164 shares. AXA Investment Managers Paris (France), a related entity of AXA, has sole power to vote or direct the vote over 2,471 shares and sole power to dispose or direct the disposition of 2,471 shares. AXA Rosenberg Investment Management LLC, a related entity of AXA, has sole power to vote or direct the vote over 2,058,116 shares and sole power to dispose or direct the disposition of 2,989,730 shares. AXA Konzern AG (Germany), a related entity of AXA, has sole power to vote or direct the vote over 8,645 shares and sole power to dispose or direct the disposition of 8,645 shares. AXA Framlington, a related entity of AXA, has sole power to vote or direct the vote over 10,000 shares and sole power to dispose or direct the disposition of 10,000 shares. AXA Equitable Life Insurance Company, a subsidiary of AXF, has sole power to vote or direct the vote over 216,613 shares and sole power to dispose or direct the disposition of 512,532 shares. AllianceBernstein L.P. (“Alliance”), a subsidiary of AXF, has sole power to vote or direct the vote over 18,781,196 shares, shared power to vote or to direct the vote over 3,224,772 shares, sole power to dispose or direct the disposition of 31,141,235 shares and shared power to dispose or to direct the disposition of 23,164 shares. Alliance’s shares are acquired solely for investment purposes on behalf of client discretionary investment advisory accounts. The address of AXF is 1290 Avenue of the Americas, New York, New York 10104.

(4)

Based on information set forth in a Schedule 13G filed with the SEC on January 23, 2007 by Barclays Global Investors, NA, Barclays Global Fund Advisors, Barclays Global Investors, Ltd, Barclays Global Investors Japan Trust and Banking Company Limited and Barclays Global Investors Japan Limited, reporting sole power to vote or direct the vote over 27,598,058 shares and sole power to dispose or direct the disposition of 31,007,801 shares. The address of Barclays Global Investors, NA is 45 Fremont Street, San Francisco, CA 94105.

(5)	Includes 522 phantom shares and 375,800 shares subject to stock options exercisable within 60 days of February 28, 2007.
(6)

Includes 87,472 shares held in trust for which Dr. Bischofberger and Inger Bischofberger, his wife, are trustees and over which Dr. Bischofberger has shared voting and investment power, 1,600 shares held in accounts for Dr. Bischofberger’s minor children, for which he is the custodian having sole voting and investment power, and 551,250 shares subject to stock options exercisable within 60 days of February 28, 2007.

(7)	Includes 2,235 phantom shares and 50,250 shares subject to stock options exercisable within 60 days of February 28, 2007.
(8)	Includes 120,000 shares subject to stock options exercisable within 60 days of February 28, 2007.
(9)

Includes 577,200 shares subject to stock options exercisable within 60 days of February 28, 2007. The total also includes 88,700 shares held by a not-for-profit corporation, of which Mr. Denny is an investment manager; Mr. Denny disclaims any beneficial ownership of these shares.

(10)	Includes 136 phantom shares.
(11)	Includes 47,250 shares subject to stock options exercisable within 60 days of February 28, 2007.
(12)	Includes 3,901,642 shares subject to stock options exercisable within 60 days of February 28, 2007.
(13)	Includes 954,190 shares subject to stock options exercisable within 60 days of February 28, 2007.
(14)	Includes 481,050 shares subject to stock options exercisable within 60 days of February 28, 2007.
(15)	Includes 89,000 shares subject to stock options exercisable within 60 days of February 28, 2007.
(16)

Includes 20,873 shares held in trust for which Dr. Toole and Susan Toole, his wife, are trustees and over which Dr. Toole has shared voting and investment power, 19,600 shares held in accounts for Dr. Toole’s minor children, for which he is the custodian having sole voting and investment power, and 452,250 shares subject to stock options exercisable within 60 days of February 28, 2007.

(17)	Includes 215,850 shares subject to stock options exercisable within 60 days of February 28, 2007.
(18)	Includes 84,750 shares subject to stock options exercisable within 60 days of February 28, 2007.
(19)	Includes an aggregate of 9,931,875 shares subject to stock options exercisable by directors and executive officers within 60 days of February 28, 2007. See notes (5) through (18) above.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Executive officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required during the fiscal year ended December 31, 2006, our executive officers, directors and greater than ten percent stockholders complied with all Section 16(a) filing requirements applicable to these executive officers, directors and greater than ten percent stockholders.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Our Compensation Committee consists of Dr. Gordon Moore (Chairman), Mr. John Madigan and Mr. Nicholas Moore. Dr. John Cogan served on our Compensation Committee until January 2006, at which time Mr. Madigan was appointed to our Compensation Committee. None of the members of our Compensation Committee during 2006 is currently or has been, at any time since our formation, one of our officers or employees. During 2006, no executive officer served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or our Compensation Committee. None of the members of our Compensation Committee during 2006 currently has or has had any relationship or transaction with a related person requiring disclosure pursuant to Item 404 of Regulation S-K.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Our Compensation Discussion and Analysis addresses the following topics:

•	the role of our Compensation Committee;

•	our compensation philosophy and practices regarding executive compensation;

•	the components of our executive compensation program; and

•	our compensation decisions for fiscal year 2006 and for the first quarter of fiscal year 2007.

Governance of Executive Officer Compensation Program

Role of our Compensation Committee

Our Compensation Committee has overall responsibility for approving and evaluating our executive officer compensation plans, policies and programs. These duties include:

•	approving the compensation philosophy for executive officers, including the compensation objectives, target pay position and peer group for executive compensation benchmarking;

•

determining the type and level of compensation for our executive officers, including Dr. Martin, our President and Chief Executive Officer (provided that compensation for Dr. Martin is subject to ratification by our Board);

•	evaluating the performance of Dr. Martin; and

•	overseeing the administration of our compensation plans, including our 2004 Plan, Purchase Plan, annual bonus program, deferred compensation plan and Code Section 162(m) Executive Bonus Plan.

Our Compensation Committee operates pursuant to a charter that further outlines the specific authority, duties and responsibilities of our Compensation Committee. The charter is periodically reviewed and revised by our Compensation Committee and our Board and is available on our website at http://www.investors.gilead.com under “Corporate Governance.”

Process for Evaluating Executive Officer Performance and Compensation

Our Compensation Committee generally has three to four scheduled meetings during the year and holds additional meetings from time to time to review and discuss executive compensation issues. Most of its deliberations regarding executive officer compensation occur during the October and January meetings. The key tasks for each meeting are summarized below:

October Meeting	January Meeting

•      Confirm or modify the peer group for executive compensation benchmarking

•      Preview executive compensation benchmarking report, pay-for-performance analyses and tally sheets

•      Discuss structural changes to executive compensation program for the following year (e.g., bonus target and form of equity awards)

•      Approve equity pool and stock grant targets for the following year

•      Certify attainment of performance goals under our Code Section 162(m) Executive Bonus Plan for prior year

•      Certify attainment of performance goals under our annual bonus program for prior year and approve bonus payments to executive officers

•      Review final executive compensation benchmarking report

•      Certify performance goals for annual performance share grants

•      Review and approve Dr. Martin’s recommendations for executive officers (other than himself)

•      Base salary

•      Bonus awards

•      Equity awards (stock options and performance shares)

•      Make recommendation regarding Dr. Martin’s compensation (for full Board approval)

•      Base salary

•      Bonus awards

•      Equity awards (stock options and performance shares)

•      Approve annual bonus plan measures and performance goals for current year

Our human resources department supports our Compensation Committee in its work and in some cases acts pursuant to delegated authority to fulfill various functions in administering our compensation programs. Our Compensation Committee has the authority to engage the services of outside advisors, experts and others to assist our Compensation Committee in determining the compensation of our executive officers. During 2006, our Compensation Committee had not engaged any independent advisors that reported solely to our Compensation

Committee. However, during this time our human resources department engaged the services of Compensia Inc., an outside compensation consultant, to provide tally sheets, financial reports and other analyses to aid in compensation decision-making. These tally sheets affixed dollar amounts to all components of compensation for our Chief Executive Officer, our Chief Financial Officer and our three most highly compensated executive officers other than our Chief Executive Officer and Chief Financial Officer (referred to collectively herein as the “Named Executive Officers”), including current pay (salary and bonus), deferred compensation, outstanding equity awards, benefits, perquisites and potential change in control severance payments. Our Compensation Committee reviews tally sheets at least on an annual basis and utilizes them, along with peer group analyses and financial performance reports, in making its compensation decisions. Beginning in 2007, our Compensation Committee retained Frederic W. Cook & Co. (“Frederic W. Cook”) as its independent compensation consultant to conduct executive officer benchmarking including pay-for-performance analyses and to provide advice and recommendations regarding executive compensation and equity program design. Frederic W. Cook provides consulting services solely to our Compensation Committee and will not receive professional fees from us other than for the services in connection with advising our Compensation Committee.

Executive Compensation Philosophy and Framework

Compensation Objectives

Our executive compensation program is designed around six overarching principles:

1. Structure compensation programs with a significant portion of variable, or at-risk, compensation to ensure that the actual compensation realized by executive officers is directly and demonstrably linked to individual and company performance, such that, actual executive officer compensation is significantly below target in low-performing years and above-target in high-performing years.

2. Offer market competitive compensation opportunities that will allow us to attract and retain executive officers capable of leading us to the fulfillment of our business objectives.

3. Ensure that our executive officers are focused on individual operational goals to build the foundation for our longer-term success.

4. Align the interests of executive officers and stockholders to achieve long-term stock price performance by incentivizing executive officers through equity compensation.

5. Balance the need for competitive compensation against the need for reasonable and responsible pay packages in order to maintain a sustainable cost structure.

6. Maintain an egalitarian culture with respect to compensation programs, such that, generally, all employees are eligible to participate in the same programs as the executive officers (with the exception of a few limited perquisites which are described below).

Target Pay Position/Mix of Pay

The main components used to support these objectives are base salary, annual bonus, stock awards and certain other benefits (discussed in greater detail below under “Evaluation of Executive Officer Compensation” beginning on page 39 below). The combined mix of these pay elements is what allows us to provide a competitive total rewards package to our executives. To date, we have not specified a target percentage of the overall compensation package to be represented by the various compensation elements but historically equity compensation has represented the largest component. Employees in more senior roles have an increasing proportion of their compensation tied to longer-term performance because they are in a position to have greater influence on longer-term results. For each element of compensation, our strategy has been to examine peer group compensation practices and set target awards around the 50th percentile of the peer group for each element of compensation. This is the same target pay position for all our employee levels. However, our Compensation Committee that oversees the executive officer compensation program has historically approved actual compensation levels for officers above and below the 50th percentile target as these approvals were based on individual and company performance relative to internal goals and the peer group to ensure an appropriate pay-for-performance alignment. Moreover, the heavy emphasis on variable, or at-risk compensation, helps calibrate actual compensation to performance since executives do not receive value if the company is not performing well.

Compensation Benchmarking

The peer group we examined in 2006 to assess the competitiveness of our executive compensation consisted of 13 biopharmaceutical and biotech companies that were similar to us with respect to several metrics, principally including: business strategy, labor market competition, market capitalization, revenue and number of employees. The peer group companies include some, but not all, of the companies that are included in the market indices in the graph included in our “Performance Measurement Comparison” in our Annual Report on Form 10-K for the year ended December 31, 2006.

The companies in the peer group have the following profile (as of December 2006):

	Industry Sector	Revenue		Market Capitalization		Employee Size
		Range	Median	Range	Median	Range	Median

Peer Group	Biotech/ Biopharmaceutical	$300 million to $13 billion	$1.1 billion	$2 billion to $90 billion	$6.3 billion	700 to 17,000	2,000

Gilead	Biopharmaceutical	$3.0 billion		$29.6 billion		2,500

The companies comprising the Compensation Peer Group are: Allergan Inc., Amgen Inc., Amylin Pharmaceuticals Inc., Biogen-Idec Inc., Celgene Corporation, Cephalon Inc., Genentech Inc., Genzyme Corporation, MedImmune Inc., Millennium Pharmaceuticals., PDL Biopharma Inc., Sepracor Inc. and Vertex Pharmaceuticals Inc.

In addition, we evaluated the pay practices of five pharmaceutical companies that are larger than us with respect to market capitalization, revenue and employees. The purpose of this evaluation is to understand compensation practices of industry leaders to help us plan for our next stage of anticipated growth. These pay levels are reviewed for informational purposes and are not included in the market comparables used to make compensation decisions. These companies are: Abbott Laboratories, Bristol-Myers Squibb Company, Eli Lilly and Company, Pfizer Inc., and Wyeth.

We review the companies in our peer group annually and make adjustments as necessary to ensure the group continues to properly reflect the market in which we compete for talented executives. We also review annually the executive pay practices of other similarly situated companies as reported in industry surveys and reports from compensation consulting firms. These surveys are specific to the biopharmaceutical and biotech sector and we request customized reports of these surveys so that the compensation data reflects the practices of companies that are similar to us. This information is also considered when making recommendations for each element of compensation.

Evaluation of Executive Officer Compensation

Base Salary

Base salary is the primary fixed compensation element in the executive pay program. Our Compensation Committee believes that increases to base salary should reflect the job responsibilities, the individual’s performance for the preceding year and his or her pay level relative to similar positions at companies in our peer group, taking performance into account, as well as internal equity with respect to the rest of the executive team. We have an annual “merit budget” which is the company’s overall budget for base salary increases and includes recommended guidelines for increase amounts based on a person’s individual performance against annual goals and objectives and their compensation compared to similar positions within and outside of the company. These guidelines are used throughout our company for employees at all grade levels. Executive officer base salary increases are effective on February 1 of each year, which is the same effective date for the rest of our employees.

In January 2006, our Compensation Committee met to review and approve executive officer salary increases to be effective February 1, 2006. Dr. Martin makes compensation recommendations for each of the Named Executive Officers (other than himself) and to the extent the officer does not report directly to him, he will collect input from the officer’s direct line-manager. When developing his recommendations, he considers the individual’s performance during the past year against his or her individual goals and objectives, the expected future contribution of the executive officer, the annual merit guidelines and how his or her salary compares against the external market peer companies and to the compensation of other internal executive officers. Dr. Martin presented his recommendations for the executive officers (except himself), including the Named Executive Officers, to our Compensation Committee. The salaries proposed for 2006 represented an average increase of 8% over 2005 salary levels for the Named Executive Officers (excluding Dr. Martin). Dr. Martin proposed increases for Dr. Bischofberger, our Executive Vice President, Research and Development and Chief Scientific Officer, and Dr. Toole, our Senior Vice President, Clinical Research, of 5% and 5.7% respectively. The increases for Dr. Bischofberger and Dr. Toole were in line with the salary increase budget for 2006 for our company as a whole and the approved rate of increase for employees who similarly exceeded their stated individual performance objectives and who already had a base salary that approximated the market peer group’s 50th percentile. Dr. Milligan, our Executive Vice President, Chief Operating Officer and Chief Financial Officer, and Mr. Young, our Executive Vice President, Commercial Operations, also exceeded their stated individual performance objectives, but Dr. Martin proposed larger salary increases for Dr. Milligan and Mr. Young of 10%, and 11% respectively, due to their positions relative to the external market and due to internal equity considerations relative to other employees. Based on Dr. Martin’s performance evaluation for these four individuals and our strong performance overall, our Compensation Committee approved Dr. Martin’s recommendations for these Named Executive Officers.

Our Compensation Committee makes compensation recommendations for Dr. Martin that must be approved by our full Board. For 2006, our Compensation Committee recommended that Dr. Martin’s salary be increased to $1 million, which approximates the 50th percentile of our peer group. This resulted in a 2.6% increase to his base salary. In addition, our Compensation Committee recommended increasing Dr. Martin’s annual bonus target from 80% of base salary to 100% of base salary. Our Board approved both of these recommendations. This increase in salary and bonus resulted in a 14% increase in Dr. Martin’s total cash compensation as compared to 2005 due to our Board’s positive view of Dr. Martin’s overall performance and in particular, the achievement of key business initiatives and financial performance, which is discussed in more detail under “Corporate Bonus” below, and our 2006 performance relative to our peer group, which is discussed in more detail under “Total Compensation” on page 48 below.

Annual Bonus Program

Our annual bonus program is an “at-risk” compensation arrangement designed to reward our executive officers (as well as all our employees) for the achievement of key operational goals that we believe will provide the foundation for creating longer-term stockholder value. Payment of bonuses to our executive officers is subject to the achievement of a minimum performance threshold tied to our financial performance. The threshold is established at the beginning of each year by our Compensation Committee at a level of achievement which our Compensation Committee believes is substantially uncertain. For 2006, the threshold was achievement of a pre-determined percentage of the business plan operating income target for the year. If we were unable to achieve this threshold, then our executive officers would not have been eligible to receive a bonus. In 2006, we achieved 127% of the operating income target, as adjusted for unusual and non-recurring items as approved by our Compensation Committee, which was greater than the threshold, so the performance requirement to pay bonuses to executive officers was achieved.

In 2006, target bonus opportunities for executive officers ranged from 40% to 100% of their base salary, which represent the opportunities necessary to target the 50th percentile of our peer group. The actual amount an executive officer could have earned was between 0% and 150% of the target amount, subject to actual performance against the applicable performance goals, as determined by our Compensation Committee. The table below summarizes the 2006 bonus opportunities for the Named Executive Officers:

	2006 Bonus Opportunity as a Percent of Base Salary
Named Executive Officer	Minimum	Target	Maximum
John C. Martin President, Chief Executive Officer and Director	0%	100%	150%
Norbert W. Bischofberger Executive Vice President, Research and Development and Chief Scientific Officer	0%	60%	90%
John F. Milligan Executive Vice President, Chief Operating Officer and Chief Financial Officer	0%	60%	90%
Kevin Young Executive Vice President, Commercial Operations	0%	60%	90%
John J. Toole Senior Vice President, Clinical Research	0%	40%	60%

Performance goals are established and approved by our Compensation Committee at the beginning of each year. For Senior Vice Presidents and Executive Vice Presidents, 75% of the annual bonus is based on company performance and 25% is based on individual performance. Individual performance is measured by comparing planned and unplanned achievements of the executive officer for the year with his or her individual goals and objectives, which are set at the beginning of the year. For Dr. Martin, 100% of the annual bonus is based on company performance. Company performance is measured through pre-established goals in the following categories: financial achievement, product development (development and research), corporate development, government affairs, administration and operations. The weightings of each category may vary year to year depending on the importance of the goal area for a particular year. The individual and company performance goals are established at levels that our Compensation Committee believes will be difficult to achieve but realistically achievable with significant and sustained effort by our executive officers. The annual bonus program for executive officers is the same program that applies to all of our employees, except that the target bonus opportunities and the weighting of company and individual performance vary by employee level and non-executive employees are not subject to the minimum performance hurdle.

In January 2007, our Compensation Committee met to review and certify the results of each company performance goal and the individual performance of each executive officer to determine the corporate performance factor at which bonuses would be achieved under the bonus program for 2006. Our Compensation Committee has the discretion to award up to an additional 10% weighting (in addition to the 100% bonus target for pre-set company performance goals) to reward for unplanned achievements. The table below summarizes our performance goal categories, 2006 weightings and 2006 performance against goals, which were used to calculate the company performance factor of 1.45.

Company Performance Category		2006 Weighting (A)		2006 Result (B)	Total (A x B)
Financial	Commercial and Revenue Growth	20%		1.40	0.2800
	Financial Performance	10%		1.35	0.1350
Product Development	Development	20%		1.40	0.2800
	Research	10%		1.30	0.1300
Corporate Development and Government Affairs	Corporate Development Government Affairs	10 5	% %	1.35 1.35	0.1350 0.0675
Administration	Finance, Legal, Human Resources and Facilities	15%		1.25	0.1875
Operations	Manufacturing	10%		1.35	0.1350
Target Bonus Amount		100%			1.35
Unplanned Results		10%		1.00	0.1000
Company Performance Factor					1.45

Some of the highlights of the 2006 achievements approved by our Compensation Committee include the following:

•

Financial and commercial growth: Significantly exceeded most of the financial and commercial targets for the year on a quarterly and full-year basis, including reporting total revenues in excess of $3 billion, a 49% increase over 2005;

•

Product development: Exceeded research and development goals by progressing the preclinical and/or clinical evaluation of several pipeline product candidates, including GS 9137 for the treatment of infection by the human immunodeficiency virus, and tenofovir disoproxil fumarate for the treatment of hepatitis B;

•

Corporate development and government affairs: Achieved all corporate development and government affairs objectives, including completing the acquisition of Corus; and advancing Atripla®-related negotiations with Bristol Myers-Squibb Company and Merck & Co., Inc.;

•

Product manufacturing: Achieved all manufacturing objectives, including rapid distribution of Atripla following U.S. Food and Drug Administration (FDA) approval and ensuring sufficient inventory levels to meet the demand at launch; and the acquisition of the manufacturing facility, Raylo Chemicals Inc., which will support both investigational and commercial product scale-up and manufacturing;

•

Significant unplanned accomplishments: Completed the acquisition of Myogen and submitted a new drug application to the FDA for ambrisentan for the treatment of pulmonary arterial hypertension and signed agreements with eleven Indian generic drug manufacturers granting them the right to produce and distribute generic versions of tenofovir disoproxil fumarate in 95 low-income countries around the world.

In addition to meeting the corporate goals, each of the Named Executive Officers (other than Dr. Martin) had to achieve certain individual goals in order to receive the portion of the bonus allocated to individual performance under the bonus program. These goals are generally subjective regarding the achievement of specific research, development or commercial goals that support our long-term objectives. We believe that achievement of the targets that were established would both reward our Named Executive Officers for their performance and enhance stockholder value. Dr. Martin evaluated the performance of each of Dr. Bischofberger, Dr. Milligan, Mr. Young and Dr. Toole, against his stated individual performance goals and concluded that each had exceeded his goals. As a result of their strong individual performance, each of these individuals received an individual performance factor in excess of 100%. The individual performance factors are summarized in the table below and reflect the extent to which their individual contributions benefited the company. In 2007, based on 2006 performance, our Compensation Committee approved the following bonus payments to our Named Executive Officers, which on average were 144% of their target annual bonus award. The approved bonus payments resulted in total cash compensation above the 50th percentile for the executive officer group. Our Compensation Committee also noted that our 2006 performance relative to this same peer group approximated or exceeded the 75th percentile (and in many cases the 90th percentile) with respect to the following quantifiable measures: earnings per share growth, return on assets, return on equity, revenue per employee, market capitalization per employee and one-year stock price growth.

Bonus payments were made on March 15, 2007, which is the same date all employees received their 2006 bonuses. The following chart summarizes information with respect to the total bonus payment, including company performance and individual performance weightings and performance factors, used in the calculation of the total bonus payment to each of our Named Executive Officers for performance during 2006:

Named Executive Officer	Target Bonus (as % of Salary)	Target Bonus (Dollar Amount)	Company Performance		Individual Performance		Total Bonus Payment	Total Bonus Payment as % of Target
			Company Performance Factor	Weighting	Individual Performance Factor	Weighting
John C. Martin	100%	$1,000,000	145%	100%	NA	NA	$1,450,000	145%
Norbert W. Bischofberger	60%	$366,000	145%	75%	140%	25%	$526,125	144%
John F. Milligan	60%	$330,000	145%	75%	140%	25%	$474,375	144%
Kevin Young	60%	$300,000	145%	75%	140%	25%	$431,250	144%
John J. Toole	40%	$148,000	145%	75%	120%	25%	$205,350	139%

Equity Compensation: Overview

Equity compensation represents the largest component of our executive officer compensation program. We believe this is appropriate to align the interests of our executive officers with those of our stockholders to achieve and sustain long-term stock price growth. We believe that one of the most effective ways to accomplish this objective is to provide executive officers with a substantial economic interest in the long-term appreciation of our common stock through the grant of nonqualified stock options with an exercise price equal to the closing price of our stock on the day prior to the date of grant. Stock options provide value only if our stock price increases (which benefits all stockholders), and only if the executive or employee remains with us until his or her options vest. Our standard practice is to grant options to executive officers (as well as other employees) that vest ratably over a five-year period (e.g., the first 20% vest one year from the grant date and the remaining options vest 5% each quarter thereafter until fully vested). We believe this vesting schedule is appropriate and encourages retention of our executive officers as individuals must remain employed for one year before they can potentially realize any value and remain with us a total of five years to realize the maximum value. This vesting schedule is longer than what some of our peer companies offer, but we believe it is a critical element in executive retention and in the preservation of stockholder value. In 2007, performance shares were introduced as part of each executive officer’s annual merit equity grant. We introduced this new form of equity to our executives because performance shares provide an opportunity to measure and reward executives for achievement of various long-term performance measures as well as enhanced performance relative to peers. Currently, our other cash and equity incentive programs reward the achievement of internal goals and/or absolute stock price performance. We have observed that our market peers have also recently adopted the use of performance-based equity to motivate their executive officers, so we believe that our grant of the performance share awards are consistent with developing competitive practices.

The performance shares vest based on our achievement against specific performance objectives with vesting occurring over a three year period, with the first 25% vesting in year one, 25% in year two and the remaining 50% in year three (see the section “Equity Compensation: 2007 Executive Equity Program” on page 45 below for more details). We believe that a three-year vesting period is appropriate in connection with the 2007 Performance Share awards because a vesting period of more than three years may dilute the participant’s intensity of focus on reaching the performance goals.

Equity Grant Practices

Our Compensation Committee approves all equity grants to our executive officers. We do not backdate options or grant options retroactively. In addition, we do not plan to coordinate grants of options so that they are made before an announcement of favorable information, or after an announcement of unfavorable information. We do not reprice options. Likewise, if our stock price declines after the grant date, we do not replace options. Our practice is to approve annual stock award grants at the January Compensation Committee and full Board meeting, the date of which is set approximately one year in advance. Our Compensation Committee and our Board selected the January Board meeting as the date to approve annual equity grants because it coincides with our Compensation Committee’s and Board’s review of prior year company and individual performance and the approval of other executive officer compensation decisions (e.g., base salary increases and bonus payments). Further, our Compensation Committee and our Board believe it is a better practice to approve executive officer grants during a regular meeting rather than by unanimous written consent, so that our Compensation Committee and our Board members have adequate time to ask questions of Dr. Martin regarding his recommendations for the other Named Executive Officers and our Compensation Committee and Board members can carefully deliberate Dr. Martin’s compensation arrangements. The exercise price for the executive officer stock option grants is the closing price on the trading day immediately prior to the January Board meeting. As permitted under generally accepted accounting principles we historically and consistently determined the fair market value under our stock option plans based upon the closing market price as reported by NASDAQ for the trading day immediately preceding the date of grant. This enables our Compensation Committee to know the fair market value of the options prior to the meeting, regardless of whether the meeting occurs prior to or after the close of the market, and allows us to communicate the award of the grants with the exercise price to the optionees immediately following approval of the grants.

For administrative efficiency, our Board has created a stock option committee, composed of Dr. Martin, and has delegated authority to Dr. Martin to approve equity grants to employees who are below the level of vice president. Grants must be made following guidelines for each grade level and subject to an annual equity pool approved by the Board, which for 2006 and 2007 was approximately 9.1 and 7.8 million shares respectively, less the number of shares awarded to the Vice Presidents and above which are approved by our Compensation Committee. Dr. Martin and our human resources department are required to provide quarterly tracking updates to our Compensation Committee regarding equity usage. Guidelines for these grade levels typically do not exceed 25,000 shares. Furthermore, we have adopted a policy that all grants to non-executive officer employees must be made on the 10th day of the month (unless the 10th falls on a weekend, in which case the grant date is the first business day thereafter), with an exercise price equal to the closing price of our common stock on the day before their grant. This applies to new hire awards, annual merit awards, and other special recognition awards that may occur throughout the year. As a result of this, the annual merit grant date and associated exercise price of executive officer grants do vary from the rest of the employee population. Rather than having an exercise price equal to the closing price on the date prior to the January Board meeting (which is the case for the executive officer grants), non-executive employee grants have an exercise price equal to the closing price on the day before their grant, which is typically February 10 (unless the 10th falls on a weekend, in which case the grant date is the first business day thereafter) for the merit grant to non-executive employees.

We are sensitive to stockholder concerns about stock usage and dilution. As a consequence, management and our Compensation Committee have taken the following steps to manage our equity grants:

•

The annual net issuances of stock-based awards to employees are limited to 3% of the number of shares of common stock outstanding, subject to extraordinary events (e.g., acquisitions). Our actual averaged net issuance of stock-based awards is 1.8% of outstanding common stock over the last three years (exclusive of shares assumed through acquisitions) and was 1.5% this past year.

•

The target grant levels for executive officer equity grants are structured in consideration of peer group practice with respect to the economic value of equity compensation and the number of shares granted as a percent of total common shares outstanding.

•

Equity grants to individual executive officers are generally adjusted from target based on individual performance against their annual goals in the preceding year, the expected future contribution and long term retention of the executive and our performance compared to the peer group. Our Compensation Committee also takes into account outstanding options and other equity value already held by the Named Executive Officer at the time of grant.

We do not currently have stock ownership guidelines for the executive officers. Our Compensation Committee does not believe such requirements are necessary at this time because the Named Executive officers have a long history of holding our stock, on average with a value in excess of ten times their annual base salary amount.

Equity Compensation: 2006 Awards

Up to and including 2006, we delivered equity compensation to the executive officers (as well as other employees) solely in stock options, subject to the vesting restrictions stated above. There have been limited cases where we have used performance-based restricted stock for limited key new hires or select individuals in connection with acquisitions. The “Grants of Plan-Based Awards” table lists the 2006 stock option awards for the Named Executive Officers. Using the guidelines above, Dr. Martin recommended stock option award levels for the Named Executive Officers (except himself) to our Compensation Committee in January 2006. Our Compensation Committee approved Dr. Martin’s recommendations for the Named Executive Officers.

Our Compensation Committee recommended to our Board a grant of 450,000 stock options for Dr. Martin, and our Board approved this grant during 2006. Our Compensation Committee based this recommendation on: the competitive assessment of equity awards to chief executive officers at our peer group companies; our operational, financial and stock price performance in 2005; and our consistent financial and stock price performance relative to our peers over the past few years.

Equity Compensation: 2007 Executive Equity Program

In 2005, we undertook an extensive review of our equity program in connection with recent accounting changes affecting the expense treatment of stock options on our financial results, as well as increased stockholder scrutiny of employee equity programs generally. The purpose of this review was to determine whether other forms of equity compensation could strengthen the link between executive and employee reward opportunities and the creation of long-term stockholder value.

Our senior management and our Board concluded that stock options continue to be an appropriate equity compensation tool for our executive officers but that delivering a portion of equity compensation for Dr. Martin through Vice President levels in performance shares (i.e., full-value stock award units that would vest based on the achievement of pre-established goals) would allow us to reward executives for sustained performance against key long-term performance measures as well as performance relative to our peers, which is how many of our stockholders measure our performance.

Beginning in 2007, 75% of each executive officer’s equity award will be granted as stock options, subject to our current five-year vesting schedule. The remaining 25% of each executive officer’s equity award will be granted as performance shares. We generally used a three-for-one stock option to performance share conversion ratio. For example, if the former target stock award for an executive officer was 100,000 stock options, this year the individual would receive 75,000 stock options and 8,333 of performance shares. For 2007, executive officers have been granted an allotted number of performance shares, which is used to calculate the actual number of performance shares issuable under the performance award grant. Actual performance shares are calculated by multiplying the number of allotted performance shares by a performance percentage ranging from 0% to 200%. Actual performance shares will vest and convert into shares of our common stock (on a one-to-one basis) only if a committee (or subcommittee) of our Board determines that we have achieved defined performance goals based on the following two performance criteria: (a) our total stockholder return (TSR) relative to the AMEX Biotech- Pharmaceutical Index (the “Peer Group Index”) (b) and our revenue growth relative to the Peer Group Index. The AMEX Biopharmaceutical Index (BPI) was selected because it allows us to compare ourselves against a relatively stable and objective peer group which consists of thirty-six companies. The performance share awards that were made in 2007 were divided into three tranches for both vesting and performance measurement purposes as follows:

Tranche	Percent of Allotted Shares Eligible for Vesting	Performance Measurement Period		Vesting Date
		Total Shareholder Return (TSR)	Revenue Growth
1	25%	2007 stock performance compared to 2006 stock performance	2007 revenues compared to 2006 revenues	By March 17, 2008
2	25%	Averaged combined 2007 and 2008 stock performance compared to 2006 stock performance	2008 revenues compared to 2006 revenues	By March 16, 2009
3	50%	Averaged combined 2007, 2008 and 2009 stock performance compared to 2006 stock performance	2009 revenues compared to 2006 revenues	By March 15, 2010

The percentages in the table below represent the percent of allotted performance shares which would vest at the end of a performance measurement period based on our percentile rankings for both revenue growth and TSR relative to the Peer Group Index. For example, if at the end of the particular measurement performance period, our revenue growth is at the 85th percentile relative to the Peer Group Index and TSR is at the 50th percentile relative to the Peer Group Index, 150% of the allotted performance shares eligible for vesting for that period would vest. If our performance is at or above the 80th percentile of the Peer Group Index for both TSR and revenue growth at the end of the particular performance measurement period, 200% of the allotted performance shares eligible for vesting for that period would vest, representing the maximum award opportunity. If our performance is below the 20th percentile of the Peer Group Index for both TSR and revenue growth at the end of the particular performance measurement period, none of the allotted performance shares eligible for vesting for that period would vest.

PERFORMANCE PERCENTAGE USED TO DETERMINE THE

ACTUAL NUMBER OF PERFORMANCE SHARES TO BE AWARDED

Our TSR vs. the Peer Group Index

≥ 80th percentile	100.0%	110.0%	150.0%	175.0%	200.0%
60th to 79th percentile	75.0%	85.0%	125.0%	150.0%	175.0%
40th to 59th percentile	50.0%	60.0%	100.0%	125.0%	150.0%
20th to 39th percentile	10.0%	20.0%	60.0%	85.0%	110.0%
< 20th percentile	0.0%	10.0%	50.0%	75.0%	100.0%
	< 20th percentile	20th to 39th percentile	40th to 59th percentile	60th to 79th percentile	≥ 80th percentile

Our Revenue Growth vs. the Peer Group Index

The table below summarizes the 2007 option and performance share grants for the Named Executive Officers:

Name and Title	Stock Option Grant	Performance Share Grant
		Minimum Number of Actual Shares	Target Number of Shares	Maximum Number of Actual Shares
John C. Martin	300,000	0	35,000	70,000
Norbert W. Bischofberger	130,000	0	13,000	26,000
John F. Milligan	140,000	0	14,000	28,000
Kevin Young	130,000	0	13,000	26,000
John J. Toole	40,000	0	4,570	9,140

Benefits and Perquisites

We do not provide pension arrangements or post-retirement health coverage for our executive officers or employees. The benefits offered to our executive officers are substantially the same as those offered to all our employees. We provide medical and other benefits to executives that are generally available to other full-time employees, including an employee stock purchase plan, premiums for group term life insurance and a 401(k) plan. The 401(k) plan is a contributory defined contribution plan, and we will contribute to each participant a matching contribution equal to 50% of the first 6% of the participant’s compensation that has been contributed to the plan, up to a maximum contribution of $2,500 in 2006 ($3,500 in 2007). All of our executive officers participated in our 401(k) plan during fiscal 2006 and received matching contributions. In one instance, we have provided limited commuting expenses related to a previous relocation to an executive officer. See the “Summary Compensation Table” on page 51 below.

Nonqualified Deferred Compensation

Executive officers are eligible to enroll in our Deferred Compensation Plan under which participants may elect to defer a portion of their base salary and part of or all of their annual bonus otherwise payable to them, and thereby defer taxation of these deferred amounts until actual payment of the deferral amounts in future years. This plan was implemented in 2001 as a financial planning tool for executives and allows executives to save for retirement in a tax-effective way at minimal cost to the company. See the “Nonqualified Deferred Compensation Table” on page 55 below for detailed information regarding the account balances for each Named Executive Officer.

Post-Employment Obligations

We do not provide employment agreements with any of our executive officers; all employment is at-will. However, we do provide severance as described below. We adopted the Gilead Sciences, Inc. Severance Plan to provide severance benefits for employees, including executive officers, upon:

•

an involuntary termination by us not for cause, such as due to a company-wide restructuring, departmental reorganization, significant restructuring of an individual’s job duties or due to a change in work location of more than 50 miles from the previous location, and

•	termination in connection with a change in control.

Upon an involuntary termination by us without cause, our Severance Plan provides for certain cash benefits, outplacement services and continued coverage under our health and welfare plans for a specified period. Upon such termination, stock awards held by our executive officers will not be subject to accelerated vesting or otherwise enhanced.

Upon a termination of employment in connection with a change in control, our executive officers would receive certain enhanced cash benefits, outplacement services and continued coverage under our health and welfare plans for a specified period, and stock awards held by our executive officers will become fully vested and exercisable as of the termination date. In addition, our executive officers may receive an additional cash payment equal to the amount of any estimated excise tax imposed on the compensation benefits received in connection with the change in control which may be deemed to be a parachute payment subject to excise tax under the Internal Revenue Code. The severance provisions associated with a change in control are not additive with the severance provisions applicable to involuntary termination without cause.

We adopted our Severance Plan in order to preserve employee morale and productivity and encourage retention in the face of the disruptive impact of an actual or rumored change in control of the company. In addition, for executives, the program is intended to align executive and stockholder interests by enabling executives to consider corporate transactions that are in the best interests of the stockholders and other constituents of the company without undue concern over whether the transactions may jeopardize the executives’ own employment. For example, our Severance Plan has a “double trigger” which means that an executive only receives severance payments if there is a change in control as well as a loss of employment. This differs from a “single trigger” payment that would provide severance immediately upon a change in control. This is consistent with the purpose of the program, which is to provide employees with a guaranteed level of financial protection upon loss of employment.

No benefits will be paid to executive officers or eligible employees under either section of the Severance Plan if the termination is for cause, for failure to meet specified performance objectives, for a voluntary resignation (other than as set forth above), retirement or due to death. In addition, no benefits under the Severance Plan will be paid if the executive officer or eligible employee terminates employment with us in order to accept employment with another entity that is wholly or partly owned by us or certain of our affiliates or subsidiaries.

Please see “Severance and Change in Control Arrangements with Named Executive Officers” beginning on page 56 below for a more detailed discussion of our Severance Plan, including the potential payouts to our Named Executive Officers upon an involuntary termination not for cause or termination in connection with a change in control.

Total Compensation

We believe we are fulfilling our compensation objectives and in particular, rewarding executive officers in a manner that supports our strong pay-for-performance philosophy and in a way that strives to maintain fair, reasonable and responsible pay. A substantial portion of executive compensation is tied directly to our performance and is structured to ensure that there is an appropriate balance between our long-term and short-term performance, and also a balance between our operational performance and stockholder return. On average, the total actual pay position for the Named Executive Officers in 2006 was above the 75th percentile of the peer group and the average resulting pay mix was approximately 10% base salary, 10% target annual bonus opportunity and 80% for equity grant value. Our 2006 performance relative to this same peer group approximated or exceeded the 75th percentile (and in many cases the 90th percentile) with respect to the following quantifiable measures: earnings per share, earnings per share growth, return on assets, return on equity, revenue per employee, market capitalization per employee and one-year, two-year and three-year stock price growth. Even though it is above our stated philosophy, management and our Compensation Committee believes the average actual pay position relative to market and pay mix are reasonable and appropriate based on our compensation objectives, the high caliber of our executives as demonstrated through their performance over several years and our long track record of superior performance relative to industry peers.

2007 Executive Compensation

In January 2007, our Compensation Committee approved 2007 base salaries and target 2007 bonus awards and awarded stock option grants and performance shares to the following executive officers as detailed in the table below. These decisions were based on the executive compensation philosophy principles discussed earlier in this discussion and analysis and reflect our Compensation Committee’s assessment of company and individual performance during 2006.

Executive Officer	Base Salary	Target 2007 Bonus Awards (as % of Base Salary)	Number of Stock Options Awarded(1)	Number of Allotted Performance Shares Awarded
John C. Martin	$1,050,000	110%	300,000	35,000
Norbert W. Bischofberger	$640,500	60%	130,000	13,000
John F. Milligan	$605,000	60%	140,000	14,000
Kevin Young	$530,000	60%	130,000	13,000
John J. Toole	$384,800	40%	40,000	4,570

(1)	Stock option awards were granted on January 22, 2007 with an exercise price of $65.58 per share.

Tax Considerations

We believe it is in our best interest, to the extent practical, to have executive officer compensation be fully deductible under Section 162(m). Section 162(m) of the Code generally provides that a publicly-held company may not deduct compensation paid to certain of its top executive officers to the extent that such compensation exceeds $1 million per officer in a calendar year. Compensation that is “performance-based compensation” within the meaning of the Code does not count toward the $1 million limit.

We have taken steps to cause payments to executive officers under the corporate bonus and equity compensation programs generally to meet the Section 162(m) requirements. As a consequence, all compensation paid to our executive officers, except for $7,126 of imputed income for Dr. Martin, did not exceed the $1 million limit under Section 162(m) of the Code. Our Compensation Committee nevertheless retains the discretion to provide compensation that potentially may not be fully deductible to reward performance and/or enhance retention.

COMPENSATION COMMITTEE REPORT(1)

Our Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and contained within this Proxy Statement with management and, based on such review and discussions, our Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated into our Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

Compensation Committee

Gordon E. Moore, Chairman
John F. Cogan
John W. Madigan
Nicholas G. Moore

(1)

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act of 1934, as amended.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2006(1):

Equity Compensation Plan Information

Plan Category	Number of Common Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-average Exercise Price of Outstanding Options, Warrants and Rights (b)(2)	Number of Common Shares Remaining Available for Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)(3)
Equity compensation plans approved by security holders	46,887,192	$30.4608	23,985,386
Equity compensation plans not approved by security holders	—	—	—

Total:	46,887,192	$30.4608	23,985,386

(1)

See the table on page 20 above for the share reserve/allocation, weighed average exercise price and weighted average remaining contractual term under all of our equity incentive plans as of February 28, 2007.

(2)	Does not take into account 8,241 phantom shares granted to directors under our 2004 Plan.
(3)	Includes approximately 1.2 million shares reserved for issuance under our Employee Stock Purchase Plan.

SUMMARY COMPENSATION TABLE

The following table shows, for the year ended December 31, 2006, certain compensation awarded or paid to, or earned by, our Named Executive Officers:

Name and Principal Position	Year	Salary(1)	Bonus		Stock Awards	Option Awards(2)	Non-Equity Incentive Plan Compensation(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation		Total
John C. Martin, President and Chief Executive Officer	2006	$997,917	—		—	$7,156,909	$1,450,000	—	$3,670		$9,608,496
Norbert W. Bischofberger, Executive Vice President, Research and Development and Chief Scientific Officer	2006	$607,500	—		—	$3,105,230	$526,125	—	$3,756		$4,242,611
John F. Milligan, Executive Vice President, Chief Operating Officer and Chief Financial Officer	2006	$545,833	—		—	$3,184,565	$474,375	—	$9,677		$4,214,450
Kevin Young,	2006	$495,833	$133,333	(4)	—	$2,275,805	$431,250	—	$18,975	(5)	$3,355,196
Executive Vice President, Commercial Operations
John T. Toole, Senior Vice President, Clinical Research	2006	$368,333	—		—	$1,836,610	$205,350	—	$3,435		$2,413,728

(1)	Includes amounts earned but deferred at the election of the Named Executive Officers pursuant to our 401(k) employee savings and retirement plan and/or our Deferred Compensation Plan.
(2)

Represents the amount of compensation cost recognized by us in fiscal 2006 related to stock option awards granted in fiscal 2006 and prior years, as described in Statement of Financial Accounting Standards No. 123R (SFAS 123R). For a discussion of valuation assumptions, see Note 16 to our 2006 Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2006. Please see the “Grants of Plan-Based Awards” table on page 52 below for more information regarding stock awards granted in 2006.

(3)

Includes amounts paid in March 2007 based on our Compensation Committee’s review of corporate performance and individual achievements for fiscal 2006. In accordance with our corporate bonus plan, performance-based cash bonuses with respect to fiscal 2006 were paid to Named Executive Officers who were employed on the payment date. Also includes amounts awarded but deferred at the election of the Named Executive Officers pursuant to our Deferred Compensation Plan.

(4)	Includes the final installment of Mr. Young’s signing bonus. Mr. Young’s signing bonus in the aggregate amount of $400,000 was payable in three annual installments commencing in 2004.
(5)

Includes amounts for airline club dues, annual premium paid under our group term life insurance policy, matching contributions made under our 401(k) plan in the amount of $2,500 and commuting expenses between Mr. Young’s residence and our Foster City office in the amount of $15,399.

GRANTS OF PLAN-BASED AWARDS

The following table sets forth certain additional information regarding grants of plan-based awards to our Named Executive Officers for the fiscal year ended December 31, 2006.

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Award(2) ($/Share)	Closing Price on Grant Date ($/Share)	Grant Date Fair Value of Stock and Option Award(3) ($)
		Threshold ($)	Target(1) ($)	Maximum ($)	Threshold (#)	Target(2) (#)	Maximum (#)
John C. Martin	1/25/2006	—	—	—	—	450,000	—	—	—	$58.01	—	$11,191,815
	N/A	—	$1,000,000	$1,500,000	—	—	—	—	—	—	—	—

Norbert W. Bischofberger	1/25/2006	—	—	—	—	180,000	—	—	—	$58.01	—	$4,476,726
	N/A	—	$366,000	$549,000	—	—	—	—	—	—	—	—

John F. Milligan	1/25/2006	—	—	—	—	200,000	—	—	—	$58.01	—	$4,974,140
	N/A	—	$330,000	$495,000	—	—	—	—	—	—	—	—

Kevin Young	1/25/2006	—	—	—	—	180,000	—	—	—	$58.01	—	$4,476,726
	N/A	—	$300,000	$450,000	—	—	—	—	—	—	—	—

John J. Toole	1/25/2006	—	—	—	—	70,000	—	—	—	$58.01	—	$1,740,949
	7/26/2006	—	—	—	—	40,000	—	—	—	$61.89	$62.36	$1,024,524
	N/A	—	$148,000	$222,000	—	—	—	—	—	—	—	—

(1)

Actual amounts paid in March 2007 based on our Compensation Committee’s review of corporate performance and individual achievements for fiscal 2006 are included in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table” on page 51 above. In accordance with our corporate bonus plan, performance-based cash bonuses with respect to fiscal 2006 were paid to Named Executive Officers who were employed as of the payment date.

(2)

The terms of the option grants, which include both incentive and nonstatutory stock options, are consistent with those of options granted to other employees under the 2004 Plan. All options vest over a five-year period. The options vest at the rate of 20% on the first anniversary of the grant and 5% each quarter thereafter during the optionee’s employment. Subject to certain exceptions, all options expire on the tenth anniversary of the grant date. The exercise price per share of each option granted was equal to the closing market price of our common stock on the last trading day before the grant date. The closing market price on the grant date has been disclosed when this price exceeded the exercise price of the award.

(3)

Represents the grant date fair value, pursuant to SFAS 123R. For a discussion of valuation assumptions, see Note 16 to our 2006 Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2006.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth information regarding each unexercised option held by each of our Named Executive Officers as of December 31, 2006.

	Option Awards							Stock Awards(1)
Name	Number of Securities Underlying Unexercised Options (#)(2)	Number of Securities Underlying Unexercised Options (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)(3)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
	Exercisable	Unexercisable
John C. Martin	315,392 786,296 13,704 266,504 13,496 466,488 13,512 532,000 600,000 467,500 148,750	— — — — — — — 28,000 200,000 382,500 276,250		— — — — — — — — — — —	$ $ $ $ $ $ $ $ $ $ $	2.86 7.30 7.30 7.41 7.41 7.40 7.40 16.44 17.89 30.53 32.02	7/22/2008 7/22/2009 7/22/2009 4/5/2010 4/5/2010 1/18/2011 1/18/2011 1/30/2012 1/29/2013 1/28/2014 1/26/2015	— — — — — — — — — — —	— — — — — — — — — — —	— — — — — — — — — — —	— — — — — — — — — — —
	—	450,000	(4)	—		$58.01	1/25/2016	—	—	—	—

Norbert W. Bischofberger	120,000 160,000 192,500 61,250	20,000 100,000 157,500 113,750		— — — —	$ $ $ $	16.44 17.89 30.53 32.02	1/30/2012 1/29/2013 1/28/2014 1/26/2015	— — — —	— — — —	— — — —	— — — —
	—	180,000	(4)	—		$58.01	1/25/2016	—	—	—	—

John F. Milligan	11,760 2,856 4,008 3,816 7,176 72,824 80,000 76,000 114,000 150,000	— — — — — — — 4,000 6,000 50,000		— — — — — — — — — —	$ $ $ $ $ $ $ $ $ $	7.41 11.76 7.40 7.40 9.81 9.81 17.16 16.44 16.44 17.89	4/5/2010 11/8/2010 1/18/2011 1/18/2011 4/18/2011 4/18/2011 10/25/2011 1/30/2012 1/30/2012 1/29/2013	— — — — — — — — — —	— — — — — — — — — —	— — — — — — — — — —	— — — — — — — — — —

	Option Awards							Stock Awards(1)
Name	Number of Securities Underlying Unexercised Options (#)(2)	Number of Securities Underlying Unexercised Options (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)(3)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
	Exercisable	Unexercisable
	91,000 165,000 61,250	49,000 135,000 113,750		— — —	$ $ $	35.00 30.53 32.02	7/30/2013 1/28/2014 1/26/2015	— — —	— — —	— — —	— — —
	—	200,000	(4)	—		$58.01	1/25/2016	—	—	—	—

Kevin Young	38,207 6,543	150,000 81,250		— —	$ $	35.35 32.02	11/2/2014 1/26/2015	— —	— —	— —	— —
	—	180,000	(4)	—		$58.01	1/25/2016	—	—	—	—

John J. Toole	6,000 39,148 852 40,000 57,000 16,000 52,500 52,000 82,500 25,000 29,750 7,500	— — — — 3,000 4,000 17,500 28,000 67,500 25,000 55,250 22,500		— — — — — — — — — — — —	$ $ $ $ $ $ $ $ $ $ $ $	9.81 13.60 13.60 17.16 16.44 16.94 17.89 35.00 30.53 28.50 32.02 43.97	4/18/2011 7/19/2011 7/19/2011 10/25/2011 1/30/2012 10/30/2012 1/29/2013 7/30/2013 1/28/2014 4/21/2014 1/26/2015 7/27/2015	— — — — — — — — — — — —	— — — — — — — — — — — —	— — — — — — — — — — — —	— — — — — — — — — — — —
	—	70,000	(4)	—		$58.01	1/25/2016	—	—	—	—
	—	40,000	(4)	—		$61.89	7/26/2016	—	—	—	—

(1)	None of the Named Executive Officers had any outstanding stock awards at the end of fiscal 2006.
(2)

All options vest over a five-year period. The options vest at the rate of 20% on the first anniversary of the grant and 5% each quarter thereafter during the optionee’s employment. Subject to certain exceptions, all options expire on the tenth anniversary of the grant date.

(3)	Represents the closing market price of our common stock on the last trading day before the grant date.
(4)	Option award for the Named Executive Officer is also included in the “Grants of Plan-Based Awards” table on page 52 above.

OPTION EXERCISES AND STOCK VESTED

The following table shows the number of shares acquired upon exercise of stock options by each of our Named Executive Officers during the year ended December 31, 2006.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
John C. Martin	519,968	$30,053,689	—	—
Norbert W. Bischofberger	510,000	$23,593,384	—	—
John F. Milligan	124,060	$6,662,864	—	—
Kevin Young	99,000	$2,663,907	—	—
John J. Toole	126,000	$6,864,988	—	—

NONQUALIFIED DEFERRED COMPENSATION

The following table shows the executive contributions, earnings and account balances for the Named Executive Officers under our Deferred Compensation Plan. The Deferred Compensation Plan allows participants with the title of vice president and higher (including all Named Executive Officers) to defer annually the receipt of up to 70% of their base salary and/or up to 100% of their annual bonus otherwise payable to them, and thereby defer taxation of these deferred amounts until actual payment of the deferred amounts in future years.

Our Deferred Compensation Plan is administered by Fidelity Investments. Participants may invest deferred monies in a range of investment vehicles that generally mirror the choices available to all employees in the 401(k) plan. The investment options in the Deferred Compensation Plan have returns that would be the same as those earned on the same options in the 401(k) plan. The rates of return for the 21 funds in the Deferred Compensation Plan ranged from 4.26% to 23.86%.

Name	Executive Contributions in Last Fiscal Year(1)	Company Contributions in Last Fiscal Year	Aggregate Earnings in Last Fiscal Year	Aggregate Withdrawals / Distributions	Aggregate Balance at Last Fiscal Year-End
John C. Martin	—	—	$186,939	—	$2,780,179
Norbert W. Bischofberger	—	—	$163,307	—	$1,471,195
John F. Milligan	—	—	—	—	—
Kevin Young	$247,917	—	$32,670	—	$621,516
John J. Toole	$134,396	—	$21,711	—	$508,362

(1)	Executive contribution amounts are also included in the “Salary” column of the “Summary Compensation Table” on page 51 above.

SEVERANCE AND CHANGE IN CONTROL ARRANGEMENTS WITH

NAMED EXECUTIVE OFFICERS

The amount and type of compensation payable to each Named Executive Officer upon termination of employment under various circumstances are described below. There are three general categories of terminations, which are:

•

voluntary termination of employment by the Named Executive Officer for reasons not constituting constructive termination, which we refer to as voluntary termination; retirement of the Named Executive Officer; and termination of the Named Executive Officer’s employment by us for cause, as such term is defined in our Severance Plan and in our stock plans, which we refer to as termination for cause;

•

termination of the Named Executive Officer’s employment by Gilead for reasons not constituting cause, such as due to a company-wide or departmental reorganization, significant restructuring of an individual’s job duties, or a change in work location of more than 50 miles from the previous location, which we refer to as involuntary termination without cause; and

•	termination of the Named Executive Officer’s employment in connection with a change in control.

Compensation upon Voluntary Termination, Retirement or Termination for Cause

A termination of employment due to voluntary termination, retirement or termination for cause does not entitle the Named Executive Officers to any payments or benefits other than the accrued salary and vacation pay and vested benefits described above. Such compensation and benefits are available to salaried employees generally, except that any amounts payable to the Named Executive Officers upon termination under our Deferred Compensation Plan would not be applicable to certain employees as only employees with the title of vice president and higher are entitled to participate in our Deferred Compensation Plan. Stock awards held by our Named Executive Officers will not be subject to accelerated vesting or otherwise enhanced in the event of voluntary termination, retirement or termination for cause.

Compensation upon Involuntary Termination without Cause

Our Severance Plan provides benefits to the Named Executive Officers upon involuntary termination by us without cause. For the Named Executive Officers, these benefits consist of:

•

a cash benefit calculated as a multiple of the Named Executive Officer’s annual base salary and the target bonus under our annual bonus plan applicable to the executive officer for the bonus year in which employment terminates, prorated for the number of months of employment in the bonus year (the multiple is two times for Dr. Martin and one and one half times for all other Named Executive Officers),

•	outplacement services for 12 months for Dr. Martin and six months for all other Named Executive Officers, and

•

continued coverage under our health and welfare plans until the earlier of (a) the date the Named Executive Officer secures comparable health coverage from another employer and (b) 24 months after termination of employment for our Dr. Martin and 18 months after termination of employment for all other Named Executive Officers.

Stock awards held by our Named Executive Officers will not be subject to accelerated vesting or otherwise enhanced in the event of any involuntary termination without cause.

Cash benefits paid under our Severance Plan are paid in accordance with our normal payroll practices (e.g., semi-monthly). Although our Severance Plan provides the participant the option of receiving severance benefits in a lump sum payment, as a result of recent legislation, we no longer allow participants, including executive officers, to elect for a lump sum payment. In addition, severance payments to our “key employees” (as defined by the Internal Revenue Code), which includes executive officers, will commence six months after termination of employment. The Named Executive Officer will be required to execute a release of claims in favor of us and the revocation period under the release must have expired for the Named Executive Officer to receive benefits under our Severance Plan.

Compensation upon Termination of Employment in Connection with Change in Control

Our Severance Plan and stock plans provide benefits to the Named Executive Officers who are involuntarily terminated without cause or constructively terminated within a designated period before or following a change in control. Under our Severance Plan, if Dr. Martin is involuntarily terminated without cause or constructively terminated within 90 days preceding the date of a change in control or within 24 months following a change in control event, he would be entitled to receive cash benefits equal to:

•	three times his annual base salary, and

•	three times the greater of:

—	the last bonus paid to him under our annual bonus plan, or

—	his target bonus under our annual bonus plan for the bonus year in which employment terminates.

Under our Severance Plan, if any of our other Named Executive Officers is involuntarily terminated without cause or constructively terminated within 90 days preceding the date of a change in control or within 18 months following a change in control event, he would be entitled to receive cash benefits equal to:

•	two and one half times his annual base salary, and

•	two and one half times the greater of:

—	the last bonus paid to him under our annual bonus plan, or

—	his target bonus under our annual bonus plan for the bonus year in which employment terminates.

In addition, in the event of such involuntary termination without cause or constructive termination in connection with a change in control, the Named Executive Officers would be entitled to receive non-cash benefits equal to:

•	outplacement services for 12 months for Dr. Martin and six months for all other Named Executive Officers, and

•

continued coverage under our health and welfare plans until the earlier of (a) the date the Named Executive Officer secures comparable health coverage from another employer and (b) 36 months following termination of employment for Dr. Martin and 30 months following termination of employment for all other Named Executive Officers.

Each Named Executive Officer who qualifies for such change in control benefits under our Severance Plan will also receive an additional cash payment which, net of applicable income, employment and excise taxes, plus any interest or penalties, is equal to the amount of any estimated excise tax to be imposed on the compensation benefits received under our Severance Plan as well as any other amount payable under any other of our compensation programs (such as stock option acceleration) which may be deemed to be a parachute payment subject to excise tax under the Internal Revenue Code.

Under our 2004 Equity Incentive Plan, under which our Named Executive Officers were granted stock awards, if within one month before or within a certain period following a change in control (24 months for Dr. Martin and 18 months for our other Named Executive Officers), a Named Executive Officer is involuntarily terminated without cause or constructively terminated, stock options and other awards granted to the Named Executive Officer under our 2004 Equity Incentive Plan will become fully vested and exercisable as of the date of such termination. Under our 1991 Stock Option Plan, under which our Named Executive Officers were granted stock awards, if within one month before or within 13 months following a change in control, a Named Executive Officer is involuntarily terminated without cause or constructively terminated, stock options and other awards granted to the Named Executive Officer under our 1991 Stock Option Plan will become fully vested and exercisable as of the date of such termination.

These are the only severance provisions associated with a change in control and are not additive with the severance provisions applicable to involuntary termination without cause.

As described above, certain additional compensation is payable to a Named Executive Officer if his employment was involuntary terminated without cause or terminated in connection with a change in control. The amounts shown in the table below assume that such termination was effective as of December 31, 2006, and do not include amounts in which the Named Executive Officer had already vested as of December 31, 2006. Such vested amounts would include vested stock awards, accrued wages and vacation and vested deferred compensation. The actual compensation to be paid can only be determined at the time of a Named Executive Officer’s termination of employment.

Potential Payments Upon Termination or Change in Control

Executive Benefits and Payments Upon Separation	Involuntary Termination Without Cause	Change In Control(1)
John C. Martin
Salary and bonus	$4,000,000	$7,350,000
Stock award vesting acceleration	—	$36,130,178
Benefits and perquisites:
Health and welfare benefits	$51,528	$77,292
Outplacement services	$14,000	$14,000
Excise tax and gross up	—	—

Total	$4,065,528	$43,571,470

Norbert W. Bischofberger
Salary and bonus	$1,464,000	$2,840,313
Stock award vesting acceleration	—	$16,081,463
Benefits and perquisites:
Health and welfare benefits	$27,234	$45,390
Outplacement services	$7,500	$7,500
Excise tax and gross up	—	—

Total	$1,498,734	$18,974,666

John F. Milligan
Salary and bonus	$1,320,000	$2,560,938
Stock award vesting acceleration	—	$14,075,503
Benefits and perquisites:
Health and welfare benefits	$38,646	$64,410
Outplacement services	$7,500	$7,500
Excise tax and gross up	—	—

Total	$1,366,146	$16,708,351

Kevin Young
Salary and bonus	$1,200,000	$2,328,125
Stock award vesting acceleration	—	$8,356,538
Benefits and perquisites:
Health and welfare benefits	$9,018	$15,030
Outplacement services	$7,500	$7,500
Excise tax and gross up	—	$2,328,085

Total	$1,216,518	$13,035,278

Executive Benefits and Payments Upon Separation	Involuntary Termination Without Cause	Change In Control(1)
John J. Toole
Salary and bonus	$777,000	$1,438,375
Stock award vesting acceleration	—	$8,127,553
Benefits and perquisites:
Health and welfare benefits	$38,646	$64,410
Outplacement services	$7,500	$7,500
Excise tax and gross up	—	—

Total	$823,146	$9,637,838

(1)

Amounts assume that the Named Executive Officer is terminated without cause or due to constructive termination during the period commencing one month before a change in control and ending 13 months following a change in control. If the Named Executive Officer is so terminated 13 months after a change in control, the Named Executive Officer may receive certain amounts, but such amounts would be less than the amounts shown.

COMPENSATION OF NON-EMPLOYEE DIRECTORS

Our directors play a critical role in guiding our strategic direction and overseeing the management of the company. Recent developments in corporate governance and financial reporting have resulted in an increased demand for highly qualified and productive public company directors.

The many responsibilities and risks and the substantial time commitment of being a director require that we provide adequate compensation commensurate with our directors’ workload and opportunity costs. Our non-employee directors are compensated based upon their respective levels of board participation and responsibilities, including service on board committees. Non-employee directors receive a combination of annual cash retainers and stock option grants in amounts that correlate to the responsibilities of each director in his or her service to us. In addition to this compensation, members of our Board are also eligible for reimbursement of expenses incurred in connection with attendance at Board and committee meetings and related activities, in accordance with our policy. Our only employee director, Dr. Martin, receives no separate compensation for his service as a director.

Our directors and Compensation Committee periodically review compensation for non-employee directors. Any recommendations for changes are then presented to the full Board by our Compensation Committee. From time to time, our Board has engaged Frederic W. Cook an independent compensation consultant, to provide advice and recommendations regarding director compensation primarily by analyzing director compensation arrangements of the biopharmaceutical and biotech companies included in the peer group that we use for benchmarking the competitiveness of our executive compensation.

The following table describes our compensation practices for non-employee directors during 2006. This compensation arrangement was approved and ratified by our Board in January 2006 and will remain in effect for 2007, unless otherwise amended by our Board. Any grants of discretionary stock awards to a non-employee director which are not made pursuant to a predetermined schedule below may only be made upon approval of a committee of our Board which is comprised of two or more non-employee directors, none of whom are the recipient of the stock award.

2006 and 2007 Non-Employee Director Compensation
	Cash(1)	Stock Options (in shares)(2)
		Initial	Annual
Board Member	$40,000 retainer (only if no Committee service)	30,000	18,750
Board Chair	$80,000 retainer	Determined at time of appointment	15,000 additional
Audit Committee Chair	$70,000 retainer	6,000 additional	10,000 additional
Committee Chairs (other than Audit)	$60,000 retainer	6,000 additional	7,500 additional
Committee Member (all Committees)	$60,000 retainer	3,000 additional	3,750 additional

(1)

Cash amounts represent the total cash compensation an individual Board member receives, depending on his or her role (for example, if the Audit Committee Chair also serves on our Compensation Committee, the total retainer paid is only the $70,000 Audit Committee Chair retainer).

(2)

All non-employee directors receive the board member stock option awards. Stock option amounts for board chair, committee chairs and committee members are in addition to the board member grant. Committee chairpersons and members may receive options to purchase no more than a total of 13,750 shares of our common stock annually for service on all committees.

Board members may elect to receive their cash retainers in the form of phantom shares that are deferred until a later date identified by the Board member. Phantom shares have a value equal to the fair market value of our common stock on the grant date and are delivered to directors in shares of our common stock upon settlement. Alternatively, Board members may elect to defer receipt of their cash retainer under our Deferred Compensation Plan.

Our Board has established a stock ownership guideline to encourage Board members to hold our common stock with an aggregate fair market value of at least three times their annual retainer. This target is to be achieved over time.

Non-employee director stock option awards are granted under the 2004 Plan. Options granted under the 2004 Plan are at prices not less than fair market value on the date of grant. Commencing in 2000, one of the members of our Board, Etienne Davignon, declined his annual stock option grants due to adverse consequences under Belgian tax law. In lieu of stock options, in 2006, our Board granted to Mr. Davignon a total of 8,250 shares of restricted stock under the 2004 Plan, with a six-month restriction on the ability to sell the stock in connection with his service on the Board and committees.

Initial option grants for new Board members vest over two years at the rate of 50% on the first anniversary of the date of grant and 50% on the second anniversary of the date of grant, subject to the condition of continuous service to us. Annual board member stock option grants, initial stock option grants for new committee members and chairpersons and annual stock option grants for committee members and chairpersons vest immediately on the date of grant. The exercise price of options granted must be paid in cash or shares of our common stock at the time the option is exercised.

During 2006, we granted options to purchase a total of 220,000 shares to our current non-employee directors, at exercise prices ranging from $57.35 to $57.36 per share. Each option granted had an exercise price equal to the fair market value of our common stock on the date of grant (based on the closing price for our common stock reported on the Nasdaq Global Select Market on the trading day immediately prior to the date of such grant).

The table below summarizes the compensation paid by us to non-employee directors for the fiscal year ended December 31, 2006.

2006 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash(1)		Stock Awards(2)		Option Awards(3)		Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Paul Berg	$60,000		—		$757,923	(4)	—	—	—	$817,923
John F. Cogan	$60,000	(5)	—		$966,849	(6)	—	—	—	$1,026,849
Etienne F. Davignon	$58,548		$474,698	(7)	—	(8)	—	—	—	$533,246
James M. Denny	$80,000		—		$925,944	(9)	—	—	—	$1,005,944
Carla A. Hills(10)	—		—		—		—	—	—	—
John W. Madigan	$58,548		—		$783,298	(11)	—	—	—	$841,846
John C. Martin(12)	—		—		—		—	—	—	—
Gordon E. Moore	$60,000		—		$713,409	(13)	—	—	—	$773,409
Nicholas G. Moore	$70,000	(14)	—		$823,569	(15)	—	—	—	$893,569
Gayle E. Wilson	$60,000	(16)	—		$998,139	(17)	—	—	—	$1,058,139

(1)	Includes annual cash retainer and fees for serving on our Board and committees of our Board.
(2)	Represents the amount of compensation cost recognized by us in fiscal 2006 related to non-option stock awards granted in fiscal 2006 and prior years, as described in SFAS 123R.
(3)

Includes annual stock option grants for all Board members and additional annual stock option grants for serving on committees of our Board. Represents the amount of compensation cost recognized by us in fiscal 2006 related to stock option awards granted in fiscal 2006 and prior years, as described in SFAS 123R. For a discussion of valuation assumptions, see Note 16 to our 2006 Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2006.

(4)

The grant date fair value, pursuant to SFAS 123R, of the stock option award issued to Dr. Berg in fiscal 2006 was $726,567. As of December 31, 2006, Dr. Berg had 382,300 options outstanding, of which 378,100 were exercisable.

(5)

Dr. Cogan elected to receive the entire amount of the fee in the form of phantom shares that have a value equal to the fair market value of our common stock on the grant date and will be delivered in shares of our common stock upon settlement.

(6)

The grant date fair value, pursuant to SFAS 123R, of the stock option awards issued to Dr. Cogan in fiscal 2006 was $709,522. As of December 31, 2006, Dr. Cogan had 65,250 options outstanding, of which 50,250 were exercisable.

(7)

The grant date fair value, pursuant to SFAS 123R, of the stock awards issued to Mr. Davignon in fiscal 2006 was $474,698. As of December 31, 2006, Mr. Davignon had 8,250 shares of restricted stock outstanding and exercisable. Restrictions have lapsed with respect to 100% of these shares.

(8)

Commencing in 2000, Mr. Davignon declined his annual stock option grants due to adverse consequences under Belgian tax law. In lieu of stock options, in 2006, our Board granted to Mr. Davignon restricted stock under the 2004 Equity Incentive Plan, with a six-month restriction on the ability to sell the stock in connection with his service on our Board and committees of our Board. As of December 31, 2006, Mr. Davignon had 120,000 options outstanding and exercisable.

(9)

The grant date fair value, pursuant to SFAS 123R, of the stock option award issued to Mr. Denny in fiscal 2006 was $817,388. As of December 31, 2006, Mr. Denny had 587,100 options outstanding, of which 567,300 were exercisable.

(10)	Mrs. Hills joined our Board in January 2007.

(11)

The grant date fair value, pursuant to SFAS 123R, of the stock option awards issued to Mr. Madigan in fiscal 2006 was $783,298. As of December 31, 2006, Mr. Madigan had 62,250 options outstanding, of which 47,250 were exercisable.

(12)	Dr. Martin received no separate compensation for his service as a director.
(13)

The grant date fair value, pursuant to SFAS 123R, of the stock option award issued to Dr. Gordon Moore in fiscal 2006 was $635,746. As of December 31, 2006, Dr. Moore had 504,250 options outstanding, of which 489,850 were exercisable.

(14)

Mr. Nicholas Moore elected to defer receipt of $42,000 of the fee under our Deferred Compensation Plan and elected to receive $28,000 of the fee in the form of phantom shares that have a value equal to the fair market value of our common stock on the grant date and will be delivered in shares of our common stock upon settlement.

(15)

The grant date fair value, pursuant to SFAS 123R, of the stock option award issued to Mr. Nicholas Moore in fiscal 2006 was $787,114. As of December 31, 2006, Mr. Moore had 89,000 options outstanding and exercisable.

(16)

Mrs. Wilson elected to receive $45,000 of the fee in the form of phantom shares that have a value equal to the fair market value of our common stock on the grant date and will be delivered in shares of our common stock upon settlement.

(17)

The grant date fair value, pursuant to SFAS 123R, of the stock option awards issued to Mrs. Wilson in fiscal 2006 was $874,119. As of December 31, 2006, Mrs. Wilson had 219,450 options outstanding, of which 212,250 were exercisable.

AUDIT COMMITTEE REPORT(1)

In connection with the audited consolidated financial statements for the fiscal year ended December 31, 2006, the Audit Committee has:

(1) reviewed and discussed the audited consolidated financial statements with management;

(2) discussed with Ernst & Young LLP, the Company’s independent registered public accounting firm (the “Auditors”), the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 UA Section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T ; and

(3) received the written disclosures and letter from the Auditors the matters required by Independence Standards Board Standard No. 1 (Independent Standards Board No. 1, Independence Discussions with Audit Committees), as adopted by the PCAOB in Rule 3600T, and has discussed with the independent accountant their independence.

Based upon these reviews and discussions, the Audit Committee recommended to the Board of Directors of the Company that the Company’s audited consolidated financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2006 filed with the Securities and Exchange Commission. The Board has approved this inclusion.

Audit Committee

Nicholas G. Moore, Chairman

John F. Cogan

James M. Denny

John W. Madigan

(1)

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act of 1934, as amended.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Executive Officer Loan

In May 2001, we entered into a loan agreement with John F. Milligan, our Executive Vice President, Chief Operating Officer and Chief Financial Officer. The original principal amount of the loan was $110,000 with a term of ten years. The loan is non-interest bearing and 50% of the principal amount will be forgiven on a pro rata basis over a period of five years beginning on the sixth anniversary of the loan as long as Dr. Milligan is still employed by us. In the event that Dr. Milligan ceases to be employed by us, the loan becomes interest-bearing and due and payable within 90 days of such termination of employment. The loan is secured by a deed of trust on Dr. Milligan’s residence. As of December 31, 2006, the outstanding balance of the loan was $110,000.

Indemnity Agreements

We have entered into indemnity agreements with each of our executive officers (including our Named Executive Officers) and directors which provide, among other things, that we will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings to which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of us, and otherwise to the full extent permitted under Delaware law and our Bylaws.

Severance Plan

Please see information under “Severance and Change in Control Arrangements with Named Executive Officers” on page 56 above for information concerning our Severance Plan, under which we provide severance benefits for employees, including our executive officers.

Polices and Procedures

Our Audit Committee is responsible for reviewing and approving, in advance, all related party transactions. Related parties include any of our directors or executive officers, certain of our stockholders and their immediate family members. This obligation is set forth in writing in the Audit Committee charter. A copy of the Audit Committee charter is available on our website at http://www.investors.gilead.com under “Corporate Governance.” Additionally, a copy of the Audit Committee charter is attached as Appendix A to this proxy statement. To identify related party transactions, each year, we submit and require our directors and officers to complete Director and Officer Questionnaires identifying any transactions with us in which the executive officer or director or their family members have an interest. We review related party transactions due to the potential for a conflict of interest. A conflict of interest occurs when an individual’s private interest interferes, or appears to interfere, with our interests. In addition, our Nominating and Corporate Governance Committee determines, on an annual basis, which members of our Board of Directors meet the definition of independent director as defined in Rule 4200 of the NASDAQ Marketplace Rules. This obligation is set forth in writing in the Nominating and Corporate Governance charter. A copy of the Nominating and Corporate Governance charter is available on our website at http://www.investors.gilead.com under “Corporate Governance.” Our Nominating and Corporate Governance Committee reviews and discusses any relationships with directors that would potentially interfere with his or her exercise of independent judgment in carrying out the responsibilities of a director. Finally, our Code of Ethics establishes the corporate standards of behavior for all our employees, officers, and directors and sets our expectations of contractors and agents. The Code of Ethics is available on our website at http://www.investors.gilead.com under “Corporate Governance.” Our Code of Ethics requires any person who becomes aware of any departure from the standards in our Code of Ethics to report his or her knowledge promptly to a supervisor or an attorney in the legal department.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as householding, potentially provides extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your written request to Susan Hubbard, Vice President, Investor Relations, Gilead Sciences, Inc., 333 Lakeside Drive, Foster City, California 94404 or contact ADP Investor Communication Services at (800) 542-1061. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the annual report and proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered.

OTHER MATTERS

Our Board, at the time of the preparation of this proxy statement, knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named on the accompanying proxy to vote on such matters in accordance with their best judgment. By Order of the Board of Directors.

Gregg H. Alton

Secretary

April 2, 2007

A copy of our Annual Report on Form 10-K for the year ended December 31, 2006, is available without charge upon written request to Investor Relations, Gilead Sciences, Inc., 333 Lakeside Drive, Foster City, California 94404 or by accessing a copy through Gilead’s website at http://www.investors.gilead.com under “Stock Information—SEC Filings.”

APPENDIX A

GILEAD SCIENCES, INC.

AUDIT COMMITTEE CHARTER

(Revised April 5, 2000)

(Revised October 30, 2002)

(Revised July 27, 2005)

(Revised May 9, 2006)

The Audit Committee shall be composed of at least three members of the Board of Directors, all of whom are independent of the management of Gilead Sciences, Inc. (the “Company”) and are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as an Audit Committee member. The members of the Audit Committee shall satisfy the independence and experience requirements, including the financial literacy and expertise requirements, as determined pursuant to applicable law or regulations established by the Securities and Exchange Commission (“SEC”) and the National Association of Securities Dealers, Inc. (“NASD”). The operation of the Audit Committee shall be subject to the Bylaws of the Company as in effect from time to time and to Section 141 of the Delaware General Corporation Law.

The Audit Committee shall provide assistance to the Board of Directors in fulfilling its responsibility to the stockholders and the investment community relating to the oversight of corporate accounting and reporting practices of the Company, the systems of internal accounting and financial controls, the qualifications, independence and performance of the independent registered public accounting firm (the “auditors”) and the quality and integrity of the financial statements and reports of the Company. The Audit Committee shall have free and open communication with the directors, the auditors, the internal auditors, and the financial management of the Company. However, the Audit Committee is not responsible for the preparation, completeness and accuracy of the financial statements of the Company or the planning and conducting of the audits of the Company.

In carrying out its responsibilities, the Audit Committee shall adopt policies and procedures it believes necessary or appropriate to enable it to react to changing conditions, and to increase the confidence of the directors and stockholders that the corporate accounting and reporting practices of the Company comply with all requirements.

As appropriate under the circumstances, the Audit Committee will, among its other responsibilities:

1. Be directly responsible for the selection, appointment, retention, compensation, oversight and, where appropriate, authorization of the replacement of the auditors, to perform all proposed audit, review and attest services, as well as permissible non-audit services. The Audit Committee shall determine compensation for the auditors on an annual basis and approve, in advance, the terms of all services to be performed by the auditors, subject to the de minimis exception for non-audit services in accordance with SEC rules and regulations. The Audit Committee may delegate pre-approval authority to a member of the Audit Committee. The decisions of any Audit Committee member to whom pre-approval authority is delegated must be presented to the full Audit Committee at its next scheduled meeting. The Audit Committee shall review the auditors’ reports to them covering all matters required by applicable SEC and NASD rules and regulations and evaluate annually the experience and qualifications of the senior members of the auditor team.

2. Obtain and review a report prepared for and provided to the Audit Committee from the auditors at least annually regarding (a) the auditors’ internal quality control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm and (c) any steps taken to deal with any such issues. Evaluate the independence of the auditors, including (i) considering whether the auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditors’ independence and taking into account the opinions of management and internal auditors; (ii) obtaining, at least annually, a formal written statement from the auditors confirming their independence from the Company and delineating all relationships between the auditors and the Company consistent with Independence Standards Board Standard No. 1, as modified or supplemented from time to time; and (iii) actively engaging in dialogue with the auditors regarding matters that might reasonably be expected to affect their objectivity and independence and taking, or recommending that the full Board of Directors take, appropriate action to oversee the independence of the auditors.

3. Oversee the Company’s compliance with the SEC and NASD requirements relating to the rotation of audit partners, and guidelines for the Company’s hiring of employees or former employees of the audit firm who were engaged in the Company’s account.

4. Meet with the auditors and financial management of the Company to review the scope and cost of the proposed audit for the current year and the audit procedures to be utilized and, following the conclusion thereof, review the results of such audit, including any findings, comments or recommendations of the auditors. Such review should also include a summary of internal control deficiencies provided by the auditors and the Company’s response letter, if any.

5. Discuss with the auditors and the Company’s financial and accounting personnel, their periodic review of the scope, adequacy and effectiveness of the Company’s internal control over financial reporting, including the adequacy of the systems of reporting to the Audit Committee.

6. Review with the auditors and Company’s financial management and accounting personnel the potential effect of regulatory and accounting developments on the Company’s financial statements.

7. Review and approve, in advance, all “related party” transactions in accordance with applicable law and SEC and NASD rules and regulations.

8. Review reports prepared for and provided to the Audit Committee by management and/or the auditors of significant reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including an analysis of critical accounting policies and practices and the effect of alternative accounting policies available under generally accepted accounting principles on the Company’s financial statements.

9. Assist the Company’s management in the establishment and maintenance of disclosure controls and procedures in accordance with applicable law and SEC and NASD rules and regulations that are adequate to meet the Company’s reporting obligations under applicable securities laws.

10. Establish and maintain procedures for the receipt, retention and treatment of complaints received by the Company with respect to accounting, internal accounting controls or auditing matters which shall include procedures for the confidential and anonymous treatment of submission of such complaints by employees. Review with management and the auditors any correspondence with regulators or government agencies and any employee complaints or published reports which raise material issues regarding the Company’s financial statements or accounting policies.

11. Review with the Company’s General Counsel or other appropriate legal personnel any legal matters that may have a material impact on the Company’s financial statements, the Company’s compliance policies, business conduct controls and any material reports or inquiries received from regulators or governmental agencies.

12. Meet with the auditors in executive sessions. The Audit Committee shall review with the auditors any problems or difficulties identified by management or the auditors during the audit and management’s response, and undertake the responsibility to investigate and resolve any disagreements between the Company’s management and the auditors regarding the Company’s financial reporting or internal control-related matters.

13. Review with the auditors and the Company’s financial management and accounting personnel the Company’s proposed earnings releases and financial guidance, if any, and quarterly financial statements,

including the results of the review by the auditors of the quarterly financial statements, prior to the filing of the Company’s Quarterly Report on Form 10-Q. Such review shall include, without limitation, a discussion of any material changes in accounting principles or practice used in preparing the financial statements, Management’s Discussion and Analysis of Operations proposed to be set forth in the Quarterly Report on Form 10-Q, management’s conclusion regarding its assessment of the effectiveness of the Company’s disclosures controls and procedures and of all matters necessary for the certifications of such report by the Company’s management in accordance with applicable law.

14. Prior to the filing of its Annual Report on Form 10-K:

a. Review and discuss with the auditors the results of the annual audit of the Company’s financial statements, including (i) the auditors’ assessment of the quality, not just acceptability, of accounting principles, (ii) the reasonableness of significant judgments and estimates, (iii) the nature of significant risks and exposures, (iv) the adequacy of the disclosures in the financial statements and (v) any other matters required to be communicated to the Audit Committee by the auditors under auditing standards generally accepted in the United States.

b. Review with the auditors and the Company’s financial management and accounting personnel the Company’s audited annual financial statements and management’s report on its assessment of the effectiveness of the Company’s internal control over financial reporting as of end of the most recent fiscal year and, as required, the auditors’ report on management’s assessment and the effectiveness of internal control over financial reporting. Such review shall include, without limitation, a discussion of any material changes in accounting principles or practices used in preparing the financial statements, Management’s Discussion and Analysis of Operations proposed to be set forth in the Annual Report on Form 10-K, management’s conclusions regarding its assessment of the effectiveness of the Company’s disclosure controls and procedures and of all matters necessary for the certifications of such report by the Company’s management in accordance with applicable law.

c. Based on the results of the review and discussion above, determine whether to recommend to the Board of Directors that the financial statements be included in the Form 10-K for filing with the SEC.

15. Review and discuss with management and the auditors any material financial or non-financial arrangements of the Company which do not appear in the Company’s financial statements and any transactions or arrangements with parties related to the Company which transactions are significant in size or involve terms or other aspects that differ from those that would likely be negotiated with independent parties, and which arrangements or transactions are relevant to an understanding of the Company’s financial statements.

16. Meet with internal audit management of the Company to (a) review and approve the annual internal audit plan and budget, including any significant subsequent modifications, and (b) review the results of internal audit activities, including significant issues and management action plans.

17. Submit the minutes of meetings of the Audit Committee to, or discuss the matters discussed at committee meetings with, the Board of Directors.

18. Investigate matters brought to its attention within the scope of its duties as it deems necessary or appropriate. In discharging these responsibilities, the Audit Committee will have full access to Company management and other employees and to the Company’s books and records, and will have the power and resources to retain outside legal, accounting or other advisors to assist the Audit Committee for this purpose, and to determine the compensation for any such advisors.

19. Prepare a report to be included in the Company’s annual proxy statement as required by applicable SEC rules and regulations.

20. Review and reassess the adequacy of the Audit Committee Charter on an annual basis.

21. Perform such other functions and have such powers as may be necessary or appropriate in the efficient and lawful discharge of the foregoing.

APPENDIX B

GILEAD SCIENCES, INC.

2004 EQUITY INCENTIVE PLAN(1)

1. Purpose of the Plan. The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company by offering them an opportunity to participate in the Company’s future performance. If this Plan is approved by stockholders at the 2004 annual meeting of stockholders, it will replace the Gilead Sciences, Inc. 1991 Stock Option Plan and the Gilead Sciences, Inc. 1995 Non-Employee Directors’ Stock Option Plan, no further option grants will be made under those plans, and the remaining shares available for issuance under those plans will be available for issuance under this Plan.

2. Definitions. As used herein, the following definitions shall apply:

(a) “Administrator” means the Board or any of the Committees appointed to administer the Plan.

(b) “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

(c) “Applicable Acceleration Period” means: (i) 24 months, in the case of the Chief Executive Officer, (ii) 18 months, in the case of an Executive Vice President or Senior Vice President, and (iii) 12 months, in the case of all other Grantees.

(d) “Applicable Laws” means the legal requirements relating to the Plan and the Awards under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any non-U.S. jurisdiction applicable to Awards granted to residents therein.

(e) “Award” means the grant of an Option, SAR, Dividend Equivalent Right, Restricted Stock, Performance Unit, Performance Share, Phantom Share, or other right or benefit under the Plan.

(f) “Award Agreement” means the written agreement evidencing the grant of an Award executed by the Company and the Grantee, including any amendments thereto.

(g) “Board” means the Board of Directors of the Company.

(h) “Cause” means with respect to the termination by the Company or a Related Entity of the Grantee’s Continuous Active Service, that such termination is for “Cause” as such term is expressly defined in a then-effective written agreement between the Grantee and the Company or such Related Entity, or in the absence of such then-effective written agreement and definition, is based on, in the determination of the Administrator, the Grantee’s: (i) performance of any act or failure to perform any act in bad faith and to the detriment of the Company or a Related Entity; (ii) dishonesty, intentional misconduct, material violation of any applicable Company or Related Entity policy, or material breach of any agreement with the Company or a Related Entity; or (iii) commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person.

(i) “Change in Control” means a change in ownership or control of the Company effected through any of the following transactions:

(i) a dissolution or liquidation of the Company;

(ii) a merger or consolidation in which the Company is not the surviving corporation;

(1)	Includes amendments through January 22, 2007. Includes share adjustment to reflect two-for-one stock split effective September 3, 2004.

(iii) a reverse merger in which the Company is the surviving corporation but the shares of the Company’s common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or

(iv) any other capital reorganization in which more than 50% of the shares of the Company entitled to vote are exchanged.

(j) “Code” means the Internal Revenue Code of 1986, as amended.

(k) “Committee” means any committee composed of members of the Board appointed by the Board to administer the Plan.

(l) “Common Stock” means the common stock of the Company.

(m) “Company” means Gilead Sciences, Inc., a Delaware corporation.

(n) “Consultant” means any person including an advisor, who is engaged by the Company or any Related Entity to render services to the Company or such Related Entity and who is compensated for such services, provided that the term “Consultant” shall not include Directors who are paid only a director’s fee by the Company or who are not otherwise compensated by the Company for their services as Directors. The term “Consultant” shall include a member of the Board of Directors of a Related Entity.

(o) “Continuous Active Service” means that the provision of services to the Company or a Related Entity in any capacity of Employee, Director or Consultant is not interrupted or terminated; provided, however, that if the entity for which a Grantee is rendering services ceases to qualify as a Related Entity, as determined by the Board in its sole discretion, such Grantee’s Continuous Active Service shall be considered to have terminated on the date such entity ceases to qualify as a Related Entity. In jurisdictions requiring notice in advance of an effective termination as an Employee, Director or Consultant, Continuous Active Service shall be deemed terminated upon the actual cessation of providing services to the Company or a Related Entity notwithstanding any required notice period that must be fulfilled before a termination as an Employee, Director or Consultant can be effective under Applicable Laws. Continuous Active Service shall not be considered interrupted or terminated in the case of (i) the first three consecutive months of an approved personal leave of absence, (ii) the first twelve consecutive months of a bona fide leave of absence (other than an approved personal leave), (iii) a bona fide leave of absence exceeding twelve consecutive months, as long as the right to re-employment is provided either by statute or contract, or (iv) transfers among the Company, any Related Entity, or any successor, provided that any such transfer does not result in a change in status or capacity as an Employee, Director or Consultant (except as otherwise provided in the Award Agreement or authorized by the Board). Continuous Active Service shall be considered terminated (i) on the first day immediately following the first three consecutive months of an approved personal leave of absence, (ii) on the first day immediately following the first twelve consecutive months of a bona fide leave of absence where the right to re-employment after the twelve-month period is not provided either by statute or contract, (iii) on the first day immediately following the end of a bona fide leave of absence exceeding twelve consecutive months for which the right to re-employment is no longer provided either by statute or contract, or (iv) upon the effective date of any change in status or capacity as an Employee, Director or Consultant (except as otherwise provided in the Award Agreement or authorized by the Board). Notwithstanding the foregoing, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Active Service shall be considered interrupted in the case of any leave of absence approved by the Board or the chief executive officer of the Company including sick leave, military leave, or any other personal leave. For purposes of each Incentive Stock Option granted under the Plan, if Continuous Active Service is considered terminated according to this Section 2(n), then the Incentive Stock Option shall be treated as a Nonstatutory Stock Option if exercised more than three months following termination of Continuous Active Service.

(p) “Covered Employee” means an Employee who is a “covered employee” under Section 162(m)(3) of the Code.

(q) “Director” means a member of the Board or the board of directors of any Related Entity.

(r) “Dividend Equivalent Right” means a right entitling the Grantee to compensation measured by dividends paid with respect to Common Stock.

(s) “Domestic Partner” means a person who meets and continues to meet all of the criteria detailed in the Gilead Sciences Affidavit of Domestic Partnership when the Domestic Partnership has been internally registered with the Company by filing with the Company an original, properly completed, notarized Gilead Sciences Affidavit of Domestic Partnership.

(t) “Employee” means any person, including an Officer or Director, who is in the employ of the Company or any Related Entity, subject to the control and direction of the Company or any Related Entity as to both the work to be performed and the manner and method of performance. Neither service as a Director nor payment of a director’s fee by the Company or a Related Entity shall be sufficient to constitute “employment” by the Company.

(u) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(v) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation The Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in common stock) on the last market trading day prior to the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Board deems reliable; or

(ii) If the Common Stock is regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and high asked prices for the Common Stock on the last market trading day prior to the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Board deems reliable; or

(iii) In the absence of an established market for the Common Stock of the type described in (i) and (ii), above, the Fair Market Value thereof shall be determined by the Board in good faith.

(w) “Grantee” means an Employee, Director or Consultant who receives an Award under the Plan.

(x) “Immediate Family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, Domestic Partner, a trust in which these persons (or the Grantee) have more than 50% of the beneficial interest, a foundation in which these persons (or the Grantee) control the management of assets, and any other entity in which these persons (or the Grantee) own more than fifty percent (50%) of the voting interests.

(y) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(z) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(aa) “Officer” means a person who is an officer of the Company or a Related Entity within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(bb) “Option” means an option to purchase Shares pursuant to an Award Agreement granted under the Plan.

(cc) “Parent” means a “parent corporation”, whether now or hereafter existing, as defined in Section 424(e) of the Code.

(dd) “Performance-Based Compensation” means compensation qualifying as “performance-based compensation” under Section 162(m) of the Code.

(ee) “Performance Shares” means Shares or an Award denominated in Shares which may be earned in whole or in part upon attainment of performance criteria established by the Administrator.

(ff) “Performance Units” means an Award denominated in U.S. dollars which may be earned in whole or in part based upon attainment of performance criteria established by the Administrator and which may be settled for cash, Shares or other securities or a combination of cash, Shares or other securities as established by the Administrator.

(gg) “Phantom Share” means an Award denominated in Shares in which the Grantee has the right to receive an amount equal to the value of a specified number of Shares over a specified period of time and which will be payable in cash or Shares as established by the Administrator.

(hh) “Plan” means this Gilead Sciences, Inc. 2004 Equity Incentive Plan.

(ii) “Related Entity” means any Parent or Subsidiary of the Company and any business, corporation, partnership, limited liability company or other entity in which the Company or a Parent or a Subsidiary of the Company holds a substantial ownership interest, directly or indirectly.

(jj) “Restricted Stock” means Shares or an Award denominated in Shares issued under the Plan to the Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions, and other terms and conditions as established by the Administrator.

(kk) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor thereto, as in effect when discretion is being exercised with respect to the Plan.

(ll) “SAR” means a stock appreciation right entitling the Grantee to Shares or cash compensation, as established by the Administrator, measured by appreciation in the value of Common Stock.

(mm) “Share” means a share of the Common Stock.

(nn) “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

3. Stock Subject to the Plan.

(a) Subject to the provisions of Section 10 below, the maximum aggregate number of Shares which may be issued pursuant to all Awards (including, without limitation, Restricted Stock, Performance Shares, Options, SARs, Dividend Equivalent Rights, and Phantom Shares) is 30,200,000(2) Shares, plus the number of shares previously authorized for issuance under the Gilead Sciences, Inc. 1991 Stock Option Plan and the Gilead Sciences, Inc. 1995 Non-Employee Directors’ Stock Option Plan which are not required to be issued upon the exercise of options under those plans outstanding on May 25, 2004. Notwithstanding the foregoing, no more than 2,500,000 of such Shares may be issued pursuant to all Awards of Restricted Stock, Performance Shares, SARs, and Phantom Shares, in total.(3) The Shares to be issued pursuant to Awards

(2)

Maximum number of Shares consists of 3,600,000 Shares authorized coincident with the adoption of the 2004 Equity Incentive Plan at the 2004 annual stockholders meeting, another 3,600,000 Shares due to the share adjustment for the two-for-one stock split effective September 3, 2004, an additional 10,000,000 Shares authorized and approved at the 2005 annual stockholders meeting, an additional 10,000,000 Shares authorized and approved at the 2006 annual stockholders meeting, and an additional 3,000,000 Shares subject to authorization and approval at the 2007 annual stockholders meeting.

(3)

The 2,500,000 limit includes Performance Units to the extent these Awards are settled in shares. The Company has never declared nor paid a cash dividend and does not intend to grant any dividend equivalent rights in the foreseeable future; however, if a dividend equivalent right was to be granted in the future, the Company would consider the dividend equivalent right subject to the 2,500,000 limit.

may be authorized, but unissued, or reacquired Common Stock. Performance Units that by their terms may only be settled in cash shall not reduce the maximum aggregate number of shares that may be issued under the Plan.

(b) Any Shares covered by an Award (or portion of an Award) which is forfeited, canceled or expires (whether voluntarily or involuntarily) shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares which may be issued under the Plan. Shares that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that if unvested Shares are forfeited, or repurchased by the Company at the lower of their original purchase price or their Fair Market Value at the time of repurchase, such Shares shall become available for future grant under the Plan.

4. Administration of the Plan.

(a) Plan Administrator:

(i) Administration with Respect to Directors and Officers. With respect to grants of Awards to Directors or Employees who are also Officers or Directors of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws and to permit such grants and related transactions under the Plan to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. With respect to the grant of an Award to a Director who is not an Employee and which is not a scheduled Award under predetermined rules established by the Board or Committee, such grant shall be made only by a Committee (or subcommittee of the Committee) which is comprised solely of two or more Non-Employee Directors, as this term is defined in Rule 16b-3, none of whom are the recipient of the Award.

(ii) Administration With Respect to Consultants and Other Employees. With respect to grants of Awards to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. The Board may authorize one or more Officers to grant such Awards and may limit such authority as the Board determines from time to time.

(iii) Administration With Respect to Covered Employees. Notwithstanding the foregoing, grants of Awards to any Covered Employee intended to qualify as Performance-Based Compensation shall be made only by a Committee (or subcommittee of a Committee) which is comprised solely of two or more Directors eligible to serve on a committee making Awards qualifying as Performance-Based Compensation. In the case of such Awards granted to Covered Employees, references to the “Administrator” or to a “Committee” shall be deemed to be references to such Committee or subcommittee.

(b) Powers of the Administrator. Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board, the Administrator shall have the authority, in its discretion:

(i) to select the Employees, Directors and Consultants to whom Awards may be granted from time to time hereunder;

(ii) to determine whether and to what extent Awards are granted hereunder;

(iii) to determine the number of Shares or the amount of other consideration to be covered by each Award granted hereunder;

(iv) to approve forms of Award Agreements for use under the Plan;

(v) to determine the terms and conditions of any Award granted hereunder;

(vi) to amend the terms of any outstanding Award granted under the Plan, provided that (A) any amendment that would adversely affect the Grantee’s rights under an outstanding Award shall not be made without the Grantee’s written consent, (B) the reduction of the exercise price of any Option awarded under the Plan shall be subject to stockholder approval as provided in Section 7(b), and (C) canceling an Option at a time when its exercise price exceeds the Fair Market Value of the underlying Shares, in exchange for another Option, Restricted Stock, or other Award shall be subject to stockholder approval as provided in Section 7(b), unless the cancellation and exchange occurs in connection with a Change in Control as provided in Section 11;

(vii) to construe and interpret the terms of the Plan and Awards, including without limitation, any notice of award or Award Agreement, granted pursuant to the Plan;

(viii) to establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable non-U.S. jurisdictions and to afford Grantees favorable treatment under such rules or laws; provided, however, that no Award shall be granted under any such additional terms, conditions, rules or procedures with terms or conditions which are inconsistent with the provisions of the Plan; and

(ix) to take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate.

(c) Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or as Officers or Employees of the Company or a Related Entity, members of the Board and any Officers or Employees of the Company or a Related Entity to whom authority to act for the Board, the Administrator or the Company is delegated shall be defended and indemnified by the Company to the extent permitted by law on an after-tax basis against all reasonable expenses (including attorneys’ fees), actually and necessarily incurred in connection with the defense of any claim, investigation, action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any Award granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by the Company) or paid by them in satisfaction of a judgment in any such claim, investigation, action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such claim, investigation, action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct; provided, however, that within 30 days after the institution of such claim, investigation, action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at the Company’s expense to handle and defend the same.

5. Eligibility. Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants. Incentive Stock Options may be granted only to Employees of the Company or a Parent or a Subsidiary of the Company. An Employee, Director or Consultant who has been granted an Award may, if otherwise eligible, be granted additional Awards. Awards may be granted to such Employees, Directors or Consultants who are residing in non-U.S. jurisdictions as the Administrator may determine.

6. Terms and Conditions of Awards.

(a) Type of Awards. The Administrator is authorized under the Plan to award any type of arrangement to an Employee, Director or Consultant that is not inconsistent with the provisions of the Plan and that by its terms involves or might involve the issuance of (i) Shares, (ii) cash or (iii) an Option, a SAR, or similar right with a fixed or variable price related to the Fair Market Value of the Shares and with an exercise or conversion privilege related to the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions. Such awards include, without limitation, Options, SARs, Restricted Stock, Dividend Equivalent Rights, Performance Units, Performance Shares, or Phantom Shares. An Award may consist of one such security or benefit, or two or more of them in any combination or alternative.

(b) Designation of Award. Each Award shall be designated in the Award Agreement. In the case of an Option, the Option shall be designated as either an Incentive Stock Option or a Nonstatutory Stock Option.

However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of Shares subject to Options designated as Incentive Stock Options which become exercisable for the first time by a Grantee during any calendar year (under all plans of the Company or any Parent or Subsidiary of the Company) exceeds $100,000, such excess Options, to the extent of the Shares covered thereby in excess of the foregoing limitation, shall be treated as Nonstatutory Stock Options. For this purpose, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the grant date of the relevant Option.

(c) Conditions of Award. Subject to the terms of the Plan, the Administrator shall determine the provisions, terms, and conditions of each Award including, but not limited to, the Award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award, payment contingencies, and satisfaction of any performance criteria. The performance criteria established by the Administrator may be based on any one of, or combination of, the following: (i) revenue, (ii) achievement of specified milestones in the discovery and development of one or more of the Company’s products, (iii) achievement of specified milestones in the commercialization of one or more of the Company’s products, (iv) achievement of specified milestones in the manufacturing of one or more of the Company’s products, (v) expense targets, (vi) personal management objectives, (vii) share price (including, but not limited to, growth measures and total shareholder return), (viii) earnings per share, (ix) operating efficiency, (x) operating margin, (xi) gross margin, (xii) return measures (including, but not limited to, return on assets, capital, equity, or sales), (xiii) net sales growth, (xiv) productivity ratios, (xv) operating income, (xvi) net operating profit, (xvii) net earnings or net income (before or after taxes), (xviii) cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital), (xix) earnings before or after interest, taxes, depreciation, and/or amortization, (xx) economic value added, (xxi) market share, (xxii) customer satisfaction, (xxiii) working capital targets, and (xxiv) other measures of performance selected by the Administrator. Partial achievement of the specified criteria may result in a payment or vesting corresponding to the degree of achievement as specified in the Award Agreement.

(d) Acquisitions and Other Transactions. The Administrator may issue Awards under the Plan in settlement, assumption or substitution for, outstanding awards or obligations to grant future awards in connection with the Company or a Related Entity acquiring another entity, an interest in another entity or an additional interest in a Related Entity whether by merger, stock purchase, asset purchase or other form of transaction.

(e) Deferral of Award Payment. The Administrator may establish one or more programs under the Plan to permit selected Grantees the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Grantee to payment or receipt of Shares or other consideration under an Award. The Administrator may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, Shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Administrator deems advisable for the administration of any such deferral program.

(f) Separate Programs. The Administrator may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Grantees on such terms and conditions as determined by the Administrator from time to time.

(g) Individual Limitations on Awards. The maximum number of Shares with respect to which Options may be granted to any Grantee in any fiscal year of the Company shall be 1,250,000 Shares. The maximum number of Shares with respect to which Restricted Stock, Performance Shares, Performance Units, SARs, or Phantom Shares, in the aggregate, may be granted to any Grantee in any fiscal year of the Company shall be 200,000 Shares. In connection with an Employee’s or Consultant’s (i) commencement of Continuous Active Service or (ii) promotion, an Employee or Consultant may be granted Options for up to an additional 500,000 Shares or Restricted Stock, Performance Shares, Performance Units, SARs, or Phantom Shares, in the aggregate, for up to an additional 100,000 shares which shall not count against the limit set forth in the preceding sentence. The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization pursuant to Section 10, below. The value of all Awards denominated in U.S. dollars granted in any single calendar year to any Grantee shall not exceed $7,000,000. For this purpose, the value of an Award denominated in U.S. dollars shall be determined on the date of grant without regard to any conditions imposed on the Award. To the extent required by Section 162(m) of the Code or the regulations thereunder, in applying the foregoing limitations with respect to a Grantee, if any Awards are canceled, the canceled Awards shall continue to count against the maximum number of Shares with respect to which Awards may be granted to the Grantee. For this purpose, the repricing of an Option (or in the case of a SAR, the base amount on which the stock appreciation is calculated is reduced to reflect a reduction in the Fair Market Value of the Common Stock), if such repricing is approved by the stockholders of the Company, shall be treated as the cancellation of the existing Option or SAR and the grant of a new Option or SAR. If the vesting or receipt of Shares under the Award is deferred to a later date, any amount (whether denominated in Shares or U.S. dollars) paid in addition to the original number of Shares subject to the Award will not be treated as an increase in the number of Shares subject to the Award if the additional amount is based either on a reasonable rate of interest or on one or more predetermined actual investments such that the amount payable by the Company at the later date will be based on the actual rate of return of a specific investment (including any decrease as well as any increase in the value of an investment).

(h) Early Exercise. The Award Agreement may, but need not, include a provision whereby the Grantee may elect at any time while an Employee, Director or Consultant to exercise any part or all of the Award prior to full vesting of the Award. Any unvested Shares received pursuant to such exercise may be subject to a repurchase right in favor of the Company or a Related Entity or to any other restriction the Administrator determines to be appropriate.

(i) Term of Award. The term of each Award shall be the term stated in the Award Agreement, provided, however, that the term of an Award shall be no more than ten years from the date of grant thereof. However, in the case of an Incentive Stock Option granted to a Grantee who, at the time the Option is granted, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the term of the Incentive Stock Option shall be five years from the date of grant thereof or such shorter term as may be provided in the Award Agreement.

(j) Transferability of Awards. Incentive Stock Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee. Other Awards shall be transferable by will and by the laws of descent and distribution, and during the lifetime of the Grantee, by gift or pursuant to a domestic relations order to members of the Grantee’s Immediate Family to the extent and in the manner determined by the Administrator. Notwithstanding the foregoing, the Grantee may designate a beneficiary of the Grantee’s Award in the event of the Grantee’s death on a beneficiary designation form provided by the Administrator.

(k) Time of Granting Awards. The date of grant of an Award shall for all purposes be the date on which the Administrator makes the determination to grant such Award, or such later date as is determined by the Administrator.

7. Award Exercise or Purchase Price; Consideration and Taxes.

(a) Exercise or Purchase Price. The exercise or purchase price, if any, for an Award shall be as follows:

(i) In the case of an Incentive Stock Option:

(A) granted to an Employee who, at the time of the grant of such Incentive Stock Option owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the per Share exercise price shall be not less than 110% of the Fair Market Value per Share on the date of grant; or

(B) granted to any Employee other than an Employee described in the preceding paragraph, the per Share exercise price shall be not less than 100% of the Fair Market Value per Share on the date of grant.

(ii) In the case of a Nonstatutory Stock Option, the per Share exercise price shall be not less than 100% of the Fair Market Value per Share on the date of grant.

(iii) In the case of a SAR, the base amount on which the stock appreciation is calculated shall be not less than 100% of the Fair Market Value per Share on the date of grant.

(iv) In the case of other Awards, such price as is determined by the Administrator.

(v) Notwithstanding the foregoing provisions of this Section 7(a), in the case of an Award issued pursuant to Section 6(d), above, the exercise or purchase price for the Award shall be determined in accordance with the provisions of the relevant instrument evidencing the agreement to issue such Award.

(b) No Authority to Reprice. Without the consent of stockholders of the Company, no Award may be repriced, replaced, regranted through cancellation, or modified (except as provided in Section 10) if the effect is to reduce the exercise or purchase price for the Shares underlying such Award. In addition, the replacement or substitution of one Award for another Award is prohibited, absent stockholder consent, to the extent it has the effect of reducing the exercise or purchase price of the underlying Shares.

(c) Consideration. Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise or purchase of an Award including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant). In addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Shares issued under the Plan the following, provided that the portion of the consideration equal to the par value of the Shares must be paid in cash or other legal consideration permitted by the Delaware General Corporation Law:

(i) cash;

(ii) check;

(iii) surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require (including withholding of Shares otherwise deliverable upon exercise of the Award) which have a Fair Market Value on the date of surrender or attestation equal to the aggregate exercise price of the Shares as to which said Award shall be exercised, provided, however, that Shares acquired under the Plan or any other equity compensation plan or agreement of the Company must have been held by the Grantee for a period of more than six months;

(iv) with respect to Options, payment through a traditional broker-dealer sale and remittance procedure pursuant to which the Grantee (A) shall provide written instructions to a Company designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (B) shall provide written directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction;

(v) with respect to Options, payment through an internet-based broker-dealer sale and remittance procedure pursuant to which the Grantee (A) shall establish and maintain an account with the internet-based broker-dealer to effect the sale of some or all of the purchased Shares and ensure that such account contains sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (B) shall execute the transaction with the internet-based broker-dealer who will then cause the purchased Shares to be deposited into the Grantee’s account in order to complete the sale transaction; or

(vi) any combination of the foregoing methods of payment.

(d) Taxes. No Shares shall be delivered under the Plan to any Grantee or other person until such Grantee or other person has made arrangements acceptable to the Administrator for the satisfaction of any federal, state, local or non-U.S. income and employment tax withholding obligations, including, without limitation, obligations incident to the receipt of Shares or the disqualifying disposition of Shares received on exercise of an Incentive Stock Option. Upon exercise of an Award the Company shall withhold or collect from Grantee an amount sufficient to satisfy such tax obligations.

8. Exercise of Award.

(a) Procedure for Exercise; Rights as a Stockholder.

(i) Any Award granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator under the terms of the Plan and specified in the Award Agreement. Notwithstanding any other provision of the Plan to the contrary, except with respect to a maximum of 5% of the Shares authorized for issuance under Section 3(a), any Awards of Restricted Stock which vest on the basis of the Grantee’s Continuous Active Service with the Company or a Related Entity shall not provide for vesting which is any more rapid than annual pro rata vesting over a three-year period and any Awards of Restricted Stock which provide for vesting upon the attainment of performance goals shall provide for a performance period of at least 12 months.

(ii) An Award shall be deemed to be exercised when written notice of such exercise has been given to the Company or its designee in accordance with the terms of the Award by the person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised, including, to the extent selected, use of the broker-dealer sale and remittance procedure to pay the purchase price as provided in Section 7(c)(iv).

(b) Exercise of Award Following Termination of Continuous Active Service.

(i) An Award may not be exercised after the termination date of such Award set forth in the Award Agreement and may be exercised following the termination of a Grantee’s Continuous Active Service only to the extent provided in the Award Agreement.

(ii) Where the Award Agreement permits a Grantee to exercise an Award following the termination of the Grantee’s Continuous Active Service for a specified period, the Award shall terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the Award, whichever occurs first.

(iii) Any Award designated as an Incentive Stock Option to the extent not exercised within the time permitted by law for the exercise of Incentive Stock Options following the termination of a Grantee’s Continuous Active Service shall convert automatically to a Nonstatutory Stock Option and thereafter shall be exercisable as such to the extent exercisable by its terms for the period specified in the Award Agreement.

9. Conditions Upon Issuance of Shares.

(a) Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all Applicable Laws, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b) As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.

10. Adjustments Upon Changes in Capitalization. If any change is made in the Common Stock subject to the Plan, or subject to any Award (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Plan will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan pursuant to Section 3(a), and the maximum number of shares subject to award to any person during any calendar year pursuant to Section 6(g), and the outstanding Awards (other than an Award of Restricted Stock that is outstanding at the time of the event described in this paragraph) will be appropriately adjusted in the classes(es) and the number of shares and price per Share subject to such outstanding Awards, including any price required to be paid for Restricted Stock not yet outstanding at the time of the event described in this paragraph.

11. Change in Control.

(a) Effect of Change in Control on Awards. In the event of a Change in Control, then, at the sole discretion of the Board and to the extent permitted by applicable law: (i) any surviving corporation shall assume any Awards outstanding under the Plan or shall substitute similar Awards for those outstanding under the Plan, (ii) the time during which such Awards may be exercised shall be accelerated and the Awards terminated if not exercised prior to the Change in Control, or (iii) such Awards shall continue in full force and effect.

(b) Acceleration of Award Upon Change in Control. Notwithstanding any other provisions of this Plan to the contrary, if a Change in Control occurs and if within one month before or within the Applicable Acceleration Period after the date of such Change in Control (1) the Continuous Active Service of an Employee or a Consultant terminates due to an involuntary termination (not including death or Disability) without Cause (as such term is defined below) or a voluntary termination by the Grantee due to Constructive Termination (as such term is defined below) or (2) the Continuous Active Service of a Director terminates, then the vesting and exercisability of all Awards held by such Grantee shall be accelerated, or any reacquisition or repurchase rights held by the Company with respect to an Award shall lapse, as follows. With respect to those Awards held by a Grantee at the time of such termination, 100% of the unvested Shares covered by such Awards shall vest and become exercisable (or reacquisition or repurchase rights held by the Company shall lapse with respect to 100% of the Shares still subject to such rights, as appropriate) as of the date of such termination.

(c) Definition of “Cause”. For the purposes of Section 11(b) only, “Cause” means (i) conviction of, a guilty plea with respect to, or a plea of non contendere to a charge that a Grantee has committed a felony under the laws of the United States or of any state or a crime involving moral turpitude, including, but not limited to, fraud, theft, embezzlement or any crime that results in or is intended to result in personal enrichment at the expense of the Company or a Related Entity; (ii) material breach of any agreement entered into between the Grantee and the Company or a Related Entity that impairs the Company’s or the Related Entity’s interest therein; (iii) willful misconduct, significant failure of the Grantee to perform the Grantee’s duties, or gross neglect by the Grantee of the Grantee’s duties; or (iv) engagement in any activity that constitutes a material conflict of interest with the Company or a Related Entity.

(d) Definition of “Constructive Termination”. For purposes of Section 11(b) only, “Constructive Termination” means the occurrence of any of the following events or conditions: (i) (A) a change in the Grantee’s status, title, position or responsibilities (including reporting responsibilities) which represents an adverse change from the Grantee’s status, title, position or responsibilities as in effect at any time within 90 days preceding the date of a Change in Control or within the Applicable Acceleration Period after the date of a Change in Control; (B) the assignment to the Grantee of any duties or responsibilities which are inconsistent with the Grantee’s status, title, position or responsibilities as in effect at any time within 90 days preceding the date of a Change in Control or at any time within the Applicable Acceleration Period after the Change in Control; or (C) any removal of the Grantee from or failure to reappoint or reelect the Grantee to any of such offices or positions, except in connection with the termination of the Grantee’s Continuous Active Service for Cause, as a result of the Grantee’s Disability or death or by the Grantee other than as a result of Constructive Termination; (ii) a reduction in the Grantee’s annual base compensation or any failure to pay the Grantee any compensation or benefits to which the Grantee is entitled within five days of the date due; (iii) the Company’s requiring the Grantee to relocate to any place outside a 50 mile radius of the Grantee’s current work site, except for reasonably required travel on the business of the Company or a Related Entity which is not materially greater than such travel requirements prior to the Change in Control; (iv) the failure by the Company to (A) continue in effect (without reduction in benefit level and/or reward opportunities) any material compensation or employee benefit plan in which the Grantee was participating at any time within 90 days preceding the date of a Change in Control or at any time within the Applicable Acceleration Period after the Change in Control, unless such plan is replaced with a plan that provides substantially equivalent compensation or benefits to the Grantee, or (B) provide the Grantee with compensation and benefits, in the aggregate, at least equal (in terms of benefit levels and/or reward opportunities) to those provided for under each other employee benefit plan, program and practice in which the Grantee was participating at any time within 90 days preceding the date of a Change in Control or at any within the Applicable Acceleration Period after the Change in Control; (v) any material breach by the Company of any provision of an agreement between the Company and the Grantee, whether pursuant to this Plan or otherwise, other than a breach which is cured by the Company within 15 days following notice by the Grantee of such breach; or (vi) the failure of the Company to obtain an agreement, satisfactory to the Grantee, from any successors and assigns to assume and agree to perform the obligations created under this Plan.

(e) Effect of Acceleration on Incentive Stock Options. Any Incentive Stock Option accelerated under this Section 11 in connection with a Change in Control shall remain exercisable as an Incentive Stock Option under the Code only to the extent the $100,000 dollar limitation of Section 422(d) of the Code is not exceeded. To the extent such dollar limitation is exceeded, the excess Options shall be treated as Nonstatutory Stock Options.

12. Effective Date and Term of Plan. The Plan shall become effective upon its approval by the stockholders of the Company. It shall continue in effect for a term of ten years unless sooner terminated. Subject to Applicable Laws, Awards may be granted under the Plan upon its becoming effective.

13. Amendment, Suspension or Termination of the Plan.

(a) The Board may at any time amend, suspend or terminate the Plan; provided, however, that no such amendment shall be made without the approval of the Company’s stockholders to the extent such approval is required by NASD Marketplace Rule 4350(i)(1)(A), Section 422 of the Code and regulations promulgated thereunder, or any other Applicable Laws, or if such amendment would change any of the provisions of Section 4(b)(vi) or this Section 13(a).

(b) No Award may be granted during any suspension of the Plan or after termination of the Plan.

(c) No suspension or termination of the Plan (including termination of the Plan under Section 12, above) shall adversely affect any rights under Awards already granted to a Grantee.

14. Reservation of Shares.

(a) The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

(b) The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

15. No Effect on Terms of Employment/Consulting Relationship. The Plan shall not confer upon any Grantee any right with respect to the Grantee’s Continuous Active Service, nor shall it interfere in any way with his or her right or the right of the Company or any Related Entity to terminate the Grantee’s Continuous Active Service at any time, with or without Cause, and with or without notice. The ability of the Company or any Related Entity to terminate the employment of a Grantee who is employed at will is in no way affected by its determination that the Grantee’s Continuous Active Service has been terminated for Cause for the purposes of this Plan.

16. No Effect on Retirement and Other Benefit Plans. Except as specifically provided in a retirement or other benefit plan of the Company or a Related Entity, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Related Entity, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a “Pension Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.

17. Unfunded Obligation. Grantees shall have the status of general unsecured creditors of the Company. Any amounts payable to Grantees pursuant to the Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974, as amended. Neither the Company nor any Related Entity shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Grantee account shall not create or constitute a trust or fiduciary relationship between the Administrator, the Company or any Related Entity and a Grantee, or otherwise create any vested or beneficial interest in any Grantee or the Grantee’s creditors in any assets of the Company or a Related Entity. The Grantees shall have no claim against the Company or any Related Entity for any changes in the value of any assets that may be invested or reinvested by the Company with respect to the Plan.

18. Governing Law. The Plan and all agreements thereunder shall be governed by and construed in accordance with the laws of the State of California (with the exception of its conflict of law provisions).

APPENDIX C

GILEAD SCIENCES, INC.

EMPLOYEE STOCK PURCHASE PLAN(1)

Adopted November 15, 1991

Amended May 25, 1994

Amended and Restated January 22, 1998

Approved by Stockholders May 27, 1998

Amended March 30, 1999

Approved by Stockholders July 29, 1999

Amended and Restated July 27, 2005

Amended and Restated January 22, 2007

Approved by Stockholders

Termination Date: January 22, 2017

1. Purpose.

(a) The purpose of the Employee Stock Purchase Plan (“the Plan”) is to provide a means by which employees of GILEAD SCIENCES, INC., a Delaware corporation (the “Company”), and its Affiliates, as defined in subparagraph 1(c), which are designated as provided in subparagraph 2(b), may be given an opportunity to purchase stock of the Company.

(b) Plan initially was adopted on November 15, 1991 and subsequently amended on May 25, 1994 (the “Initial Plan”). The Initial Plan was first amended and restated in its entirety effective as of January 22, 1998 (the “Amended and Restated Plan”). The Amended and Restated Plan is hereby further amended and restated in its entirety effective as of January 22, 2007. The terms of the Initial Plan (other than the aggregate number of shares issuable thereunder) and the terms of the Amended and Restated Plan (other than the Termination Date) shall remain in effect and apply to all options granted under the relevant plan.

(c) The word “Affiliate” as used in the Plan means any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended (the “Code”).

(d) The Company, by means of the Plan, seeks to retain the services of its employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

(e) The Company intends that the rights to purchase stock of the Company granted under the Plan be considered options issued under an “employee stock purchase plan” as that term is defined in Section 423(b) of the Code.

2. Administration.

(a) The Plan shall be administered by the Board of Directors (the “Board”) of the Company unless and until the Board delegates administration to a Committee, as provided in subparagraph 2(c). Whether or not the Board has delegated administration, the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

(1)	Includes amendments adopted during the Board of Director’s meeting on January 22, 2007, to be approved at the 2007 annual stockholder meeting.

(b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine when and how rights to purchase stock of the Company shall be granted and the provisions of each offering of such rights (which need not be identical).

(ii) To designate from time to time which Affiliates of the Company shall be eligible to participate in the Plan.

(iii) To construe and interpret the Plan and rights granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iv) To amend the Plan as provided in paragraph 13.

(v) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company.

(c) The Board may delegate administration of the Plan to a Committee composed of not fewer than two (2) members of the Board (the “Committee”). If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

(d) The Board (or the Committee, as appropriate) may, from time to time, employ an entity unrelated to the Company to assist with administration, recordkeeping and other ministerial duties in connection with the Plan (a “Third Party Administrator”).

3. Shares Subject To The Plan.    Subject to the provisions of paragraph 12 relating to adjustments upon changes in stock, the stock that may be sold pursuant to rights granted under the Plan shall not exceed in the aggregate [sixteen million six hundred forty thousand (16,640,000)](2) shares of the Company’s $.001 par value common stock (the “Common Stock”). If any right granted under the Plan shall for any reason terminate without having been exercised, the Common Stock not purchased under such right shall again become available for the Plan. The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

4. Grant Of Rights; Offering.    The Board or the Committee may from time to time grant or provide for the grant of rights to purchase Common Stock of the Company under the Plan to eligible employees (an “Offering”) on a date or dates (the “Offering Date(s)”) selected by the Board or the Committee. Each Offering shall be in such form and shall contain such terms and conditions as the Board or the Committee shall deem appropriate. If an employee has more than one right outstanding under the Plan, unless he or she otherwise indicates: (1) the most recent online action taken or the most recent written designation or notice made, as applicable, by that employee will be deemed to apply to all of his or her rights under the Plan, and (2) a right with a lower exercise price (or an earlier-granted right, if two rights have identical exercise prices), will be exercised to the fullest possible extent before a right with a higher exercise price (or a later-granted right, if two rights have identical exercise prices) will be exercised. The provisions of separate Offerings need not be identical, but each Offering shall include (through incorporation of the provisions of this Plan by reference in the Offering or otherwise) the substance of the provisions contained in paragraphs 5 through 8, inclusive.

(2)	Maximum number of shares consists of 12,640,000 shares authorized July 29, 1999 and an additional 4,000,000 shares to be authorized at the 2007 annual stockholder meeting.

5. Eligibility.

(a) Rights may be granted only to employees of the Company or, as the Board or the Committee may designate as provided in subparagraph 2(b), to employees of any Affiliate of the Company. Except as provided in subparagraph 5(b), an employee of the Company or any Affiliate shall not be eligible to be granted rights under the Plan, unless, on the Offering Date, such employee has been in the employ of the Company or any Affiliate for such continuous period preceding such grant as the Board or the Committee may require, but in no event shall the required period of continuous employment be equal to or greater than two (2) years. In addition, unless otherwise determined by the Board or the Committee and set forth in the terms of the applicable Offering, no employee of the Company or any Affiliate shall be eligible to be granted rights under the Plan, unless, on the Offering Date, such employee’s customary employment with the Company or such Affiliate is at least twenty (20) hours per week and at least five (5) months per calendar year.

(b) The Board or the Committee may provide that, each person who, during the course of an Offering, first becomes an eligible employee of the Company or designated Affiliate will, on a date or dates specified in the Offering which coincides with the day on which such person becomes an eligible employee or occurs thereafter, receive a right under that Offering, which right shall thereafter be deemed to be a part of that Offering. Such right shall have the same characteristics as any rights originally granted under that Offering, as described herein, except that:

(i) the date on which such right is granted shall be the “Offering Date” of such right for all purposes, including determination of the exercise price of such right;

(ii) the Offering Period (as defined below) for such right shall begin on its Offering Date and end coincident with the end of such Offering;

(iii) the Offering Date shall constitute the beginning of a Purchase Period; and

(iv) the Board or the Committee may provide that if such person first becomes an eligible employee within a specified period of time before the end of the Offering Period (as defined below) for such Offering, he or she will not receive any right under that Offering.

(c) No employee shall be eligible for the grant of any rights under the Plan if, immediately after any such rights are granted, such employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Affiliate. For purposes of this subparagraph 5(c), the rules of Section 424(d) of the Code shall apply in determining the stock ownership of any employee, and stock which such employee may purchase under all outstanding rights and options shall be treated as stock owned by such employee.

(d) An eligible employee may be granted rights under the Plan only if such rights, together with any other rights granted under “employee stock purchase plans” of the Company and any Affiliates, as specified by Section 423(b)(8) of the Code, do not permit such employee’s rights to purchase stock of the Company or any Affiliate to accrue at a rate which exceeds twenty-five thousand dollars ($25,000) of fair market value of such stock (determined at the time such rights are granted) for each calendar year in which such rights are outstanding at any time.

(e) Officers of the Company and any designated Affiliate shall be eligible to participate in Offerings under the Plan, provided, however, that the Board may provide in an Offering that certain employees who are highly compensated employees within the meaning of Section 423(b)(4)(D) of the Code shall not be eligible to participate.

6. Rights; Purchase Price.

(a) On each Offering Date, each eligible employee, pursuant to an Offering made under the Plan, shall be granted the right to purchase the number of shares of Common Stock of the Company purchasable with up to fifteen percent (15%) (or such lower percentage as the Board determines for a particular Offering) of such employee’s Earnings (as defined in Section 7(a)) during the period which begins on the Offering Date (or such later date as the Board determines for a particular Offering) and ends on the date stated in the Offering, which date shall be no more than twenty-seven (27) months after the Offering Date (the “Offering Period”). In connection with each Offering made under this Plan, the Board or the Committee shall specify a maximum number of shares which may be purchased by any employee as well as a maximum aggregate number of shares which may be purchased by all eligible employees pursuant to such Offering. Each Offering Period may contain more than one Exercise Date (as defined in the Offering) in which case there will be multiple “Purchase Periods,” the first commencing with the Offering Date and ending with the first Exercise Date of that Offering and subsequent ones commencing with the first day following the immediately preceding Exercise Date and ending with the next Exercise Date of that Offering. Where an Offering contains more than one Exercise Date, the Board or the Committee may specify a maximum aggregate number of shares which may be purchased by all eligible employees on any given Exercise Date under the Offering. If the aggregate purchase of shares upon exercise of rights granted under the Offering would exceed any such maximum aggregate number, the Board or the Committee shall make a pro rata allocation of the shares available in as nearly a uniform manner as shall be practicable and as it shall deem to be equitable.

(b) In connection with each Offering made under the Plan, the Board or the Committee may specify a maximum number of shares that may be purchased by any employee as well as a maximum aggregate number of shares that may be purchased by all eligible employees pursuant to such Offering. In addition, in connection with each Offering that contains more than one Purchase Date, the Board or the Committee may specify a maximum aggregate number of shares which may be purchased by all eligible employees on any given Purchase Date under the Offering. If the aggregate purchase of shares upon exercise of rights granted under the Offering would exceed any such maximum aggregate number, the Board or the Committee shall make a pro rata allocation of the shares available in as nearly a uniform manner as shall be practicable and as it shall deem to be equitable.

(c) The purchase price of stock acquired pursuant to rights granted under the Plan shall be not less than the lesser of:

(i) an amount equal to eighty-five percent (85%) of the Fair Market Value of the stock on the Offering Date; or

(ii) an amount equal to eighty-five percent (85%) of the Fair Market Value of the stock on the Exercise Date.

(d) As of any date, “Fair Market Value” is defined as the closing sales price for the Company’s stock (or the closing bid, if no sales were reported) on such day as quoted on The Nasdaq Stock Market or as reported by such other source as the Board deems reliable. If there are no quotations for the relevant day, “Fair Market Value” is defined with reference to the most recent preceding date on which there are quotations.

7. Participation; Withdrawal; Termination.

(a) An eligible employee may become a participant in an Offering by accessing the Third Party Administrator’s website and electronically enrolling within the time specified in the Offering. During such enrollment process, the employee shall authorize payroll deductions of up to fifteen percent (15%) (or such lower percentage as the Board determines for a particular Offering) of such employee’s Earnings during the Offering Period. “Earnings” is defined as an employee’s total compensation, including all salary, wages and other remuneration paid to an employee (including amounts elected to be deferred under any cash or deferred arrangement or cafeteria plan established by the Company pursuant to Sections 401(k) and 125, respectively, of the Code and excluding amounts elected to be deferred under any nonqualified deferred compensation plan established by the Company and referral pay which is paid in recognition of referring an employee candidate), overtime pay, commissions, bonuses, profit sharing, any special payments for extraordinary services, provided, however, that the Board in its sole discretion may limit the above definition from time to time with respect to each Offering. The payroll deductions made for each participant shall be credited to an account for such participant under the Plan and shall be deposited with the general funds of the Company. A participant may reduce, increase or begin such payroll deductions after the beginning of any Offering Period only as provided for in the Offering. A participant may make additional payments into his or her account only if specifically provided for in the Offering and only if the participant has not had the maximum amount withheld during the Offering Period.

(b) At any time during an Offering Period a participant may terminate his or her payroll deductions under the Plan and withdraw from the Offering by accessing the Third Party Administrator’s website and electronically electing to withdraw. Such withdrawal may be elected at any time prior to the end of the Purchase Period. Upon such withdrawal from the Offering by a participant, the Company shall distribute to such participant all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire stock for the participant) under the Offering, without interest unless the terms of the Offering specifically so provide, and such participant’s interest in that Offering shall be automatically terminated. A participant’s withdrawal from an Offering will have no effect upon such participant’s eligibility to participate in any other future Offerings under the Plan but such participant will be required to electronically re-enroll in order to participate in subsequent Offerings under the Plan.

(c) Rights granted pursuant to any Offering under the Plan shall terminate immediately upon cessation of any participating employee’s employment with the Company or an Affiliate, for any reason, and the Company shall distribute to such terminated employee all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire stock for the terminated employee), under the Offering, without interest unless the terms of the Offering specifically so provide.

(d) Rights granted under the Plan shall not be transferable by a participant otherwise than by will or the laws of descent and distribution, or by a beneficiary designation as provided in paragraph 14 and, otherwise during his or her lifetime, shall be exercisable only by the person to whom such rights are granted.

8. Exercise.

(a) On each exercise date, as defined in the relevant Offering (an “Exercise Date”), each participant’s accumulated payroll deductions (without any increase for interest unless the terms of the Offering specifically so provide) will be applied to the purchase of whole shares of stock of the Company, up to the maximum number of shares permitted pursuant to the terms of the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional shares shall be issued upon the exercise of rights granted under the Plan. The amount, if any, of accumulated payroll deductions remaining in each participant’s account after the purchase of shares which is less than the amount required to purchase one share of stock on the final Exercise Date of an Offering shall be held in each such participant’s account for the purchase of shares under the next Offering under the Plan, unless such participant withdraws from such next Offering, as provided in subparagraph 7(b), or is no longer eligible to be granted rights under the Plan, as provided in paragraph 5, in which case such amount shall be distributed to the participant after said final Exercise Date, without interest unless the terms of the Offering specifically so provide. The amount, if any, of accumulated payroll deductions remaining in any participant’s account after the purchase of shares which is equal to the amount required to purchase whole shares of stock on the final Exercise Date of an Offering shall be distributed in full to the participant after such Exercise Date, without interest.

(b) No rights granted under the Plan may be exercised to any extent unless the Plan (including rights granted thereunder) is covered by an effective registration statement pursuant to the Securities Act of 1933, as amended (the “Securities Act”). If on an Exercise Date of any Offering hereunder the Plan is not so registered, no rights granted under the Plan or any Offering shall be exercised on said Exercise Date and all payroll deductions accumulated during the purchase period (reduced to the extent, if any, such deductions have been used to acquire stock) shall be distributed to the participants, without interest unless the terms of the Offering specifically so provide.

(c) Shares of stock of the Company that are purchased may be registered in the name of the participant or jointly in the name of the participant and his or her spouse as joint tenants with right of survivorship or community property.

9. Covenants Of The Company.

(a) During the terms of the rights granted under the Plan, the Company shall keep available at all times the number of shares of stock required to satisfy such rights.

(b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the rights granted under the Plan. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such rights unless and until such authority is obtained.

10. Accumulated Payroll Deductions.    A participant’s accumulated payroll deductions are part of the general funds of the Company and do not earn interest.

11. Rights As A Stockholder.    A participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to rights granted under the Plan unless and until certificates representing such shares shall have been issued.

12. Adjustments Upon Changes In Stock.

(a) If any change is made in the stock subject to the Plan, or subject to any rights granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Plan and outstanding rights will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan and the class(es) and number of shares and price per share of stock subject to outstanding rights.

(b) In the event of: (1) a dissolution or liquidation of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation; (3) a reverse merger in which the Company is the surviving corporation but the shares of the Company’s Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (4) any other capital reorganization in which more than fifty percent (50%) of the shares of the Company entitled to vote are exchanged, then, as determined by the Board in its sole discretion (i) any surviving corporation may assume outstanding rights or substitute similar rights for those under the Plan, (ii) such rights may continue in full force and effect, or (iii) participants’ accumulated payroll deductions may be used to purchase Common Stock immediately prior to the transaction described above and the participants’ rights under the ongoing Offering terminated.

13. Amendment Of The Plan.

(a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in paragraph 12 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company within twelve (12) months before or after the adoption of the amendment, where the amendment will:

(i) Increase the number of shares reserved for rights under the Plan;

(ii) Modify the provisions as to eligibility for participation in the Plan (to the extent such modification requires stockholder approval in order for the Plan to obtain employee stock purchase plan treatment under Section 423 of the Code or to comply with the requirements of Rule 16b-3 promulgated under the Exchange Act of 1934, as amended ( the “Exchange Act”)); or

(iii) Modify the Plan in any other way if such modification requires stockholder approval in order for the Plan to obtain employee stock purchase plan treatment under Section 423 of the Code or to comply with the requirements of Rule 16b-3 promulgated under the Exchange Act or any Nasdaq or securities exchange listing requirements.

The Board may, in its sole discretion, submit any other amendment to the Plan for stockholder approval. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to employee stock purchase plans and/or to bring the Plan and/or rights granted under it into compliance therewith.

(b) Rights and obligations under any rights granted before amendment of the Plan shall not be altered or impaired by any amendment of the Plan, except with the consent of the person to whom such rights were granted or except as necessary to comply with any laws or governmental regulations or to ensure that the Plan and/or rights granted under the Plan comply with the requirements of Section 423 of the Code.

14. Designation Of Beneficiary.

(a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to the end of an Offering but prior to delivery to the participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death during an Offering.

(b) The participant may change such designation of beneficiary at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

15. Termination Or Suspension Of The Plan.

(a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate ten (10) years from the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No rights may be granted under the Plan while the Plan is suspended or after it is terminated.

(b) Rights and obligations under any rights granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except as expressly provided in the Plan or with the consent of the person to whom such rights were granted, or except as necessary to comply with any laws or governmental regulation or to ensure that the Plan and/or rights granted under the Plan comply with the requirements of Section 423 of the Code.

16. Effective Date Of Plan.    The Plan shall become effective as determined by the Board, but no rights granted under the Plan shall be exercised unless and until the stockholders of the Company have approved the Plan.

PROXY

GILEAD SCIENCES, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 9, 2007

The undersigned hereby appoints John C. Martin and John F. Milligan, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Gilead Sciences, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders Sciences, Inc. to be held at the Westin San Francisco Airport, 1 Old Bayshore Highway, Millbrae, California 94030 on Wednesday, May 9, 2007 at 10:00 a.m. local time, and at any and all continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

^ FOLD AND DETACH HERE ^

You can now access your Gilead Sciences, Inc. account online.

Access your Gilead Sciences, Inc. stockholder account online via Investor ServiceDirect® (ISD).

Mellon Investor Services LLC, Transfer Agent for Gilead Sciences, Inc., now makes it easy and convenient to get current information on your stockholder account.

• View account status • View certificate history • View book-entry information • Establish/change your PIN	• View payment history for dividends • Make address changes • Obtain a duplicate 1099 tax form

Visit us on the web at http://www.melloninvestor.com

For Technical Assistance Call 1-877-978-7778 between

9am-7pm Eastern Time Monday-Friday

Investor ServiceDirect® is a registered trademark of Mellon Investor Services LLC

Mark here for Address Change or Comments	☐
PLEASE SEE REVERSE SIDE

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1, AND FOR PROPOSALS 2, 3 AND 4 AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW.

		FOR	WITHHELD FOR ALL

ITEM 1—To elect ten directors to serve for the next year and until their successors are elected.		☐	☐

Nominees: 01 Paul Berg 02 John F. Cogan 03 Etienne F. Davignon 04 James M. Denny 05 Carla A. Hills	06 John W. Madigan 07 John C. Martin 08 Gordon E. Moore 09 Nicholas G. Moore 10 Gayle E. Wilson

To withhold authority to vote for any nominee(s), write such nominee(s)’ name(s) below:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 2, 3 AND 4
		FOR	AGAINST	ABSTAIN

ITEM 2— To ratify the selection of Ernst & Young LLP by the Audit Committee of the Board of Directors as the independent registered public accounting firm of Gilead for the fiscal year ending December 31, 2007.		☐	☐	☐
		FOR	AGAINST	ABSTAIN

ITEM 3— To approve the proposed amendment to Gilead’s 2004 Equity Incentive Plan.		☐	☐	☐
		FOR	AGAINST	ABSTAIN

ITEM 4— To approve the proposed amendment to Gilead’s Employee Stock Purchase Plan.		☐	☐	☐

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person. Please vote, date, sign and promptly return this proxy in the enclosed return envelope that is postage prepaid if mailed in the United States.

Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

^ FOLD AND DETACH HERE ^

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time on May 8, 2007

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.proxyvoting.com/gild		Telephone (866) 540-5760		Mail

Mark, sign and date
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Use any touch tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,

you do NOT need to mail back your proxy card.

You can view the Annual Report and Proxy Statement

on the Internet at http://www.investors.gilead.com